                                                                  Execution Copy

                      =====================================

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                      ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                 Master Servicer

                                       and

                      ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                Special Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1999

                       Mortgage Pass-Through Certificates

                                 Series 1999-C1

                      =====================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Defined Terms....................................................3
  Accrued Certificate Interest.................................................3
  Accrued Component Interest...................................................3
  Acquisition Date.............................................................3
  Additional Information.......................................................3
  Additional Interest..........................................................3
  Additional Interest Distribution Account.....................................3
  Additional Interest Rate.....................................................3
  Additional Trust Fund Expense................................................4
  Advance......................................................................4
  Adverse REMIC Event..........................................................4
  Affiliate....................................................................4
  Agreement....................................................................4
  Anticipated Repayment Date...................................................4
  Appraisal....................................................................4
  Appraisal Reduction..........................................................4
  Appraisal Reduction Amount...................................................5
  Appraisal Reduction Event....................................................5
  Appraised Value..............................................................6
  ARD Mortgage Loans...........................................................6
  Asset Status Report..........................................................6
  Assignment of Leases.........................................................6
  Assumed Scheduled Payment....................................................6
  Authenticating Agent.........................................................6
  Available Distribution Amount................................................7
  Balloon Mortgage Loan........................................................7
  Balloon Payment..............................................................7
  Bankruptcy Code..............................................................7
  Book-Entry Certificate.......................................................7
  Breach.......................................................................7
  Business Day.................................................................7
  CERCLA.......................................................................7
  Certificate..................................................................8
  Certificate Account..........................................................8
  Certificate Deferred Interest................................................8
  Certificate..................................................................8

  Certificate Notional Amount..................................................8
  Certificate Owner............................................................8
  Certificate Principal Balance................................................8
  Certificate Register.........................................................8
  Certificate Registrar........................................................8
  Certificateholder............................................................8
  Class........................................................................9
  Class A-1 Certificate........................................................9
  Class A-2 Certificate........................................................9
  Class B Certificate..........................................................9
  Class C Certificate..........................................................9
  Class D Certificate..........................................................9
  Class E Certificate.........................................................10
  Class F Certificate.........................................................10
  Class G Certificate.........................................................10
  Class H Certificate.........................................................10
  Class IO Certificate........................................................10
  Class J Certificate.........................................................10
  Class K Certificate.........................................................10
  Class Principal Balance.....................................................10
  Class R-I Certificate.......................................................10
  Class R-II Certificate......................................................11
  Class R-III Certificate.....................................................11
  Closing Date................................................................11
  CMSA Loan Periodic Report...................................................11
  CMSA Property File Report...................................................11
  Code........................................................................11
  Collection Period...........................................................11
  College Square Loan.........................................................11
  Comparative Financial Status Report.........................................11
  Component...................................................................11
  Component Notional Amount...................................................12
  Control Person":............................................................12
  Controlling Class...........................................................12
  Controlling Class Representative............................................12
  Corporate Trust Office......................................................12
  Corrected Mortgage Loan.....................................................12
  Custodian...................................................................12
  Cut-off Date................................................................12
  Cut-off Date Balance........................................................12
  DCR.........................................................................12
  Debt Service Coverage Ratio.................................................13
  Defaulted Mortgage Loan.....................................................13
  Defeasance Collateral.......................................................13

  Defeasance Loan.............................................................13
  Definitive Certificate......................................................13
  Delinquent Loan Status Report...............................................13
  Depositor...................................................................13
  Depository..................................................................13
  Depository Participant......................................................14
  Determination Date..........................................................14
  Directly Operate............................................................14
  Disqualified Organization...................................................14
  Distributable Certificate Interest..........................................14
  Distribution Account........................................................15
  Distribution Date...........................................................15
  Distribution Date Statement.................................................15
  Document Defect.............................................................15
  Due Date....................................................................15
  Eligible Account............................................................15
  Environmental Assessment....................................................16
  ERISA.......................................................................16
  Escrow Payment..............................................................16
  Event of Default............................................................16
  Exchange Act................................................................16
  FDIC........................................................................16
  FHLMC.......................................................................16
  Final Recovery Determination................................................16
  FNMA........................................................................16
  Hazardous Materials.........................................................16
  Historical Loan Modification Report.........................................16
  Historical Loss Estimate Report.............................................17
  Holder......................................................................17
  HUD-Approved Servicer.......................................................17
  Impound Reserve.............................................................17
  Independent.................................................................17
  Independent Appraiser.......................................................17
  Independent Contractor......................................................17
  Insurance Policy............................................................18
  Insurance and Condemnation Proceeds.........................................18
  Interest Reserve Account....................................................18
  Interested Person...........................................................18
  Investment Account..........................................................18
  Issue Price.................................................................18
  Late Collections............................................................18
  Liquidation Event...........................................................19
  Liquidation Fee.............................................................19
  Liquidation Fee Rate........................................................19

  Liquidation Proceeds........................................................19
  Loan-to-Value Ratio.........................................................19
  Majority Subordinate Certificateholder......................................20
  Master Servicer.............................................................20
  Master Servicing Fee........................................................20
  Master Servicing Fee Rate...................................................20
  Merrill Lynch...............................................................20
  Monthly Payment.............................................................20
  Moody's.....................................................................20
  Mortgage....................................................................20
  Mortgage Deferred Interest..................................................20
  Mortgage File...............................................................21
  Mortgage Loan...............................................................22
  Mortgage Loan Purchase Agreements...........................................22
  Mortgage Loan Schedule......................................................22
  Mortgage Loan Seller........................................................23
  Mortgage Note...............................................................23
  Mortgage Pool...............................................................23
  Mortgage Rate...............................................................23
  Mortgaged Property..........................................................23
  Mortgagor...................................................................23
  Net Aggregate Prepayment Interest Shortfall.................................23
  Net Investment Earnings.....................................................24
  Net Investment Loss.........................................................24
  Net Mortgage Rate...........................................................24
  Net Operating Income........................................................24
  New Lease...................................................................24
  NOI Adjustment Worksheet....................................................24
  Nonrecoverable Advance......................................................24
  Non-Registered Certificate..................................................25
  Non-United States Person....................................................25
  Officers' Certificate.......................................................25
  Operating Statement Analysis................................................25
  Opinion of Counsel..........................................................25
  Original Component Notional Amount..........................................25
  Original Class Principal Balance............................................25
  ORIX........................................................................25
  ORIX Loans..................................................................25
  OTS.........................................................................25
  Ownership Interest..........................................................25
  Pass-Through Rate...........................................................26
  PaineWebber.................................................................26
  Paying Agent................................................................26
  Penalty Charges.............................................................26

  Percentage Interest.........................................................26
  Percentage Premium..........................................................26
  Permitted Investments.......................................................27
  Permitted Transferee........................................................28
  Person......................................................................28
  P&I Advance.................................................................28
  P&I Advance Date............................................................29
  Plan........................................................................29
  Plurality Residual Certificateholder........................................29
  Prepayment Assumption.......................................................29
  Prepayment Interest Excess..................................................29
  Prepayment Interest Shortfall...............................................29
  Prepayment Premium..........................................................29
  Prime Rate..................................................................29
  Principal Distribution Amount...............................................30
  Principal Prepayment........................................................31
  Prospectus..................................................................31
  Prospectus Supplement.......................................................31
  Purchase Price..............................................................31
  Qualified Insurer...........................................................31
  Qualified Substitute Mortgage Loan..........................................32
  Rated Final Distribution Date...............................................32
  Rating Agency...............................................................32
  Realized Loss...............................................................33
  Record Date.................................................................33
  Registered Certificate......................................................33
  Regular Certificate.........................................................33
  Reimbursement Rate..........................................................33
  Remaining Cash Flow.........................................................33
  REMIC.......................................................................33
  REMIC I.....................................................................34
  REMIC I Remittance Rate.....................................................34
  REMIC II....................................................................34
  REMIC II Regular Interest...................................................34
  REMIC II Remittance Rate....................................................34
  REMIC III...................................................................34
  REMIC III Certificate.......................................................35
  REMIC Administrator.........................................................35
  REMIC Provisions............................................................35
  Rents from Real Property....................................................35
  REO Account.................................................................35
  REO Acquisition.............................................................35
  REO Disposition.............................................................35
  REO Extension...............................................................35

  REO Loan....................................................................35
  REO Property................................................................36
  REO Revenues................................................................36
  REO Tax.....................................................................36
  REO Status Report...........................................................36
  Request for Release.........................................................36
  Reserve Account.............................................................36
  Reserve Funds...............................................................36
  Residual Certificate........................................................36
  Responsible Officer.........................................................36
  Retained Fee................................................................37
  Retained Fee Rate...........................................................37
  Revised Rate................................................................37
  Scheduled Payment...........................................................37
  Securities Act..............................................................37
  Senior Certificate..........................................................37
  Sequential Pay Certificate..................................................37
  Servicing Account...........................................................37
  Servicing Advances..........................................................37
  Servicing File..............................................................38
  Servicing Officer...........................................................38
  Servicing Standard..........................................................38
  Servicing Transfer Event....................................................38
  Single Certificate..........................................................39
  Special Servicer............................................................39
  Special Servicing Fee.......................................................39
  Special Servicing Fee Rate..................................................39
  Specially Serviced Mortgage Loan............................................39
  Standard & Poor's...........................................................39
  Startup Day.................................................................40
  State and Local Taxes.......................................................40
  Stated Maturity Date........................................................40
  Stated Principal Balance....................................................40
  Subordinated Certificate....................................................40
  Sub-Servicer................................................................40
  Sub-Servicing Agreement.....................................................40
  Substitution Shortfall Amount...............................................41
  Tax Matters Person..........................................................41
  Tax Returns.................................................................41
  Transfer....................................................................41
  Transferee..................................................................41
  Transferor..................................................................41
  Trust Fund..................................................................41
  Trustee.....................................................................41

  Trustee Fee.................................................................41
  Trustee Fee Rate............................................................42
  Trustee Liability...........................................................42
  UCC.........................................................................42
  UCC Financing Statement.....................................................42
  Uncertificated Accrued Interest.............................................42
  Uncertificated Distributable Interest.......................................42
  Uncertificated Principal Balance............................................42
  Underwriter.................................................................43
  Uninsured Cause.............................................................43
  United States Person........................................................43
  USAP........................................................................43
  Voting Rights...............................................................43
  Watch List..................................................................43
  Weighted Average Effective REMIC I Remittance Rate..........................44
  Withheld Amounts............................................................44
  Workout Fee.................................................................44
  Workout Fee Rate............................................................44
  Yield Maintenance Charge....................................................44

                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
                AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans....................................45
SECTION 2.02. Acceptance of the Trust Fund by Trustee.........................46
SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage
                Loans for Document Defects and Breaches of Representations
                and Warranties................................................47
SECTION 2.04. Representations and Warranties of Depositor.....................49
SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                Certificates; Creation of REMIC I Regular Interests...........51
SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC
                II by Trustee.................................................51
SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                Certificates..................................................52
SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC
                III by Trustee................................................52
SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                Certificates .................................................52

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Master Servicer to Act as Master Servicer; Special
                Servicer to Act as Special Servicer; Administration of the
                Mortgage Loans.............................................. .53
SECTION 3.02. Collection of Payments..........................................55
SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts............................................56
SECTION 3.04. The Certificate Account, the Additional Interest
                Distribution Account and the Distribution Account.............58
SECTION 3.05. Permitted Withdrawals From the Certificate Account and the
                Distribution Account..........................................61
SECTION 3.06. Investment of Funds in the Certificate Account, Additional
                Interest Distribution Account and REO Accounts................65
SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and
                Fidelity Coverage.............................................66
SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements.......70
SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required Appraisals..71
SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.................76
SECTION 3.11. Servicing Compensation..........................................76
SECTION 3.12. Inspections; Collection of Financial Statements.................79
SECTION 3.13. Annual Statement as to Compliance...............................82
SECTION 3.14. Reports by Independent Public Accountants.......................82
SECTION 3.15. Access to Certain Information...................................83
SECTION 3.16. Title to REO Property; REO Account..............................84
SECTION 3.17. Management of REO Property......................................86
SECTION 3.18. Sale of Defaulted Mortgage Loans and REO Properties.............88
SECTION 3.20. Modifications, Waivers, Amendments and Consents.................91
SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                Servicer; Record Keeping; Asset Status Report.................96
SECTION 3.22. Sub-Servicing Agreements.......................................100
SECTION 3.23. Representations and Warranties of the Master Servicer..........103
SECTION 3.24. Representations and Warranties of the Special Servicer.........105
SECTION 3.25. Interest Reserve Account.......................................107

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions..................................................107
SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic Update
                Report.......................................................117

SECTION 4.03. P&I Advances...................................................122
SECTION 4.04. Allocation of Realized Losses, Additional Trust Fund Expenses
                and Appraisal Reductions.....................................124
SECTION 4.05. Calculations...................................................125
SECTION 4.06. Use of Agents..................................................125
SECTION 4.07. Certificate Deferred Interest..................................126

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01. The Certificates...............................................128
SECTION 5.02. Registration of Transfer and Exchange of Certificates..........128
SECTION 5.03. Book-Entry Certificates........................................133
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates..............134
SECTION 5.05. Persons Deemed Owners..........................................135

                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
                SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer...135
SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master
                Servicer or Special Servicer.................................135
SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
                Special Servicer.............................................136
SECTION 6.04. Resignation of Master Servicer and the Special Servicer;
                Assignment of Rights and Obligations.........................137
SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer
                and the Special Servicer.....................................138
SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate
                with Trustee.................................................138
SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with Master
                Servicer.....................................................138
SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with Special
                Servicer.....................................................138
SECTION 6.09. Designation of Special Servicer by the Controlling Class.......139
SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate..140
SECTION 6.11. The Controlling Class Representative...........................140

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01. Events of Default..............................................142
SECTION 7.02. Trustee to Act; Appointment of Successor.......................145
SECTION 7.03. Notification to Certificateholders.............................147
SECTION 7.04. Waiver of Events of Default....................................147
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default...........148

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee..............................................148
SECTION 8.02. Certain Matters Affecting Trustee..............................149
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates
                or Mortgage Loans............................................151
SECTION 8.04. Trustee May Own Certificates...................................151
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.......151
SECTION 8.06. Eligibility Requirements for Trustee...........................152
SECTION 8.07. Resignation and Removal of Trustee.............................152
SECTION 8.08. Successor Trustee..............................................154
SECTION 8.09. Merger or Consolidation of Trustee.............................154
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee..................154
SECTION 8.11. Appointment of Custodians......................................155
SECTION 8.12. Appointment of Authenticating Agents...........................156
SECTION 8.13. Appointment of Paying Agent....................................157
SECTION 8.14. Appointment of REMIC Administrators............................158
SECTION 8.15. Access to Certain Information..................................158
SECTION 8.16. Representations, Warranties and Covenants of Trustee...........159
SECTION 8.17. Reports to the Securities and Exchange Commission; Available
                Information..................................................160

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                Loans .......................................................161
SECTION 9.02. Additional Termination Requirements............................164

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

SECTION 10.01. REMIC Administration..........................................165

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment.....................................................169
SECTION 11.02. Recordation of Agreement; Counterparts........................170
SECTION 11.03. Limitation on Rights of Certificateholders....................171
SECTION 11.04. Governing Law.................................................172
SECTION 11.05. Notices.......................................................172
SECTION 11.06. Severability of Provisions....................................172
SECTION 11.07. Grant of a Security Interest..................................173
SECTION 11.08. Successors and Assigns; Beneficiaries.........................173
SECTION 11.09. Article and Section Headings..................................173
SECTION 11.10. Notices to and From Rating Agencies...........................173
SECTION 11.11. Complete Agreement............................................175

                                    EXHIBITS

  Exhibit Description              Exhibit No.              Section Reference
  -------------------              -----------              -----------------

Form of Class A-1 Certificate           A-1           Section 1.01 Definition
                                                      of "Class A-1
                                                      Certificate"

Form of Class A-2 Certificate           A-2           Section 1.01 Definition
                                                      of "Class A-2
                                                      Certificate"

Form of Class IO Certificate            A-3           Section 1.01 Definition
                                                      of "Class IO Certificate"

Form of Class B Certificate             A-4           Section 1.01 Definition
                                                      of "Class B Certificate"

Form of Class C Certificate             A-5           Section 1.01 Definition
                                                      of "Class C Certificate"

Form of Class D Certificate             A-6           Section 1.01 Definition
                                                      of "Class D Certificate"

Form of Class E Certificate             A-7           Section 1.01 Definition
                                                      of "Class E Certificate"

Form of Class F Certificate             A-8           Section 1.01 Definition
                                                      of "Class F Certificate"

Form of Class G Certificate             A-9           Section 1.01 Definition
                                                      of "Class G Certificate"

Form of Class H Certificate             A-10          Section 1.01 Definition
                                                      of "Class H Certificate"

Form of Class J Certificate             A-11          Section 1.01 Definition
                                                      of "Class J Certificate"

Form of Class K Certificates            A-12          Section 1.01 Definition
                                                      of "Class K Certificate"

Form of Class R-I Certificate           A-13          Section 1.01 Definition
                                                      of "Class R-I
                                                      Certificate"

Form of Class R-II Certificate          A-14          Section 1.01 Definition
                                                      of "Class R-II
                                                      Certificate"

  Exhibit Description              Exhibit No.              Section Reference
  -------------------              -----------              -----------------

Form of Class R-III Certificate        A-15           Section 1.01 Definition
                                                      of "Class R-III
                                                      Certificate"

Mortgage Loan Schedule                  B             Section 1.01 Definition
                                                      of "Mortgage Loan
                                                      Schedule"

Form of                                 C             Section 2.02(a)
Schedule of Exceptions to
Mortgage File Delivery

Form of Master Servicer                D-1            Section 1.01 Definition
Request for Release                                   of "Request for
                                                      Release";
                                                      Section 2.03(b); Section
                                                      3.10(a); and Section
                                                      3.10(b)

Form of Special Servicer               D-2            Section 1.01 Definition
Request for Release                                   of "Request for
                                                      Release"; Section 3.10(b)

Calculation of NOI/Debt                E-1            Section 1.01 Definition
Service Coverage Ratios                               of "Net Operating
                                                      Income"; Section 3.12(b)

Form of Transferor Certificate         F-1            Section 5.02(b)

Form of Transferee Certificate         F-2            Section 5.02(b)
for QIBs

Form of Transferee Certificate         F-3            Section 5.02(b)
for Non-QIBs

Form of Transferee Letter for           G             Section 5.02(c)
Transfers of Subordinated
Certificates to Non-Plan
Entities

Form of Transfer Affidavit and          H-1           Section 5.02(d)(i)(B)
Agreement regarding Class R-I,
R-II and R-III Certificates

Form of Transferor Certificate          H-2           Section 5.02(d)(i)(D)
regarding Class R-I, R-II and
R-III Certificates

Form of Notice and                      I-1           Section 6.09
Acknowledgment

  Exhibit Description              Exhibit No.              Section Reference
  -------------------              -----------              -----------------

Form of Acknowledgment of               I-2           Section 6.09
Proposed Special Servicer

Distribution Date Statement             J             Section 4.02(a)

Form of Schedule of                     K             Section 4.02(a)
Certificateholders

Form of CMSA Property File              L             Section 3.12(c)
Report

Form of Comparative Financial           M             Section 3.12(b) and
Status Report                                         3.12(c)

Form of REO Status Report               N             Section 3.12(b) and
                                                      3.12(c)

Form of Watch List                      O             Section 3.12(b) and
                                                      3.12(c)

Form of Delinquent Loan Status          P             Section 3.12(b) and
Report                                                3.12(c)

Form of Historical Loan                 Q             Section 3.12(b) and
Modification Report                                   3.12(c)

Form of Historical Loss                 R             Section 3.12(b) and
Estimate Report                                       3.12(c)

Form of NOI Adjustment                  S             Section 3.12(b) and
Worksheet                                             3.12(c)

Form of Operating Statement             T             Section 3.12(b) and
Analysis Report                                       3.12(c)

Form of CMSA Loan Periodic              U             Section 4.02(b)
Update Report

Form  of Confirmation                   V             Section 3.15
Certificate  Request by
Beneficial Holder or
Prospective Purchaser

Form of Lost Note Affidavit             W             Definition of  Mortgage
and Indemnity  File

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of November 1, 1999, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, ORIX REAL ESTATE CAPITAL MARKETS, LLC, as Master Servicer, ORIX REAL ESTATE CAPITAL MARKETS, LLC, as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans and a portion of the interest payments thereon (other than Additional Interest on the ARD Mortgage Loans), as well as certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Each REMIC I Regular Interest will relate to one of the Mortgage Loans (including the ARD Mortgage Loans) that are included in REMIC I. Each such REMIC I Regular Interest will have a remittance rate equal to the unmodified Net Mortgage Rate of the Mortgage Loan to which such REMIC I Regular Interest relates and an initial Uncertificated Principal Balance equal to the Cut-Off Date Balance of the Mortgage Loan to which such REMIC I Regular Interest relates.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The REMIC II Remittance Rate with respect to each Class of REMIC II Regular Interests will be calculated in accordance with the definition of "REMIC II Remittance Rate". The initial Uncertificated Principal Balance of each Class of the REMIC II Regular Interests will equal the Original Class Principal Balance of the corresponding Class of the REMIC III Certificates described below. None of such REMIC II Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC II Regular Interests and all of the Additional Interest that is payable with respect to the ARD Mortgage Loans as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates (other than the Class IO Certificates) and each of the Components of the Class IO Certificates will be designated as a separate "regular interest" in REMIC III for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class designation of each Class of the REMIC III Certificates other than the Class IO Certificates and the Class R-III Certificates, the corresponding Class of REMIC II Regular Interests, the corresponding Component of the Class IO Certificates and the Original Class Principal Balance for each Class of the Regular Certificates other than the Class IO Certificates.

                     Corresponding
                       Class of
      Class            REMIC II         Corresponding        Original Class
   Designation     Regular Interests      Component         Principal Balance
   -----------     -----------------      ---------         -----------------

   Class A-1               P                IO-A1             $  97,600,000
   Class A-2               Q                IO-A2             $ 337,847,000
   Class B                 R                IO-B              $  32,584,000
   Class C                 S                IO-C              $  26,660,000
   Class D                 T                IO-D              $   8,887,000
   Class E                 U                IO-E              $  20,735,000
   Class F                 V                IO-F              $   7,406,000
   Class G                 W                IO-G              $  23,698,000
   Class H                 X                IO-H              $  20,735,000
   Class J                 Y                IO-J              $   2,963,000
   Class K                 Z                IO-K              $  13,330,159

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date and, with respect to the Class IO Certificates for any Distribution Date, the sum of Accrued Component Interest for each of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class IO Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Additional Information": As defined in Section 4.02(a).

            "Additional Interest": With respect to each of the ARD Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such ARD Mortgage Loan at the Additional Interest Rate and any interest which accrues on such interest at the Revised Rate. The Additional Interest shall be an asset of REMIC III.

            "Additional Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(c), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1, Additional Interest Distribution Account" and which must be an Eligible Account. The Additional Interest Distribution Account shall be an asset of REMIC III.

            "Additional Interest Rate": With respect to each of the ARD Mortgage Loans, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate immediately prior to the related Anticipated Repayment Date, each as set forth in the Mortgage Loan Schedule.

            "Additional Trust Fund Expense": Any of the following fees and expenses of the Trust Fund: (1) Special Servicing Fees, (2) Workout Fees, (3) Liquidation Fees, (4) in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer and the Trustee on Advances (to the extent not offset by late charges on the related Mortgage Loans and default interest), (5) any of the expenses of the Trust Fund that are reimbursed pursuant to any of clauses (viii), (ix), (xi), (xiii) and (xxi) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account, and (6) any of the expenses of the Trust Fund that are reimbursed pursuant to clause (ii) or any of clauses (iv) through
(vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided, that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(i).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to an ARD Mortgage Loan, the date upon which such ARD Mortgage Loan commences accruing interest at the Revised Rate.

            "Appraisal": An appraisal prepared by an Independent Appraiser with at least five years experience in properties of like kind and in the same area reasonably acceptable to the Master Servicer or Special Servicer, as applicable, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, an appraisal meeting the requirements of clause (b)(i)(A) or (b)(i)(B) in the definition of Appraisal Reduction.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property as determined (A) by one or more Appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer or, if required by Section 3.03(c), the Trustee as a Servicing Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over
(ii) the sum of, as of the Due Date occurring in the month of such

            Distribution Date, (1) to the extent not previously advanced by the Master Servicer or the Trustee, as applicable, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (2) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan, (3) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan, net of any amounts currently escrowed for such amounts (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee, as applicable) and (4) all accrued and unpaid Special Servicing Fees; provided, however, that, if the Special Servicer has not received the appraisal referred to in clause
(b)(i)(A) or (b)(i)(B) above within 60 days after the occurrence of an Appraisal Reduction Event as required under Section 3.09(i), then, without limiting the Special Servicer's obligation to order and obtain such Appraisal, the amount of the Appraisal Reduction shall be deemed to be an amount equal to 35% of the current Stated Principal Balance of the related Mortgage Loan until such time as such Appraisal is received, at which time the amount of the Appraisal Reduction shall be adjusted to reflect such Appraisal.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) (when used in order to determine the Appraisal Reduction Amount on an aggregate basis) an amount equal to the product of (a) one twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and (b) the sum of all Appraisal Reductions with respect to such Distribution Date or (ii) (when used in order to determine the Appraisal Reduction Amount on a Mortgage Loan-by-Mortgage Loan basis) with respect to each Mortgage Loan for such Distribution Date, an amount equal to the product of (a) one twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date. Solely for purposes of calculating the Appraisal Reduction Amount, the aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Principal Balance. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Principal Balance for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the aggregate Appraisal Reduction for such Distribution Date. The allocation referred to in the previous two sentences will not affect the Class Principal Balance of any Class of Certificates nor have any effect on determining the Controlling Class Representative.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) 30 days after the Maturity Date of any Balloon Loan if the related Balloon Payment was not made on such date; (iv) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date that results from a modification of such Mortgage Loan by the Special

Servicer becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (v) the date on which a receiver has been appointed,
(vi) the date on which the related Mortgagor declares bankruptcy and (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A-1 and Class A-2 Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal or update thereof that is contained in the related Servicing File (which may be an update of the preceding Appraisal that is not a letter update but includes a current assessment of relevant market conditions).

            "ARD Mortgage Loans": The Mortgage Loans noted as such on the Mortgage Loan Schedule, which Mortgage Loans substantially fully amortize through their respective remaining terms to maturity, but provide that if the unamortized principal amount thereof is not repaid on a specified date prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue at a higher interest rate the collection of which will be limited as hereinafter provided in this Agreement.

            "Asset Status Report": As defined in Section 3.21(e).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan following its maturity date (provided that such Mortgage Loan has not been paid in full on or before such date and no other Liquidation Event has occurred in respect thereof) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule in effect prior to its maturity date and without regard to the occurrence of its maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and
(v) with respect to the Distribution Date occurring in March, the Withheld Amount held pursuant to Section 3.25, in all cases net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Certificate Account pursuant to clauses (ii)-(xviii) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vii) of Section 3.05(b), (iii) Prepayment Premiums, (iv) any amounts deposited in the Certificate Account or the Distribution Account in error, and (v) any amounts representing Additional Interest.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Columbia, Maryland, Minneapolis, Minnesota, or the cities in which the Corporate Trust Office of the Trustee or the offices of the Master Servicer are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1999-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC, as Master Servicer for Norwest Bank Minnesota, National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1." The Certificate Account shall be an asset of REMIC I.

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Sequential Pay Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.07(a).

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance of such Class or, in the case of the Class IO Certificates, the sum of the Component Notional Amounts, and the denominator of which is the related Original Class Principal Balance or, in the case of the Class IO Certificates, the sum of the Original Component Notional Amounts.

            "Certificate Notional Amount": The sum of the Component Notional Amounts with respect to each of the Components.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder), any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained; provided, however, that, except with respect to increasing the Special Servicer's compensation or reducing the scope of its responsibilities hereunder, such restrictions will not apply to the exercise by the Special Servicer of any rights it may have as a member of the Controlling Class or to the exercise by the Controlling Class Representative of its rights even if such Certificateholder is an Affiliate of the Master Servicer or Special Servicer. Notwithstanding anything herein to the contrary, so long as there is no Event of Default with respect to the Master Servicer or the Special Servicer, the Master Servicer, Special Servicer and any Affiliates thereof shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class IO Certificate": Any one of the Certificates with a "Class IO" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of the aggregate of the Components, each of which shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class J Certificate": Any of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class Principal Balance": As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be increased by the amount of Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.07(a) and shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

            "Closing Date": November 4, 1999.

            "CMSA Loan Periodic Update Report": The monthly report in the "CMSA loan file" format substantially containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit U.

            "CMSA Property File Report": The monthly report in the "CMSA property file" format containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit L, which for each Distribution Date shall set forth certain information set forth therein as of the end of the preceding calendar month.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-Off Date) and ending on and including the related Determination Date.

            "College Square Loan": as defined in Section 3.20(m).

            "Comparative Financial Status Report": A report substantially containing the content described in Exhibit M attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as of the last day of the calendar month immediately preceding the preparation of such report, for (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller.

            "Component": Each of the eleven Components of the Class IO Certificates, and collectively, the "Components," each evidencing a separate "regular interest" in REMIC III for purposes of the REMIC Provisions and corresponding to a Class of Sequential Pay Certificates.

            "Component Notional Amount": With respect to each Component and any Distribution Date, an amount equal to the Class Principal Balance of its corresponding Class of Sequential Pay Certificates as of such Distribution Date.

            "Control Person": A "control" person within the meaning of the Securities Act.

            "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates outstanding (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 20% of the Original Class Principal Balance thereof; provided, however, that if no such Class of Certificates has a Class Principal Balance greater than 20% of its Original Class Balance, the Controlling Class shall be the Class of Sequential Pay Certificates bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 Certificates and Class A-2 Certificates shall be deemed to be a single Class of Certificates.

            "Controlling Class Representative": as defined in Section 6.11.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement and with respect to Certificate Transfer Services shall be administered, which office at the date of the execution of this Agreement is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) -- Merrill Lynch Mortgage Investors, Inc., Series 1999-C1, and (ii) for all other purposes, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS) -- Merrill Lynch Mortgage Investors, Inc., Series 1999-C1.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the proviso to the definition of "Specially Serviced Mortgage Loan".

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of a Depositor or the Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-Off Date": With respect to Mortgage Loans whose Due Dates occur on the fifth of the month, November 5, 1999, and with respect to all other Mortgage Loans, November 1, 1999.

            "Cut-Off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Scheduled Payments due on or before such date, whether or not received.

            "DCR": Duff & Phelps Credit Rating Co. or its successor in interest. If neither DCR nor any successor remains in existence, "DCR" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of DCR herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defeasance Collateral": With respect to any Defeasance Loan, non-callable United States Treasury obligations (or obligations guaranteed by the full faith and credit of the United States) which shall consist of "government securities" within the meaning of Treas. Regs. Section 1.860G-2(a)(8)(i), required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit P attached hereto setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, were current but were Specially Serviced Mortgage Loans or were in foreclosure but were not REO Property.

            "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the tenth day of the month in which such Distribution Date occurs, or if such tenth day is not a Business Day, the immediately preceding Business Day.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer or any Sub-Servicer on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because such Special Servicer or Sub-Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the sum of (a) the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued

Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date, and (b) with respect to each such Class (other than the Class IO Certificates), such Class' share of any Certificate Deferred Interest allocated in accordance with Section 4.07(a).

            "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1." The Distribution Account shall be an Asset of REMIC I.

            "Distribution Date": The later of (a) the 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following and (b) the fourth Business Day following the related Determination Date, commencing on December 15, 1999.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company (including the Trustee), and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated "AA" by Standard & Poor's, "A" by DCR (or if not rated by DCR, then rated comparably by two nationally recognized statistical ratings organizations) and "Aa3" by Moody's (if then rated by Moody's) or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated P-1 by Moody's (if then rated by Moody's), D-1 by DCR (or if not rated by DCR, then rated comparably by two nationally recognized statistical ratings organizations) and A-1 by Standard & Poor's or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies at any time such funds are on deposit therein; or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of (a) (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property, or (ii) the Servicing Standard, in the case of any other Specially Serviced Mortgage Loans, and (b) the American Society for Testing and Materials.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Master Servicer or the Special Servicer pursuant to Section 3.18(b) or by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01), that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

            "FNMA": Federal National Mortgage Association or any successor.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Historical Loan Modification Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage

Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit R attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "Holder": A Certificateholder.

            "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

            "Impound Reserve": As defined in Section 3.16(c) hereof.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Controlling Class Representative, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Controlling Class Representative, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, and (iii) is not connected with the Controlling Class Representative, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Controlling Class Representative, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Controlling Class Representative, the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, who is, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance and Condemnation Proceeds": Proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgage Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Interest Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.25 on behalf of the Certificateholders, into which the amounts set forth in Section 3.25 shall be deposited directly, and which must be an Eligible Account. The Interest Reserve Account shall be an asset of REMIC I.

            "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any Holder of a Certificate, or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the applicable provisions of the Code and Treasury Regulations promulgated thereunder.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than default interest or late payment fees, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-Off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of the predecessor

Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Master Servicer or the Special Servicer pursuant to Section 3.18(b) or by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan, with respect to which the Special Servicer receives a full, partial or discounted payoff from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full, partial or discounted payoff or the Liquidation Proceeds (net of the costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iv)-(vi) and (viii) of the definition of Liquidation Proceeds.

            "Liquidation Fee Rate": A rate equal to 1%.

            "Liquidation Proceeds": All cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Master Servicer or the Special Servicer pursuant to Section 3.18(b); (v) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;
(vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01, (vii) the sale of a Defaulted Mortgage Loan pursuant to Section 3.18(c), or (viii) the substitution of Qualified Substitute Mortgage Loan for a deleted Mortgage Loan.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Majority Subordinate Certificateholder": As of any date of determination, any Holder or Holders of Certificates entitled to greater than 50% of the Voting Rights allocated to the Controlling Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 and Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Master Servicer": ORIX Real Estate Capital Markets, LLC, its successor in interest, or any successor master servicer appointed as herein provided.

            "Master Servicing Fee": The fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each ORIX Loan, 0%, and with respect to each other Mortgage Loan, the per annum rate set forth for such Mortgage Loan under the column "Master Servicing Fee" on the Mortgage Loan Schedule.

            "Merrill Lynch": Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

            "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the rate at which interest accrues on such Mortgage Loan, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related rate of accrual over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, the Assumed Scheduled Payment, as so modified or reduced, due on such Due Date, to the extent such excess has been added to the outstanding principal balance of such Mortgage Loan.

            "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

            (i) the original executed Mortgage Note endorsed (without recourse, representation or warranty, express or implied) to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1;

            (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignment thereof, in each case with evidence of recording indicated thereon;

            (iv) (a) an original executed assignment of the Mortgage in recordable form, (b) any related assignment of Assignment of Leases (if such item is a document separate from the Mortgage) in recordable form and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Norwest Bank Minnesota, National Association as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1;

            (v) an original assignment of all unrecorded documents relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1;

            (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

            (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

            (viii) any filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in favor of

                  Norwest Bank Minnesota, National Association, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1 in recordable form.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent a Responsible Officer of the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and any Qualified Substitute Mortgage Loan from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase Agreements": Those certain Mortgage Loan Purchase Agreements, each dated as of November 1, 1999, between the Depositor and the respective Mortgage Loan Seller and relating to the transfer of the related Mortgage Loans to the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

            (i)    the Mortgage Loan number;

            (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iii)  the Cut-Off Date Balance;

            (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

            (v) the Mortgage Rate in effect at origination and as of the Cut-Off Date;

            (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

            (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

            (viii) whether the Mortgage Loan is secured by a Mortgage on a leasehold interest;

            (ix) whether the Mortgage Loan is an ARD Mortgage Loan and if so, the Anticipated Repayment Date and the Revised Rate;

            (x)    the Master Servicing Fee Rate and Retained Fee Rate;

            (xi)   the Mortgage Loan Seller;

            (xii)  the related Sub-Servicer;

            (xiii) whether such Mortgage Loan is a Defeasance Loan;

            (xiv) whether the interest accrual method for such Mortgage Loan is actual/360 or 30/360; and

            (xv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan.

            "Mortgage Loan Seller": Each of (i) Merrill Lynch Mortgage Capital Inc. or its successor in interest, (ii) Paine Webber Real Estate Securities Inc. or its successor in interest, or (iii) ORIX Real Estate Capital Markets, LLC or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate ": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to the Certificate Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to the Certificate Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of (i) the Trustee Fee Rate, (ii) the applicable Master Servicing Fee Rate and (iii) the applicable Retained Fee Rate; provided, that if the related Mortgage Rate has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, the Net Mortgage Rate for such Mortgage Loan or REO Loan shall be calculated without regard to such event; and provided further, that if interest in respect of such Mortgage Loan or REO Loan is not accrued on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of determining the REMIC I Remittance Rate for the related REMIC I Regular Interest and thereby calculating the Weighted Average Effective REMIC I Remittance Rate, the REMIC II Remittance Rate for each Class of the REMIC II Regular Interests other than the REMIC II Class ARD Regular Interest and the Pass-Through Rate for each of the Components for any Distribution Date, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference, except for the accrual periods (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March in any year.

            "Net Operating Income": As defined in and determined in accordance with the provisions of Exhibit E-1 attached hereto.

            "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Master Servicer, substantially containing the content described in Exhibit S attached hereto.

            "Nonrecoverable Advance": Any P&I Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Master Servicer or the Trustee, as applicable, that it has made a Nonrecoverable Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Depositor, in the case of the Master Servicer, and to the Depositor, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property done within the last twelve months (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance or Servicing Advance is or would be nonrecoverable.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class G, Class H, Class J, Class K, Class R-I, Class R-II or Class R-III Certificate.

            "Non-United States Person": Any Person other than a United States Person.

            "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

            "Operating Statement Analysis Report": With respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit T attached hereto.

            "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer and the Controlling Class Representative) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

            "Original Component Notional Amount": With respect to each Component, the initial Component Notional Amount thereof as of the Closing Date equal to the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates as of the Closing Date.

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "ORIX": ORIX Real Estate Capital Markets, LLC.

            "ORIX Loans": Each of the Mortgage Loans purchased by the Depositor from ORIX Real Estate Capital Markets, LLC., as indicated on the Mortgage Loan Schedule.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": For any Distribution Date, with respect to:

            (i) the Class A-1 and Class A-2 Certificates, 7.37% and 7.56% , respectively;

            (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, the lesser of (a) 7.71%, 7.85%, 7.85%, 7.85%, 7.85%, 6.71%, 6.71%, 7.21% and
                  7.21%, respectively, and (b) the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date; and

            (iii) Component IO-A1, Component IO-A2, Component IO-B, Component
                  IO-C, Component IO-D , Component IO-E, Component IO-F, Component IO-G, Component IO-H, Component IO-J and Component IO-K, (a) the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date minus (b) 7.37%, 7.56%, 7.71%, 7.85%, 7.85%, 7.85%, 7.85%, 6.71%, 6.71%, 7.21% and 7.21%,
                  respectively (but not less than zero).

            "PaineWebber": PaineWebber Incorporated.

            "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or default interest, other than a Yield Maintenance Charge, Percentage Premium or Additional Interest.

            "Percentage Interest": With respect to any Sequential Pay Certificate, a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance of the relevant Class. With respect to any Class IO Certificate, a percentage, the numerator of which is the initial Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the aggregate of the Original Class Principal Balances of the Sequential Pay Certificates. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Percentage Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Permitted Investments": Any one or more of the following obligations or securities having maturities of 365 days or less (including obligations or securities of the Trustee if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such Investments should not be subject to liquidation prior to maturity. Such investments should not be relied upon for a fixed yield;

            (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest short-term rating category of each of DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such Investments should not be subject to liquidation prior to maturity. Such investments should not be relied upon for a fixed yield;

            (iii) unsecured certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each of DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated in the highest short-term rating category of each of DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such Investments should not be subject to liquidation prior to maturity. Such investments should not be relied upon for a fixed yield;

            (v) units of money market funds rated in the highest rating category of DCR and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seek to maintain a constant net asset value;

            (vi) any other debt obligation (a) with respect to which each Rating Agency shall have confirmed in writing to the Master Servicer, the Special Servicer and the Trustee that such investment would not result in a downgrading or withdrawal or, with respect to Standard and Poor's, qualification of the ratings then assigned to the Certificates and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates with the largest Percentage Interest of the related Class of Residual Certificates.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that each ARD Mortgage Loan is assumed to be paid in full on its Anticipated Repayment Date.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Trustee Fee, Master Servicing Fee and Retained Fee) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (exclusive of any Prepayment Premium collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest (excluding Additional Interest), to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected), that would have accrued at a rate per annum equal to the sum of (x) the Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Premium": Any Yield Maintenance Charge or Percentage Premium paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Paying Agent and the Special Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

                  (a) the aggregate of the principal portions of all Scheduled
            Payments (other than Balloon Payments) due (to the extent received or advanced) and any Assumed Scheduled Payments in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

                  (b) the aggregate of the principal portions of all Scheduled
            Payments (other than Balloon Payments) due on or in respect of the Mortgage Loans for their respective Due Dates occurring before the related Collection Period (but not before the Cut-Off Date), to the extent received or advanced during the related Collection Period and not previously received or advanced; provided that this amount will not include any Liquidation Proceeds or Insurance and Condemnation Proceeds;

                  (c) the aggregate of all Principal Prepayments received on the
            Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

                  (d) with respect to any Mortgage Loan as to which the related
            Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any amounts described in clause (d) below) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (e) the aggregate of all Liquidation Proceeds and Insurance and Condemnation Proceeds that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (f) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                  (g) with respect to any REO Properties, the aggregate of all
            Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (h) if such Distribution Date is subsequent to the initial
            Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prospectus": The prospectus dated October 15, 1999, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The prospectus supplement dated October 29, 1999 relating to the Registered Certificates.

            "Purchase Price": With respect to any Mortgage Loan to be purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Master Servicer or the Special Servicer pursuant to Section 3.18(b) or by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances, (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon at the applicable Reimbursement Rate, (c) any reasonable costs and expenses incurred by the Trust Fund in connection with any such purchase or substitution by a Mortgage Loan Seller and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan; provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance. With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan. With respect to any REO Property to be repurchased pursuant to Section 9.01, the amount calculated in accordance with the first paragraph thereof in respect of the related REO Loan.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a "financial strength" rating of at least "BBB" from Standard & Poor's and "A" from DCR or, if not rated by DCR, a comparable rating from at least two nationally recognized statistical rating agencies.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or, with respect to Standard & Poor's, qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) has a date of origination which is the same as or later than the Cut-Off Date; (xiv) has been approved by the Controlling Class Representative in its sole discretion; (xv) not have been previously rejected by the Controlling Class Representative pursuant to clause (xiv) above; and (xvi) not be substituted for a deleted Mortgage Loan unless it has been determined by an Opinion of Counsel that such substitution would not result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": Solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii) and with respect to (i) each REMIC I Regular Interest, (ii) each REMIC II Regular Interest, (iii) each Class of Regular Certificates (other than the Class IO Certificates) and (iv) each Component, November 15, 2031.

            "Rating Agency": Each of Standard & Poor's and DCR.

            "Realized Loss": With respect to: (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each Defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (excluding Additional Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or interest (excluding Additional Interest) so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss determined pursuant to clause (3) above shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F or Class IO Certificate.

            "Regular Certificate": Any REMIC III Certificate other than a Class R-III Certificate.

            "Reimbursement Rate": The rate, compounded monthly, applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate is equal to the Prime Rate.

            "Remaining Cash Flow": With respect to an ARD Mortgage Loan, all monthly cash flow generated by the related Mortgaged Property in excess of (i) the Scheduled Payment for a particular Due Date and (ii) operating expenses and certain other expenses set forth in the related Mortgage Note.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of:
(i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received (but excluding
(W) any Additional Interest on the ARD Mortgage Loans, (X) payments of scheduled principal and interest due on or before the Cut-Off Date and principal prepayments received on or before November 1, 1999, (Y) any other interest payable on the Mortgage Loans which is attributable to any portion of a Master Servicing Fee, Special Servicing Fee or Retained Fee that is deemed to be in excess of the amount which constitutes reasonable servicing compensation within the meaning of the REMIC Provisions, and (Z) the Reserve Funds in the Reserve Accounts), together with all documents included in the related Mortgage Files and any Escrow Payments; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Additional Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account (other than amounts excluded pursuant to clause (i) above); and (iv) the rights of the Depositor under each of the Mortgage Loan Purchase Agreements.

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder with respect to a specific Mortgage Loan and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Net Mortgage Rate as of the Cut-Off Date for the Mortgage Loan (or any successor REO Loan) to which such REMIC I Regular Interest relates.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

            "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date.

            "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests and all of the Additional Interest that is payable on the ARD Mortgage Loans conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

            "REMIC III Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO, Class J, Class K or Class R-III Certificate.

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC as Special Servicer, in trust for Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1." The REO Account shall be an asset of REMIC I.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Trustee first and then to the Master Servicer and the Special Servicer on a pari passu basis, for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement to the Trustee first and then to the Master Servicer and the Special Servicer on a pari passu basis for other related Servicing

Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Master Servicing Fees, Retained Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

            "REO Property": A Mortgaged Property acquired on behalf of the Trust Fund in the name of the Trustee or its nominee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a).

            "REO Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs and/or capital improvements to the related Mortgaged Property.

            "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

            "Responsible Officer": When used with respect to the Trustee, any officer, assistant officer or authorized Person in the Corporate Trust Department of the Trustee or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers in each case having direct responsibility for the administration of this Agreement.

            "Retained Fee": The fee payable to ORIX pursuant to the first paragraph of Section 3.11(a).

            "Retained Fee Rate": With respect to each ORIX Loan, the per annum rate set forth for such Mortgage Loan under the column "Retained Fee" on the Mortgage Loan Schedule, and with respect to each other Mortgage Loan, 0%.

            "Revised Rate": With respect to an ARD Mortgage Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan documents.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-Off Date as of which it is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Cut-Off Date, but without regard to (i) any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, or (ii) the application of any Remaining Cash Flow with respect to an ARD Mortgage Loan, and assuming that each prior Scheduled Payment has been made in a timely manner.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2 or Class IO Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees, expenses and fees of real estate brokers, and Rating Agencies fees in connection with a modification of a Mortgage Loan pursuant to Section 3.20 that are not paid by the Mortgagor) incurred by the Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the Master Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Depositor (and delivered to the Master Servicer or Special Servicer) and relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing Standard": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

                  (i) a payment default shall have occurred on such Mortgage
            Loan at its original maturity date (or, with respect to a Monthly Payment which is a Balloon Payment, as to which the Balloon Payment is over 30 days past due), or, if the maturity date of such Mortgage Loan has been extended, a payment default occurs on such Mortgage Loan at its extended maturity date; or

                  (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

                  (iii) the date upon which the Master Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                  (iv) the date upon which a petition is filed in court or
            agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or seeking the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or upon an order being entered for the winding-up or liquidation of its affairs against the related Mortgagor; provided, however, that if such appointment, decree or order is dismissed or such consent revoked within 60 days of being entered, such Mortgage Loan shall no longer be considered a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                  (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vi) the related Mortgagor shall admit in writing its
            inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vii) the date upon which the Master Servicer or Special
            Servicer shall have received actual notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; or

                  (viii) a default of which the Master Servicer or Special
            Servicer has actual notice (other than a failure by such Mortgagor to pay principal or interest) and which, in the opinion of the Master Servicer or Special Servicer, materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days).

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

            "Special Servicer": ORIX Real Estate Capital Markets, LLC, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year and the actual number of days in a month.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing; provided that a Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan when the Special Servicer has returned the related Mortgage File and the related Servicing File to the Master Servicer in accordance with the second paragraph of Section 3.21(a).

            "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither Standard & Poor's nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master

Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by any states of New York, Illinois, Delaware, Maryland and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), an amount equal to the sum of (a) the Cut-Off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (b) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period (to the extent not advanced by the Master Servicer or the Trustee), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are due or received, as the case may be, during the related Collection Period and distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO
Loan) during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date next following the Collection Period in which such Liquidation Event occurred.

            "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the difference between the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution and the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": With respect to each of the REMICs created hereunder, the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I, REMIC II and REMIC III, (ii) any interest on the Mortgage Loans which is attributable to any portion of a Master Servicing Fee, Special Servicing Fee or Retained Fee that is deemed to be in excess of the amount of such fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions and
(iii) the Reserve Funds in the Reserve Accounts.

            "Trustee": Norwest Bank Minnesota, National Association, a national banking association, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": For any Distribution Date and each Mortgage Loan and REO Loan, the amount accrued at the Trustee Fee Rate (calculated on an actual/360 basis) on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such preceding Distribution Date).

            "Trustee Fee Rate": 0.00285% per annum.

            "Trustee Liability": As defined in Section 8.05(b).

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or any REMIC II Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or any REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-Off Date Balance of the related Mortgage Loan. As of the Cut-Off Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates. On each Distribution

Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j), and shall be further reduced on such Distribution Date by such Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c).

            "Underwriter": Merrill Lynch or PaineWebber.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or political subdivision thereof including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are promulgated that provide otherwise), an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) of the Code.

            "USAP": The Uniform Single Audit Program for Mortgage Bankers.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates, and subject to the restrictions in the definition of "Certificateholder". The Class IO, Class R-I, Class R-II and Class R-III shall not have any Voting Rights.

            "Watch List": As of each Determination Date a report, substantially in the form of Exhibit O attached hereto, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in its real estate taxes, (iv) for which any outstanding Advances exist for 30 days or more, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 25% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated or is in default (viii) that is 30 or more days late in making its Monthly Payment three or more times in the preceding twelve months, (ix) that the related Mortgagor has material deferred maintenance for the related Mortgaged Property or (x) that is 30 or more days delinquent.

            "Weighted Average Effective REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in respect of all of the REMIC I Regular Interests as of the commencement of the related Collection Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

            "Withheld Amounts": As defined in Section 3.25(b).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee of 1.00% of each collection of interest and principal, including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition), received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to the Mortgage Loans designated ML-103, ML-111, ML-117, ML-131, ML-134 and ML-152, any payment paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on a reinvestment rate equal to the applicable U.S. Treasury rate in effect on the date of Principal Prepayment thereof, as set forth in The Wall Street Journal. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges."

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trust Fund, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under
(i) the Mortgage Loans, (ii) each Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01 (b).

            (c) The Trustee shall, at the Depositor's expense and direction, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date or the delivery of such assignments and UCC Financing Statements to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Custodian in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any assignment of any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Custodian and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the appropriate Mortgage Loan Seller pursuant to the applicable

Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

            (d) All documents and records in the possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer (at the expense of the Depositor or the applicable Mortgage Loan Seller, as applicable) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

            SECTION 2.02. Acceptance of the Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of its right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, that except as identified in a written notice, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, without regard to the proviso in the definition of "Mortgage File", each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within forty-five (45) Business Days after the Closing, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder and the Mortgage Loan Sellers that, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File", all documents specified in clauses (i) through (v) and (vii), and to the extent provided in the related Mortgage File actually known by a Responsible Officer of the Trustee to be required, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all such documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 60 days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

            (b) Within 90 days after the Closing Date, the Custodian shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, the Trustee and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification): (i) all documents specified in clauses (i) through (iv) (except clause (iv)(b) and (c), unless the Custodian has knowledge thereof), (v) and (vii) and, to the extent provided in the related Mortgage File, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all such documents received by it in respect of such Mortgage Loan have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian is under any duty or obligation to review or inspect any documents, instruments, certificates or other papers relating to the Mortgage Loans other than those the Trustee or Custodian are certifying to hereunder.

            SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of
                          Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, has not been delivered to the Trustee or the Custodian, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loans set forth in the applicable Mortgage Loan Purchase Agreement (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, such party shall give prompt written notice to the other parties hereto, to the Majority Subordinate Certificateholder, to the applicable Mortgage Loan Seller and to the Rating Agencies. Promptly upon becoming aware of any such Document Defect or Breach (including through such written notice provided by any party hereto, as provided above), the Master Servicer shall request that the applicable Mortgage Loan Seller, not later than 90 days from such

Mortgage Loan Seller's receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days following the date on which any party to this Agreement discovering such Document Defect or Breach), if such Document Defect or Breach shall materially and adversely affect the value of the related Mortgage Loan or the interest of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, either (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period in accordance with the related Mortgage Loan Purchase Agreement or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Trustee for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith not later than the end of such 90-day period in accordance with the related Mortgage Loan Purchase Agreement. Notwithstanding the above, if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); and provided, further, that with respect to such additional 90-day period such Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date. Any reasonable out-of-pocket expense incurred by the Master Servicer or the Trustee, as the case may be, in carrying out its duties pursuant to this Section 2.03(a) or Section 2.03(b) shall constitute a Servicing Advance; provided, however, that the Master Servicer or the Trustee, as the case may be, shall use reasonable efforts to collect such out-of-pocket expenses from the Mortgage Loan Seller.

            (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

            (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. Monthly Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the Mortgage Loan Seller promptly following receipt.

            (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

            SECTION 2.04. Representations and Warranties of Depositor.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and possesses all licenses and authorizations necessary to carry on its business.

                  (ii) The execution and delivery of this Agreement by the
            Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, does not and will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) No consent, approval or authorization of or designation, declaration, notice or filing with any governmental authority, corporation, person or firm on the part of the Depositor is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transactions contemplated hereby.

                  (iv) The Depositor has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (v) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (vi) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vii) The transfer of the Mortgage Loans to the Trust Fund as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (viii) No litigation is pending or, to the best of the
            Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (ix) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor has good and marketable title to, and is the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

                  (x) The Depositor is transferring the Mortgage Loans to the
            Trust Fund free and clear of any liens, pledges, charges and security interests.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to the Rating Agencies.

            SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                          Certificates; Creation of REMIC I Regular Interests.

            The Trustee hereby acknowledges the assignment to it, in its capacity as Trustee, of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the Trustee agrees to hold a portion of each of the Mortgage Loans (other than any Additional Interest) as part of REMIC I and (b) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as Holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of
                          REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trust Fund for the benefit of the respective Holders of the REMIC II Regular Interests and the Class R-II Certificates. The Trustee acknowledges the assignment to it of the right, title and interest of the Depositor in the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Interests and the Class R-II Certificates.

            SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                          Certificates.

            The Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the written order of the Depositor, the Class R-II Certificates in authorized denominations.

            SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance
                          of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and any Additional Interest that is payable with respect to the ARD Mortgage Loans to the Trust Fund for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

            SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                          Certificates.

            Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the written order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01. Master Servicer to Act as Master Servicer; Special
                          Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans which it is obligated to service pursuant to this Agreement on behalf of the Trust Fund for the benefit of the Certificateholders in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, with the same care, skill, prudence and diligence with which the Master Servicer or Special Servicer, as the case may be: (1) services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, commercial, multifamily and manufactured housing mortgage lenders servicing their own mortgage loans, or (2) services and administers commercial, multifamily and manufactured housing mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, whichever standard is higher, and with a view to the maximization of timely recovery of principal and interest on a present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, notwithstanding:

                  (i) any relationship that the Master Servicer or the Special
            Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, a Mortgage Loan Seller (including, without limitation, any Mortgage Loan Seller's repurchase obligation), or any other party to this Agreement;

                  (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof;

                  (iii) the Master Servicer's obligation to make Advances;

                  (iv) the Master Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; and

                  (v) the Master Servicer's or Special Servicer's, as the case may be, owning or managing any other mortgage loans or mortgaged properties for third parties (the foregoing, collectively referred to as the "Servicing Standard").

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Specially Serviced Mortgage Loans, and (ii) any REO Properties; provided, however, that the Master Servicer shall continue to make all calculations, and prepare, or cause to be prepared, all reports to the Certificateholders required hereunder with respect to the Specially Serviced Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no

REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans. The Special Servicer shall make the inspections, use its reasonable best efforts consistent with the Servicing Standard to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Sections 3.12 and 3.21(c).

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, with respect to each Mortgage Loan it is obligated to service under this Agreement, each of the Master Servicer and the Special Servicer, in its own name on behalf of and as attorney-in-fact of the Trustee on behalf of the Certificateholders, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall execute any powers of attorney and other documents delivered to it by the Master Servicer or Special Servicer and necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for and shall be indemnified on a current basis by the Master Servicer or the Special Servicer as applicable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) except as relating to a Mortgage Loan which the Master Servicer or the Special Servicer, as applicable, is servicing pursuant to their respective duties herein (in which case such servicer shall give notice to the Trustee thereof), initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

            (c) The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            SECTION 3.02. Collection of Payments.

            (a) Each of the Master Servicer and the Special Servicer shall make reasonable best efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard), provided, that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer and in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the Maturity Date of the related Mortgage Loan. Consistent with the foregoing, the Master Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) All amounts collected on any Mortgage Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note or Mortgage Notes and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of each related Mortgage Note and the related Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Master Servicer, and the Trustee for any related Advances and interest thereon as provided herein): first, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, Prepayment Premiums, Penalty Charges and Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans and applicable law, the Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than a Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the Due Date in the month immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                          Servicing Accounts.

            (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable), repair, remediation, capital improvements, and comparable items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Master Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Master Servicer; (v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan.

            (b) The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof by withdrawal from the related escrow account or REO Account, as applicable, and if no such escrow account or REO Account is available, then by the Master Servicer as Servicing Advances if such amounts would not constitute Nonrecoverable Advances and otherwise from the REO Account prior to the applicable penalty or termination date, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) as allowed under the terms of the related Mortgage Loan. The Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standard; provided, however, that in the case of a Specially Serviced Mortgage Loan, the Master Servicer shall obtain the written direction from the Special Servicer prior to changing the amount of escrow required or making any payments out of the related reserve account. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall use reasonable best efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Mortgagor when and as required by the related Mortgage Loan Documents.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans, the Master Servicer shall advance with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent related Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, however, that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided, further, that with respect to the payment of taxes and assessments, the Master Servicer shall not be required to make such Servicing Advance until the earlier of five Business Days after the Master Servicer has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' written (facsimile) notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile) notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, at the time of such notice, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such advances shall be reimbursable as provided in Section 3.05. Notwithstanding that such costs may ultimately be recovered from the related Mortgagor or otherwise, no costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. The failure by the Master Servicer to make any required Servicing Advance as and when due (unless such a Servicing Advance would constitute a Nonrecoverable Servicing Advance) shall constitute an Event of Default under Section 7.01.

            (d) In connection with its recovery of any Advance out of the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee, as the case may be, shall be entitled to receive, first out of default interest and other Penalty Charges for the related Mortgage Loan and then, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Master Servicer shall reimburse the Trustee and then itself for any outstanding Servicing Advance and any accrued interest thereon as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such actions or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of June 30, 2000 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs and/or capital improvements at the related Mortgaged Property in accordance with the Servicing Standard, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) unless the Mortgage Loan documents provide otherwise, to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or REMIC III. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Accounts by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed if the related Mortgagor is diligently undertaking such repairs or capital improvements.

            SECTION 3.04. The Certificate Account, the Additional Interest
                          Distribution Account and the Distribution Account.

            (a) The Master Servicer, on behalf of the Trustee, in trust for the benefit of the Certificateholders, shall establish and maintain, or cause to be established and maintained, a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-Off Date), or payments

(other than Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal, including Principal
            Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (other than
            Additional Interest) on the Mortgage Loans (net of the Master Servicing Fees and Retained Fees) including Penalty Charges, Percentage Premiums and Yield Maintenance Charges;

                  (iii) all Insurance and Condemnation Proceeds and Liquidation
            Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, or the Holders of the Class R-I Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Distribution Account pursuant to Section 9.01);

                  (iv) any amounts required to be transferred from the REO
            Account pursuant to Section 3.16(c);

                  (v) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

                  (vi) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, processing fees, application fees, modification fees, extension fees or amounts collected for mortgagor checks returned for insufficient funds need not be deposited by the Master Servicer in the Certificate Account. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be delivered on the next P&I Advance Date to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

            If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount therefrom, any provision herein to the contrary notwithstanding.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account and prior to any change thereof.

            (b) Upon receipt of any of the amounts enumerated in Section 3.04(a) with respect to any Specially Serviced Mortgage Loan, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). Any items remitted to the Master Servicer pursuant to this paragraph shall be accompanied by a copy of the invoice or other posting instructions, if any, received from the related Mortgagor. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by Federal Express or such other overnight courier as shall be approved by the Master Servicer. Upon proper endorsement and addressing of package containing such items and delivery to Federal Express or such other nationally recognized overnight courier service, Special Servicer shall be deemed to have acted in good faith pursuant to Section 6.03.

            (c) The Paying Agent shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. Notwithstanding anything herein to the contrary, the Distribution Account shall be established as an Eligible Account. Funds held in the Distribution Account will be held uninvested.

            The Master Servicer shall, by 2:00 p.m. Central time on each P&I Advance Date, deliver to the Paying Agent for deposit in the Distribution Account the following amounts via wire transfer in immediately available funds (without duplication):

                  (i) all amounts constituting the Available Distribution Amount for the immediately following Distribution Date;

                  (ii) Any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.19 in connection with Prepayment Interests Shortfalls;

                  (iii) any P&I Advances required to be made by the Master
            Servicer in accordance with Section 4.03;

                  (iv) any Liquidation Proceeds paid by the Master Servicer, the
            Special Servicer, or the Holders of the Class R-I Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

                  (v) any Prepayment Premiums; and

                  (vi) any other amounts required to be so delivered for deposit in the Distribution Account pursuant to any provision of this Agreement.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall deposit in the Distribution Account any P&I Advances required to be made by it hereunder.

            The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account and of the new location of the Distribution Account prior to any change thereof.

            (d) Prior to the first P&I Advance Date following a Collection Period in which Additional Interest is received on any ARD Mortgage Loan, the Trustee shall establish and maintain the Additional Interest Distribution Account in the name of the Trustee in trust for the benefit of the Certificateholders entitled to distributions of Additional Interest pursuant to
Section 4.01(c) of the Agreement. The Additional Interest Distribution Account shall be established and maintained as an Eligible Account. On or before each P&I Advance Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Distribution Account an amount equal to the Additional Interest received during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Additional Interest from the Additional Interest Distribution Account for distribution pursuant to Section 4.01(c). Following the distribution of Additional Interest on the first Distribution Date after which no ARD Mortgage Loans remain outstanding that pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Distribution Account. Funds held in the Additional Interest Distribution Account will be held uninvested.

            SECTION 3.05. Permitted Withdrawals From the Certificate Account and
                          the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

                  (i) to deposit in the Distribution Account the amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to pay to itself unpaid Master Servicing Fees, to ORIX unpaid Retained Fees and to the Special Servicer any unpaid Special Servicing Fees, rights to payment of the Master Servicing Fees and the Retained Fees pursuant to this clause (ii) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan being limited to amounts allocable to interest received on or in respect of such Mortgage Loan, Specially Serviced Mortgage Loan, or REO Loan;

                  (iii) to pay the Special Servicer Workout Fees and Liquidation
            Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Master Servicer's or Special Servicer's, as applicable, rights to payment pursuant to this clause
            (iii) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan, Specially Serviced Mortgage Loan, or REO Loan;

                  (iv) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances, the Master Servicer's or the Trustee's right to reimbursement pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees and Retained Fees) on and principal of the particular Mortgage Loans or REO Loans with respect to which such P&I Advances were made;

                  (v) to reimburse itself or the Trustee, as applicable (in
            reverse of such order with respect to any Mortgage Loan), for unreimbursed Servicing Advances, the Master Servicer's or the Trustee's respective rights to reimbursement pursuant to this clause
            (v) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

                  (vi) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan) for Nonrecoverable Advances, in each case out of general collections on the Mortgage Loans and REO Properties;

                  (vii) at such time as it reimburses itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage
            Loan), for (a) any unreimbursed P&I Advance pursuant to clause (iv) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d) and 3.11(d), (b) any unreimbursed Servicing Advances pursuant to clause
            (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) and 3.11(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon; provided that, in each such case, such reimbursements will first be made from default interest and other Penalty Charges collected during the related Collection Period and thereafter (if such amounts are insufficient therefor) from other amounts on deposit on the Certificate Account;

                  (viii) to reimburse itself, the Special Servicer, the
            Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under Section 3.3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (viii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) of the definition of Purchase Price;

                  (ix) in accordance with Section 2.03(d), to reimburse itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of a Mortgage Loan Seller's obligations under Section
            3.3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (viii) above or otherwise;

                  (x) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) out of general collections on the Mortgage Loans and REO Properties;

                  (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with
            Section 3.11(c), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date), (b) late charges and (c) Penalty Charges (other than late charges) on Mortgage Loans (other than Specially Serviced Mortgage Loans); and to pay the Special Servicer, as additional servicing compensation in accordance with the fourth paragraph of Section 3.11(c), late charges on Specially Serviced Mortgage Loans and Penalty Charges (other than late charges) on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11(c));

                  (xii) to recoup any amounts deposited in the Certificate
            Account in error;

                  (xiii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, managers, members, officers, employees and agents, as the case may be, any unreimbursed amounts payable to any such Person pursuant to Sections 6.03 or to the Trustee pursuant to Section 8.05;

                  (xiv) to pay for (a) the cost of the Opinions of Counsel and any costs not paid by the related Mortgagor contemplated by Section 3.20(a) to the extent payable out of the Trust Fund, and (b) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

                  (xv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Trust Fund or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to
            Section 10.01;

                  (xvi) to reimburse the Master Servicer out of general
            collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to
            Section 10.01(f);

                  (xvii) to pay itself, the Special Servicer, or a Mortgage Loan
            Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

                  (xviii) to remit to the Trustee for deposit in the Interest
            Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

                  (xix) deposit in the Distribution Account the amount required to be deposited therein pursuant to Section 4.01(a);

                  (xx) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and

                  (xxi) to pay the Master Servicer any additional compensation it may be entitled to pursuant to Section 7.02.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes:

                  (i) to make distributions to Certificateholders on each
            Distribution Date in accordance with Section 4.01 or 9.01, as applicable;

                  (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any unreimbursed amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                  (iii) [RESERVED]

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

                  (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

                  (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

                  (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iv), (v), (vi) and (viii), then reimbursements shall be paid first to the Trustee and second, to the Master Servicer.

            SECTION 3.06. Investment of Funds in the Certificate Account,
                          Reserve Accounts and REO Accounts.

      (a) The Master Servicer may only direct any depository institution maintaining the Certificate Account or a Reserve Account and the Special Servicer may direct any depository institution maintaining an REO Account (each, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (in the case of the Certificate Account or a Reserve Account) or the Special Servicer (in the case an REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in the Certificate Account, Reserve Account or REO Account that is either (i) a "security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer or, in the case of an REO Account, the Special Servicer shall:

                  (i) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a), 3.05(b) or 3.05(c), as the case may be.

            (c) Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c).

            (d) In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, a Reserve Account or an REO Account, the Master Servicer or the Special Servicer (in the case of any REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date.

            (e) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee or the Master Servicer on its behalf may and, subject to
Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and
                          Omissions and Fidelity Coverage.

            (a) The Master Servicer shall use its reasonable best efforts consistent with the Servicing Standard to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, all Insurance Policy coverage required under the related Mortgage (to the extent that the Trustee has an insurable interest), or if the related borrower does not maintain such Insurance Policy coverage and such Insurance Policy coverage is available at commercially reasonable rates), consistent with the Servicing Standard, the Master Servicer shall itself maintain such coverage with Qualified Insurers; provided, however, that if the Master Servicer obtains such insurance, the related Insurance Policy shall include a replacement cost endorsement providing for no deduction for depreciation but in any event in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents; provided further, that if any of the related Loan Documents permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standard; provided further, that the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates; provided further, that the Special Servicer shall have the right, but not the obligation, to maintain earthquake insurance at its expense on any Mortgaged Property. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Mortgage Loan with Qualified Insurers.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans other than REO Properties), (ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee,
(iii) include coverage in an amount not less than the lesser of the full replacement cost of the REO Property or Mortgaged Property without reduction for depreciation or the outstanding principal balance owing on the related REO Loan but in any event in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents and (iv) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies.

            With respect to any other Mortgage Loan that requires or permits the related lender to require that earthquake insurance be maintained, the Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties and, upon such request, the Master Servicer or Special Servicer, as applicable, shall use its reasonable best efforts consistent with the Servicing Standard to enforce such obligations consistent with the terms of the related Loan Documents, provided, however, that the Controlling Class Representative may not make such request with respect to Mortgaged Properties with respect to which earthquake insurance was not required to be maintained at origination unless there is a material adverse change in the facts and circumstances relating to the Mortgaged Property, including a decline in the net operating income or appraised value of the Mortgaged Property by 10%.

            With respect to any Mortgage Loan (i) that does not require or permit the related lender to require that earthquake insurance be maintained or
(ii) that the Master Servicer or Special Servicer, as applicable, has been unable to enforce the provisions of the preceding sentence, the Controlling Class Representative may request that earthquake insurance be secured by the Master Servicer or Special Servicer, as applicable, at the expense of the Controlling Class Representative.

            Any amounts collected by the Master Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a).

            Unless otherwise specified herein, any costs incurred by the Master Servicer in maintaining any such Insurance Policies (other than in respect of REO Properties) (i) shall be advanced by the Master Servicer (or, if required by
Section 3.03(c) the Trustee) as a Servicing Advance (unless determined to be a Nonrecoverable Advance) if the Mortgagor defaults on its obligation to do so, and will be charged to the related Mortgagor, and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer (or, if required by Section 3.03(c), the Trustee) as a Servicing Advance.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. In the event the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such blanket insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer (or, if required by Section 3.03(c), the Trustee) as a Servicing Advance. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance made by the Master Servicer.

            (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Master Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Master Servicer and the Special Servicer in connection with its activities under this Agreement with a deductible clause that in no event exceeds the greater of (i) $100,000 or (ii) 5% of the face amount of the fidelity bond or errors and omissions policy. The Master Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such fidelity bond and errors and omissions policy. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or the Special Servicer if the Master Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer will use its reasonable best efforts consistent with the Servicing Standard to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount not less than the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster

Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer or the Trustee, as applicable, as a Servicing Advance.

            SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption
                          Agreements.

            (a) As to each Mortgage Loan or Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Mortgage Loan or Specially Serviced
            Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or

                  (ii) provides that such Mortgage Loan or Specially Serviced
            Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, and, in the case of any Specially Serviced Mortgage Loan, the Special Servicer, in each case on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect, as applicable, to such Mortgage Loan or Specially Serviced Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard.

            (b) As to each Mortgage Loan or Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan or Specially Serviced
            Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

for so long as such Mortgage Loan or Specially Serviced Mortgage Loan is included in the Trust Fund, the Master Servicer, as to the Mortgage Loans that are not Specially Serviced Mortgage Loans, or the Special Servicer, as to Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. The Master Servicer and the Special Servicer may charge an assumption fee to the related Mortgagor pursuant to the related Mortgage Loan documents.

            The Master Servicer shall notify the Special Servicer of any request for consent to the creation of any additional lien or other encumbrance on any non-Specially Serviced Mortgage Loan. The Master Servicer shall not provide such consent unless it receives written approval from the Special Servicer; provided, however, that the Special Servicer shall be deemed to have given the consent required by the preceding part of this sentence if it fails to respond to such notification within 10 business days after receipt, and provided further, the Master Servicer receives written confirmation of each of the Rating Agencies as provided in Section 3.08(e).

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity, form or structure of the borrower pursuant to an assumption agreement.

            (e) Notwithstanding anything to the contrary in this Section 3.08, neither the Master Servicer nor the Special Servicer shall waive any rights under a "due-on-encumbrance" clause or, with respect to any Mortgage Loan whose principal balance is 2% or more of the outstanding pool balance (for such purposes, treating as a single Mortgage Loan all Mortgage Loans made to the same Borrower and all Affiliates of any Borrower) under any "due-on-sale" clause with respect to any Mortgage Loan, unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the rating then assigned to any of the Certificates.

            (f) Notwithstanding any other provisions of this Section 3.08, the Master Servicer may grant (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer may grant (with respect to any Specially Serviced Mortgage Loan or REO Property), without any Rating Agency confirmation as provided in clause (e) above or in the case of a Mortgage Loan without Special Servicer approval, a request for consent to subject the related Mortgaged Property or REO Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property or REO Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or REO Property.

            SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                          Appraisals.

            (a) The Special Servicer, subject to subsections (b) through (d) of this Section 3.09, may at any time, consistent with the Servicing Standard, foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Master Servicer for such Servicing Advance, and the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in
Section 3.05(a)(iv). To the extent that the Master Servicer (or, if required pursuant to Section 3.03(c), the Trustee) has determined that the same would not constitute a Nonrecoverable Advance and has made such Advance, the Special Servicer shall be responsible for distributing such Advance to cover all other costs and expenses incurred by it in any such proceedings. To the extent that the Master Servicer or Special Servicer is a bidder at any foreclosure proceeding, nothing contained in this Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent Appraiser the cost of which shall be paid by the Master Servicer (or, if required by Section 3.03(c), the Trustee) as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property
            (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of
            Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any REMIC created hereunder under the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments, that:

                  (i) the Mortgaged Property is in material compliance with
            applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the
            Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Master Servicer or the Trustee, as a Servicing Advance as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence may be withdrawn from the Certificate Account at the direction of the Special Servicer as an expense of the Trust Fund pursuant to Section 3.05(a)(ix); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, retain an Independent Person who regularly conducts Environmental Assessments to perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied in each case subject to the Master Servicer's determination that such Advances, if made would not be a Nonrecoverable Advance.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 3.2 of the Mortgage Loan Purchase Agreements for which the Mortgage Loan Sellers could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3.3 of the Mortgage Loan Purchase Agreements, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund in accordance with the Servicing Standard (including, at the Special Servicer's option, proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage if the

Special Servicer has obtained and delivered to the Trustee an Opinion of Counsel to the effect that such release will not result in the imposition of tax on any REMIC created hereunder or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (e) The Special Servicer shall promptly provide copies of all written reports and any Environmental Assessments received from any Independent Person conducting Environmental Assessments or related testing to the Trustee, the Paying Agent and the Master Servicer regarding any actions taken or proposed to be taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. Upon request, the Trustee shall forward, or cause to be forwarded all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof. In addition, the Master Servicer will deliver, or cause to be delivered to the Class G, Class H, Class J and Class K Certificateholders and the Rating Agencies a copy of any such written reports and any Environmental Assessments within 15 days after receipt of such written reports and Environmental Assessments from the Special Servicer.

            (f) The Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Master Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall provide the Master Servicer with such information or reports relating to the Specially Serviced Mortgage Loans and REO Property that the Master Servicer deems necessary to fulfill its obligations under this paragraph (f) promptly upon the Master Servicer's request therefor. The Master Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

            (h) The Special Servicer shall prepare and maintain accurate records of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the next succeeding P&I Advance Date.

            (i) Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance by the Master Servicer), or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer, which Appraisal or internal valuation, as applicable, shall be delivered by the Special Servicer to the Master Servicer and the Trustee, who shall deliver such Appraisal or internal valuation, as applicable, to the Paying Agent and upon request each Holder of a Class G, Class H, Class J and Class K Certificate and the Rating Agencies within 15 days of receipt by the Trustee of such Appraisal or internal valuation, as applicable, from the Special Servicer. No later than the Determination Date occurring on or after receipt by the Special Servicer of such Appraisal, the Special Servicer shall calculate and report to the Master Servicer and the Trustee the Appraisal Reduction and Appraisal Reduction Amount taking into account such Appraisal and the Master Servicer shall confirm such calculation.

            (j) With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred, the Special Servicer shall, within 30 days of each annual anniversary of the related Appraisal Reduction Event or sooner if a material event has occurred that the Special Servicer reasonably believes will positively or negatively affect the valuation of the related Mortgaged Property, order a new Appraisal the cost of which shall be paid by the Master Servicer (or, if required by Section 3.03(c), the Trustee) as a Servicing Advance or an internal valuation, if applicable (which Appraisal or internal valuation may be an update of the preceding Appraisal or internal valuation that is not a letter update but includes a current assessment of relevant market conditions). Based upon such Appraisal, internal valuation or update, as applicable, the Special Servicer shall redetermine and report to the Paying Agent, the Master Servicer and the Trustee (and the Master Servicer shall confirm such calculation) the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan and Master Servicer shall make Advances based on such new Appraisal, internal valuation or update, respectively.

            (k) With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order a new Appraisal the cost of which shall be paid by the Master Servicer (or, if required by Section 3.03(c), the Trustee) as a Servicing Advance, or an internal valuation, if applicable (which Appraisal or internal valuation may be an update of the preceding Appraisal or internal valuation that is not a letter update but includes a current assessment of relevant market conditions). Based upon such Appraisal, update or internal valuation, the Special Servicer shall redetermine and report to the Paying Agent, the Master Servicer and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan and Master Servicer shall make Advances based on such new Appraisal, internal valuation or update. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or internal valuation with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent that the Special Servicer has obtained an Appraisal or an internal valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event and there has been no material change to the Mortgaged Property that would affect the validity of such Appraisal or internal valuation, respectively. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

            SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account but shall be payable by the related borrower.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be.

            (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents delivered to it by the Special Servicer and necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee and, for so long as ORIX is the Master Servicer, the

Retained Fee, with respect to each Mortgage Loan and REO Loan (other than the Mortgage Loans designated ML-124, ML-125 and ML-126. As to each Mortgage Loan and REO Loan, the Master Servicing Fee and Retained Fee shall accrue from time to time at the Master Servicing Fee Rate or Retained Fee Rate, as applicable, and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date) and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee and Retained Fee with respect to any Mortgage Loan or REO Loan (and any interest on Advances) shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee and Retained Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees and ORIX shall be entitled to recover unpaid Retained Fees in respect of any Mortgage Loan or REO Loan, in each case out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee and, for so long as ORIX is the Master Servicer, the Retained Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. If ORIX ceases to be the Master Servicer under this Agreement, ORIX will continue to have the right to receive the Retained Fee.

            (b) Additional servicing compensation in the form of all assumption and modification fees (including any extension fees) paid by the Mortgagor on Mortgage Loans that are not Specially Serviced Mortgage Loans, and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid, and charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, processing fees and application fees, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans (other than any Specially Serviced Mortgage Loans), but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to that Mortgage Loan; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date), and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers chosen and appointed by it pursuant to the terms of the related Sub-Servicer Agreement and, except as provided in
Section 3.07, the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan and interest or other income earned on deposits relating to the Trust Fund in any REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date). As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date) and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (a) all assumption fees received on Specially Serviced Mortgage Loans and (b) all modification fees (including any extension fees) received on Specially Serviced Mortgage Loans and all other Mortgage Loans for which the Special Servicer is responsible pursuant to Section 3.20, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Master Servicer pursuant to Section 3.11(a)) have been paid, shall be paid to the Special Servicer by the Master Servicer on the following P&I Advance Date and shall not be required to be deposited in the Certificate Account pursuant to
Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided, however, that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated pursuant to Section 7.01(c) (other than for cause) and if the Majority Subordinate Certificateholder is not an Affiliate of the Special Servicer or the Master Servicer, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Mortgage Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided, however, that at any time that the Controlling Class Representative is the Master Servicer, Special Servicer or an Affiliate thereof, any termination pursuant to Section 7.01(c) other than for cause will be deemed to be a resignation by the Special Servicer, and, under such circumstances, the Special Servicer will not have any right to any Workout Fees following such termination. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee.

            Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer or the Holders of Class R-I Certificates or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan.

            The Special Servicer will also be entitled to additional fees in the form of late fees and other Penalty Charges on Specially Serviced Mortgage Loans, but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to that Mortgage Loan. Neither the Master Servicer nor the Special Servicer shall be entitled to receive Additional Interest with respect to any ARD Loan.

            The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (d) In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the Penalty Charges collected during the related Collection Period shall first be applied to reimburse the Trustee and the Master Servicer, in that order for interest at the Reimbursement Rate on Advances with respect to that Mortgage Loan due on such Distribution Date, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period without any such application.

            SECTION 3.12. Inspections; Collection of Financial Statements.

            (a) The Special Servicer shall (subject to its right to do so pursuant to the related Mortgage) at the expense of the Trust Fund perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan if no inspection has been performed within 6 months of the Mortgage Loan becoming a Specially Serviced Mortgage Loan, and with respect to any other Mortgaged Properties, upon written notice to the Master Servicer so long as such other Mortgaged Property has not been inspected by, or on behalf of, the Master Servicer and the Master Servicer and has not caused such inspection to have been performed. The Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (a) $2,000,000 or more at least once every 12 months, (b) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2000; provided, however, that if the Master Servicer has a reasonable basis to believe that (i) the Debt Service Coverage Ratio with respect to any Mortgaged Property has decreased by 25% or more from the Debt Service Coverage Ratio as of the Cut-Off Date or (ii) the Debt Service Coverage Ratio with respect to any Mortgaged Property has decreased to 1.05x or less, the Master Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter if no inspection has been performed for the last six months (the reasonable cost of which inspection shall be at the expense of the Trust Fund); provided, further, however, that if any Scheduled Payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter if no inspection has been performed within the last six months (the reasonable cost of which inspection shall be a Trust Fund expense). The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material and (iv) any visible waste committed on the Mortgaged Property. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer. If the Special Servicer performs such inspection in accordance with the Servicing Standard and other provisions of this paragraph (a) and of the related Loan Documents, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph
(a). The Special Servicer and the Master Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Master Servicer, respectively, to each of the Rating Agencies, the Underwriters, the Initial Purchasers and to the Trustee, and the Trustee shall deliver a copy of each such report, upon request, to the Controlling Class Representative.

            (b) Not later than 2:00 P.M. New York time on the second Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Trustee shall, within three Business Days, make available to the Rating Agencies the following reports electronically with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File Report; (ii) a Comparative Financial Status Report; (iii) a NOI

Adjustment Worksheet, (iv) an Operating Statement Analysis Report with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans and (v) a Watch List Report. Not later than 2:00 P.M. New York time on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of such Determination Date: (i) the Delinquent Loan Status Report with respect to the Mortgage Loans that are Specially Serviced Mortgage Loans; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; and (iv) an REO Status Report; and with respect to Specially Serviced Mortgage Loans, the information required to be delivered by the Trustee to the Certificateholders pursuant to Section 4.02(a) (xiii) and
(xiv)(C). Not later than 2:00 P.M. New York time on the second Business Day after each Determination Date, and to the extent it has received information from the Special Servicer, as applicable, the Master Servicer shall deliver to the Trustee such information as required to be delivered by the Trustee to the Certificateholders pursuant to Sections 4.02(a) (vi)(A), (x), (xiii)(A)-(D) and
(xiv)(A),(B),(C) and (E).

            (c) The Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Trustee. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(b).

            The Master Servicer or the Special Servicer, as applicable, shall, consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to each of the Mortgage Loans and REO Properties. With respect to each Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, the Master Servicer will prepare and deliver, and with respect to each Mortgage Property related to a Specially Serviced Mortgage Loan, the Special Servicer will prepare and deliver, an Operating Statement Analysis Report as set forth in Section 3.12(b) for the related Mortgaged Property or REO Property for or as of the end the prior calendar month together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property.

            Within forty-five days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property relating to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, the Master Servicer shall prepare or update an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit). The Master Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property and REO Property. The Operating Statement Analysis Report for each Mortgaged Property is to be updated by the Master Servicer and such updated report shall be delivered in electronic format to the Trustee within forty-five days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property. The Master Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property to update the Operating Statement Analysis Report for such Mortgaged Property, such updates to be completed in electronic format and delivered to the Trustee within thirty days after receipt of the necessary information.

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Paying Agent, each Rating Agency and the Depositor, on or before April 30th of each year, beginning April 30, 2000, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any REMIC created hereunder as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee.

            SECTION 3.14. Reports by Independent Public Accountants.

            Each of the Master Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer or the Special Servicer, as the case may be, the Trustee, the Paying Agent and each Rating Agency, on or before April 30th of each year, commencing with Year 2000, a report stating that (i) it has obtained from the Master Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial, multifamily, industrial, hotel, nursing home, congregate care, medical office, credit-tenant lease or manufactured housing community mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or the Special Servicer's, as the case may be, servicing of commercial, multifamily, industrial, hotel, nursing home, congregate care, medical office, credit-tenant lease or manufactured housing community mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial, multifamily and manufactured housing community mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers.

            SECTION 3.15. Access to Certain Information.

            (a) Upon ten days prior written notice, to the extent such items are not in the Trustee's possession the Master Servicer (with respect to the items in clauses (a), (b), (c), (d) and (h) below), the Special Servicer (with respect to the items in clauses (e), (f), (g) and (h) below) and the Trustee to the extent any such items are in its possession, shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust Office, except with respect to item (g), which will be maintained at its offices in Minnesota), during normal business hours, for review by any Certificateholder or any person identified by a Holder or its designated agent in writing to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of such an interest, the Trustee, the Rating Agencies, the Underwriter and anyone specified thereby and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Statements to Certificateholders delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer or the Master Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a) hereof, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer or the Master Servicer and (h) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee, the Master Servicer or the Special Servicer, as the case may be, upon request at the expense of the requesting party and shall be provided to any of the Rating Agencies at no cost pursuant to any of their requests.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit V hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit V hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the

Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee pursuant to this Section 3.15 that has previously been made available without restriction via the Trustee's internet website or has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's internet website or has previously been filed with the Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Controlling Class Representative, the Rating Agencies and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the Special Servicer or any Sub-Servicer, as the case may be, designated by it.

            The Trustee, the Master Servicer, the Special Servicer and the Underwriter may require payment from the related Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

            (b) If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such third succeeding calendar year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC created hereunder or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish or cause to be established and maintain or cause to be maintained, one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. Subject to Section 3.17, the Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received by it in respect of an REO Property. Funds in the REO Account may only be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. No later than 12:00 p.m. Central time on the Business Day immediately following each Determination Date, the Special Servicer shall deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, no later than 3:00 p.m. Central time on the Business Day immediately following each Determination Date, the Special Servicer shall provide the Master Servicer with an accounting, on a loan by loan basis in an electronic format reasonably determined by the Master Servicer, of amounts deposited in the Certificate Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            SECTION 3.17. Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I, REMIC II or REMIC III of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in accordance with the Servicing Standard). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Section 860G(c) of the Code if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw or cause to be withdrawn from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

                  (i) all insurance premiums due and payable in respect of such
            REO Property;

                  (ii) all real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property, if applicable; and

                  (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes unless the Master Servicer determines (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Master Servicer (upon which the Master Servicer may conclusively rely) before the date on which the Master Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any
            New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New
            Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO
            Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer (or, if required by Section 3.03(c), the Trustee) as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

                  (iii) any such contract shall require, or shall be
            administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer for deposit in the REO Account no less frequently than monthly;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer and the Trust by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18. Sale of Defaulted Mortgage Loans and REO Properties.

            (a) Each of the Master Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

            (b) In the event that any Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer has determined in good faith that such Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer. The Special Servicer and the Master Servicer may at their respective options purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer or the Master Servicer, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Special Servicer or the Master Servicer (in that order), as the case may be, ownership of such Defaulted Mortgage Loan.

            (c) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Special Servicer or the Master Servicer pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person, other than an Interested Person, that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan and that may be in an amount less than the Purchase Price therefore. In the absence of any bid determined (as provided below) to be a fair price, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            The Special Servicer shall, subject to Section 6.11, use reasonable best efforts consistent with the Servicing Standard to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person, other than an Interested Person, that is determined by the Special Servicer to be a fair price for such REO Property and that may be in an amount less than the Purchase Price therefore. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. Notwithstanding the foregoing, the Special Servicer shall not be obligated by the foregoing or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its reasonable best efforts consistent with the Servicing Standard, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer (or the Master Servicer if the Master Servicer is also the Special Servicer) or an Affiliate of either, and by the Trustee, if the highest bidder is the Special Servicer (or the Master Servicer if the Master Servicer is also the Special Servicer) or an Affiliate of either. In determining whether any bid received from the Special Servicer or an Affiliate of either represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent Appraiser or other expert in real estate matters retained by the Special Servicer at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, such appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

            (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (f) Any sale of a Defaulted Mortgage Loan or any REO Properties shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            SECTION 3.19. Additional Obligations of Master Servicer. The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the aggregate of any Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received during the most recently ended Collection Period with respect to the Mortgage Loans (but only up to the sum of (i) the aggregate Master Servicing Fee and the Retained Fee for the related Collection Period and (ii) any Prepayment Interest Excess received during such Collection Period).

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) Subject to Sections 3.20(b) through 3.20(l) below and Section 6.11, the Master Servicer with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan or the Special Servicer with respect to a Specially Serviced Mortgage Loan may, on behalf of, and for the benefit of, the Trust Fund, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

            (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. In addition, neither the Master Servicer nor Special Servicer shall be required to seek the consent of any Certificateholder or obtain an Opinion of Counsel in order to approve certain routine modifications, waivers or amendments of the Loan Documents, including: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Loan Documents); (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; and (iv) any other modifications, waivers or amendments which the Master Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans, determines, in accordance with the Servicing Standard; provided, that the Master Servicer, or the Special Servicer with respect to Specially Serviced Mortgage Loans, has reasonably determined that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates or the timing of payments on any of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise adversely affect the REMIC status of any REMIC created hereunder (which may, at the option of the Special Servicer or Master Servicer, as applicable, be evidenced by an Opinion of Counsel), (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

                  (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums, but excluding default interest and amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Mortgagor to pay a
            Prepayment Premium or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

                  (iv) in the judgment of the Master Servicer or the Special
            Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding Section 3.20(c), but subject to the third and fourth paragraphs of this Section 3.20(d) and the rights of the Controlling Class Representative set forth in Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan and/or (iv) accept a principal prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) and (C) such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Section 1001 of the Code (and the Treasury regulations promulgated thereunder) and (2) cause any REMIC hereunder to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained (i) with respect to any Mortgage Loan with a Stated Principal Balance equal to $2,000,000 or more, an Appraisal of the related Mortgaged Property or (ii) with respect to any Mortgage Loan with a Stated Principal Balance less than $2,000,000, an internal valuation of the related Mortgaged Property performed by the Servicer in connection with such extension, which Appraisal or internal valuation, respectively, supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan is secured by a Ground Lease, extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease, including renewal options.

            Unless the Special Servicer determines, in accordance with the Servicing Standard, that such extension or deferral would increase the recovery to Certificateholders on a net present value basis, the Special Servicer will not (i) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its scheduled maturity and (C) such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been 30 days delinquent with respect to a Monthly Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (provided that such limitations of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess to the prevailing rate for comparable loans at the time of such modification) or (ii) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

            Each determination of the Special Servicer that an extension or deferral would increase the recovery to Certificateholders shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and the Rating Agencies and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (f) The Master Servicer or Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (g) The Master Servicer or Special Servicer (with respect to Specially Serviced Mortgage Loans) shall notify the Master Servicer, the Special Servicer, the Trustee, the Controlling Class Representative and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be sent to the Controlling Class Representative and otherwise be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

            (h) If, with respect to any Defeasance Loan, the Master Servicer shall receive a notice from the related Mortgagor that it intends to defease the related Defeasance Loan in accordance with the terms thereof, except as set forth below, the Master Servicer shall (a) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (b) notify the Trustee and each Rating Agency, the Controlling Class Representative and the Underwriters in writing of the request to defease a Mortgage Loan, and
(c) upon the written confirmation from Standard & Poor's and, if required, DCR, described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such pledge, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1.

            Notwithstanding the above, except as provided in the Mortgage Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor (other than a new entity that will hold the Defeasance Collateral) on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), (iv) the Mortgagor does not deliver a certification from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make all payments required under the related mortgage loan documents when due, or (v) any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade or withdrawal or, in the case of Standard & Poor's, qualification of the ratings then assigned by it to any Class of Certificates, provided that no such confirmation shall be required from DCR if, in addition to the above requirements, (i) the Mortgagor designates a single-purpose entity (which may be a subsidiary of the Depositor or the Master Servicer or one of their Affiliates established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan and own the collateral, and
(ii) the Mortgagor provides an Opinion of Counsel that the Trustee has a perfected security interest in the new collateral. No expenses incurred in connection with a defeasance shall be borne by the Trust Fund.

            (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

                  (i) Approving routine leasing activity (including any
            subordination, standstill and attornment agreements) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property; and

                  (ii) Approving a change of the property manager at the request of the related Mortgagor provided that the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties.

            (j) With respect to a Mortgage Loan secured by a Mortgaged Property which is a hospitality property and to the extent the related loan documents do not prohibit, neither the Master Servicer nor the Special Servicer shall consent to any change in the franchise affiliation of such Mortgaged Property without receiving (i) the prior written confirmation from the Rating Agencies that such action would not result in a downgrading or withdrawal or, in the case of Standard & Poor's, qualification of the ratings then assigned to the Certificates and (ii) approval of the Controlling Class Representative; provided that no prior written confirmation shall be required from DCR unless the Stated Principal Balance of such Mortgage Loan is at least 2% of the aggregate Stated Principal Balance of all the Mortgage Loans.

            (k) The Master Servicer or the Special Servicer, as applicable, shall provide written notice to the Controlling Class Representative of the incurrence of subordinated or secured liens on a Mortgaged Property. Neither the Master Servicer nor the Special Servicer may approve of the incurrence of subordinated or secured liens on a Mortgaged Property other than as expressly permitted without the consent of the lender by the related loan documents without (i) the prior written confirmation of the Rating Agencies that such action would not result in a downgrade or withdrawal or, in the case of Standard & Poor's, qualification of the ratings then assigned to the Certificates and
(ii) the approval of the Controlling Class

Representative, which if not received by the Master Servicer or the Special Servicer, as applicable, within ten Business Days of delivery of the related notice, shall be deemed to be given; provided, the Controlling Class Representative may not unreasonably withhold such approval and may not cause the Master Servicer or Special Servicer, as applicable, to violate any terms of this Agreement or any other agreement contemplated hereby.

            (l) Notwithstanding anything to the contrary herein, with respect to any Mortgage Loan the Stated Principal Balance of which exceeds the lesser of $15,000,000 or 5% of the aggregate Stated Principal Balance of all Mortgage Loans, the Master Servicer or Special Servicer, as applicable, (a) will not consent to the removal or replacement of any property manager or (b) consent to or approve of (to the extent the related loan documents require the related Borrower to obtain the consent to or approval of the related mortgagee) any transfer of equity of (or equivalent ownership interests in) the related Mortgagor or of any equity owner of the Mortgagor, if, during the term of such Mortgage Loan, in excess of 49% of such equity (or equivalent) will have been transferred to any other party, unless (i) in either case, notice thereof shall have been given to each Rating Agency and DCR shall have confirmed in writing that such action will not, by itself, result in the downgrade or withdrawal of its then-current rating of any outstanding Class of Certificates, and (ii) with respect to clause (b) only, Standard & Poor's shall have confirmed in writing that such action will not, by itself, result in the qualification, downgrade or withdrawal of its then-current rating of any outstanding Class of Certificates.

            (m) With respect to the Mortgage Loan designated ML-156 (the "College Square Loan"), any funds that have been placed in an escrow account (the "College Square Escrow Account") in respect of Staples and that are not required to be disbursed to the Mortgagor under the related loan documents may be released to the Mortgagor to be used for tenant improvements, rent abatement and other expenses in connection with re-letting the Staples space to a tenant that, in the Master Servicer's judgment in accordance with the Servicing Standard, is comparable to Staples. Any such funds that are not released to the Mortgagor shall remain in the College Square Escrow Account for the benefit of the Certificateholders. On any Distribution Date that the amount due with respect to the College Square Loan on the related Due Date exceeds the amount actually received with respect to the College Square Loan during the related Collection Period, the Master Servicer may, to the extent permitted by the related escrow agreement, withdraw from the College Square Escrow Account funds in an amount equal to such shortfall and deposit such funds in the Distribution Account pursuant to Section 3.05 for distribution to Certificateholders. On the Distribution Date after the Stated Principal Balance of the College Square Loan has been reduced to zero, any amounts remaining on deposit in the College Square Escrow Account shall be disbursed to the Mortgagor.

            SECTION 3.21. Transfer of Servicing Between Master Servicer
                          and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice to the Trustee, who shall forward such notice to the Paying Agent, the Underwriters, the Initial Purchasers, the Rating Agencies and each Holder of a Class G, Class H, Class J and Class K Certificate, and the Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable best efforts consistent with the Servicing Standard to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Special Servicer may conclusively rely upon any such documentation or information supplied to it by the Master Servicer, in the absence of manifest error. The Master Servicer shall use its reasonable best efforts consistent with the Servicing Standard to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which will commence upon receipt by the Special Servicer of the Mortgage File.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall promptly give notice thereof, and shall return the related Mortgage File and Servicing File to the Master Servicer and upon giving such notice, and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to fully service and administer such Mortgage Loan shall recommence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" and "Servicing File," as appropriate, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) No later than 3:00 p.m. New York City time on the Business Day immediately following each Determination Date, the Special Servicer shall deliver to the Master Servicer and to each Rating Agency the CMSA Loan Periodic Update Report (upon which the Master Servicer and the Trustee may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (x) of Section 4.02(a) with respect to each Specially Serviced Mortgage Loan and the information described in clause
(xiii)(A)-(D) and (xiv)(A), (xiv)(B), (xiv)(C) and (xiv)(E) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, (4) the information described in clauses (x)(C), (x)(F), (xi), and (xv)(A) of Section 4.02(a) and (5) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to produce the CMSA Data Files and CMSA Surveillance Reports and perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement.

            (e) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Controlling Class Representative and the Master Servicer a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i) summary of the status of such Specially Serviced Mortgage
            Loan and any negotiations with the related Mortgagor;

                  (ii) a discussion of the legal and environmental
            considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating
            statement available for the related Mortgaged Property;

                  (iv) the Special Servicer's recommendations on how such
            Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon including any proposed actions pursuant to
            Section 3.09, 3.18 or 3.20;

                  (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; provided, however, that in the event that the Master Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the Servicing Transfer Event and there has been no material change to the Mortgaged Property that would affect the validity of such Appraisal, the Special Servicer may use such prior Appraisal in determining the Appraised Value of the Mortgaged Property, provided further, that if no such prior Appraisal is available, the Appraised Value of the Mortgage Property together with the assumptions used in the calculation thereof shall be included in the Asset Status Report no later than 60 days after a Servicing Transfer Event; and

                  (vi) such other information as the Special Servicer reasonably deems relevant in light of the Servicing Standard.

            If within 10 Business Days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earliest to occur of the following events: (i) the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report, (ii) the Special Servicer makes a determination as described below or (iii) the 60th day after the delivery of the first Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section.

            Notwithstanding the foregoing, the Special Servicer may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10-Business Day period (i) if the Special Servicer has determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or (ii) if the Special Servicer and the Controlling Class Representative do not agree upon the action to be taken within 60 days of the delivery of the first Asset Status Report. The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take action consistent with the Servicing Standard and the related Asset Status Report.

            No direction of the Controlling Class Representative, under this
Section 3.21 or otherwise under this Agreement, shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created hereunder, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, either Mortgage Loan Seller, the Trust, the Trustee, or their officers, directors, employees, agents or Control Persons to any claim, suit or liability, (d) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement or cause or direct the Special Servicer to act in a manner contrary to the Servicing Standard or (e) cause or direct the Master Servicer to act in a manner contrary to the Servicing Standard.

            (f) Upon receiving notice of (i) the filing of a case under any present or future federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a

Mortgage Loan or the related Mortgagor or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan other than an amendment or modification provided for in Sections 3.20(i) or 3.08(f), the Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable best efforts consistent with the Servicing Standard to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Master Servicer shall use its reasonable best efforts consistent with the Servicing Standard to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts consistent with the Servicing Standard to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event and, unless a Servicing Transfer Event has occurred with respect to a related Mortgage Loan, the Master Servicer shall continue to act as Master Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement must: (i) be consistent with this Agreement in all material respects and require a Sub-Servicer to comply with all of the applicable conditions of this Agreement, including adherence to the Servicing Standard; (ii) provide that if the Master Servicer, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer, under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to the assumption requirements of Section 3.22(g) hereof); (iii) provide that the Trustee for the benefit of the Certificateholders shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Master Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permit any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) not permit a Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund, (vi) not permit a Sub-Servicer to amend Mortgage Loans without the prior consent of the Master Servicer; and (vii) provide that a Sub-Servicer cannot foreclose on Mortgaged Property or sell REO Property relating to any such Mortgage Loans without the prior consent of the Master Servicer. Any successor Master Servicer, shall, upon becoming successor Master Servicer, be assigned and shall assume the Sub-Servicing Agreements from the predecessor Master Servicer (subject to the assumption requirements of Section 3.22(g) hereof). In addition, each such Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of a Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Master Servicer shall deliver to the Trustee copies of all the Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer to the extent allowed in the related Sub-Servicing Agreement; and, in connection therewith, any amounts advanced by such Sub-Servicer retained by the Master Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment a Sub-Servicer receives.

            (b) A Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Master Servicer and Special Servicer for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of a Sub-Servicer under each of the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would require were it the owner of the Mortgage Loans. The Master Servicer shall have the right to remove a Sub-Servicer in accordance with the terms of each of the Sub-Servicing Agreements.

            (d) In the event the Trustee or its designee becomes successor Master Servicer and assumes the rights and obligations of the Master Servicer under the Sub-Servicing Agreements, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable best efforts consistent with the Servicing Standard to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement or agreement described in subparagraph (i) below, each of the Master Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the

Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and it shall pay the respective fees of any Sub-Servicer appointed by it from its own funds in accordance with the related Sub-Servicing Agreements. In no event shall the Trust Fund bear any termination fee (if any) required to be paid pursuant to the terms of a Sub-Servicing Agreement to a Sub-Servicer as a result of a Sub-Servicer's termination under any Sub-Servicing Agreement. In addition, each of the Master Servicer and the Special Servicer shall indemnify the Trustee and the Trust Fund against any loss, damage or liability arising by reason of willful misfeasance, bad faith or negligence in the performance of duties by a Sub-Servicer appointed by it or by reason of negligent disregard by a Sub-Servicer of obligations and duties under this Agreement and any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to each Sub-Servicer any powers of attorney and other documents prepared by the Master Servicer and delivered to the Trustee and necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by such Sub-Servicer, with respect to, or misuse of, any such power of attorney by such Sub-Servicer. Notwithstanding anything contained herein to the contrary, no Sub-Servicer shall without the Trustee's written consent: (i) except as relating to a Mortgage Loan which the Master Servicer or the Special Servicer, as applicable, is servicing pursuant to their respective duties herein (in which case such servicer shall give notice to the Trustee thereof), initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

            (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Master Servicer or Special Servicer, the Trustee or such successor Master Servicer or Special Servicer shall have the right to terminate such Sub-Servicing Agreement without a fee.

            (h) The Special Servicer shall comply with the terms of each Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to a Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Master Servicer pursuant to the terms hereof within a sufficient period of time to allow such Sub-Servicer to fulfill its obligations under the applicable Sub-Servicing Agreement and in no event later than one Business Day prior to the applicable Determination Date (or such other date as specified herein).

            (i) Notwithstanding anything to the contrary contained herein, to the extent consistent with the Servicing Standard, the Master Servicer or Special Servicer may retain qualified third parties to perform ministerial functions, including tax monitoring, reconvenyances, inspections and similar functions without requiring such party to execute a Sub-Servicing Agreement; provided, however, that notwithstanding any such appointment and any other provision herein to the contrary, the Master Servicer or Special Servicer, as appropriate, will remain liable for the performance of such functions hereunder.

            SECTION 3.23. Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

                  (i) The Master Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the
            Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's formation documents as amended and restated, and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

                  (vi) No litigation is pending or, to the best of the Master
            Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                  (vii) Each officer, director, member or employee of the Master
            Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Master Servicer nor any of its officers, directors or employees that is involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

                  (ix) The Master Servicer will examine each Sub-Servicing
            Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22; and

                  (x) The Master Servicer represents and warrants that any
            custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement does not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement and shall survive for as long as any Class of Certificates is outstanding. The Master Servicer shall indemnify the Trustee, its officers, directors, employees, agents and Responsible Officers and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Master Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Master Servicer, any termination or resignation of the Trustee and any termination of the Agreement.

            SECTION 3.24. Representations and Warranties of the Special
                          Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

                  (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the
            Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's formation documents, as amended and restated, and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Special Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special

            Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vi) No litigation is pending or, to the best of the Special
            Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vii) Each officer, director, member or employee of the
            Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

                  (ix) The Special Servicer will examine each related
            Sub-Servicing Agreement and will be familiar with the terms thereof. Any related Sub-Servicing Agreements will comply with the provisions of Section 3.22; and

                  (x) The Special Servicer represents and warrants that any
            custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement does not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement and shall survive for so long as any Class of

Certificates is outstanding. The Special Servicer shall indemnify the Trustee, its officers, directors, employees, agents and Responsible Officers and the Trust Fund and hold them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Special Servicer, any termination or resignation of the Trustee and any termination of the Agreement.

            SECTION 3.25. Interest Reserve Account.

            (a) The Trustee shall establish and maintain, or cause to be established and maintained the Interest Reserve Account as an Eligible Account, for the benefit of the Certificateholders.

            (b) On each P&I Advance Date occurring in February and on any P&I Advance Date occurring in January in a year which is not a leap year, the Master Servicer shall remit to the Trustee, for deposit into the Interest Reserve Account (to the extent it receives such amounts from the Master Servicer), an amount equal to one day's interest on the Stated Principal Balance of each Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January (if applicable), "Withheld Amounts").

            (c) On each P&I Advance Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January, if any, and February, if any, and shall remit such amount into Distribution Account. Funds held in the Interest Reserve Account will be held uninvested.

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Sections 3.05(b)(ii) through (vii) and Section 8.05(a), in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

                  (i) to distributions of interest to the Holders of the Senior
            Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class
            A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                  (iii) after the Class Principal Balance of the Class A-1
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

                  (iv) to distributions to the Holders of the Class A-1
            Certificates and the Class A-2 Certificates, pro rata, in accordance with the outstanding Class Principal Balances of each such Class of Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (v) to distributions of interest to the Holders of the Class B
            Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (vi) after the Class Principal Balances of the Class A-1
            Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (vii) to distributions to the Holders of the Class B
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (viii) to distributions of interest to the Holders of the
            Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates;

                  (ix) after the Class Principal Balance of the Class B
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (x) to distributions to the Holders of the Class C
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xi) to distributions of interest to the Holders of the Class
            D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xii) after the Class Principal Balance of the Class C
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xiii) to distributions to the Holders of the Class D
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xiv) to distributions of interest to the Holders of the Class
            E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xv) after the Class Principal Balance of the Class D
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xvi) to distributions to the Holders of the Class E
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xvii) to distributions of interest to the Holders of the
            Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xviii) after the Class Principal Balance of the Class E
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xix) to distributions to the Holders of the Class F
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xx) to distributions of interest to the Holders of the Class
            G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxi) after the Class Principal Balance of the Class F
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxii) to distributions to the Holders of the Class G
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxiii) to distributions of interest to the Holders of the
            Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiv) after the Class Principal Balance of the Class G
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxv) to distributions to the Holders of the Class H
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxvi) to distributions of interest to the Holders of the
            Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxvii) after the Class Principal Balance of the Class H
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxviii) to distributions to the Holders of the Class J
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxix) to distributions of interest to the Holders of the
            Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxx) after the Class Principal Balance of the Class J
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxxi) to distributions to the Holders of the Class K
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

                  (xxxii) to distributions to the Holders of the Class R-III
            Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to the clauses above.

            After the Certificate Balance of the Subordinate Certificates has been reduced to zero, distributions of principal will be made in respect of the Class A-1 and Class A-2 Certificates, pro rata.

            (b) (i) On each Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have each been reduced to zero, the Paying Agent shall withdraw any amounts on deposit in the Distribution Account that represent Percentage Premiums actually collected on Mortgage Loans or REO Loans during the related Collection Period and shall distribute to each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distributed with respect to such Class pursuant to Section 4.01(a) on such Distribution Date, and the denominator of which is the total amount of principal distributed to all Classes of Certificates pursuant to Section 4.01(a) on such Distribution Date, (b) 25% and (c) the total amount of Percentage Premiums collected during the related Collection Period. Any Percentage Premiums received during the related Collection Period with respect to such Mortgage Loans or REO Loans and remitted pursuant to Section 4.01(d), remaining after such distributions shall be distributed on the Class IO Certificates. On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amount on deposit therein that represents Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute such amount in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates as follows: Until the aggregate Certificate Principal Balance of the Sequential Pay Certificates has been reduced to zero, to the Holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, then entitled to distributions of principal with respect to such Mortgage Loan on such Distribution Date in the case of each Class thereof, in an amount equal to the amount of each such Yield Maintenance Charges, multiplied by
(a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the Holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be distributed to the Holders of the Class IO Certificates. The "Discount Rate" applicable to any Class of Sequential Pay Certificates will be equal to the yield (monthly equivalent) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as set forth in The Wall Street Journal on the date of such prepayment. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

            (c) On any applicable Distribution Date, any Additional Interest received in respect of an ARD Mortgage Loan in the related Collection Period and remitted by the Master Servicer to the Trustee for deposit in the Additional Interest Distribution Account shall be distributed from the Additional Interest Distribution Account to the Holders of the Class R-III Certificates; provided, however, that, such amounts shall be applied first to make up any interest shortfalls (for such Distribution Date and prior Distribution Dates) with respect to, and reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to, any Class of Regular Certificates.

            (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such

Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, to the extent it is not required to dispose of such unclaimed funds otherwise in accordance with applicable state escheatment law, distribute the unclaimed funds to the Holders of the Class R-III Certificates.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the first anniversary following delivery of the second notice, the Paying Agent shall dispose of all unclaimed funds and other assets in accordance with applicable state law.

            (h) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code and may consult with counsel (the cost of which counsel shall be an expense of the Trust Fund) in connection therewith. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

            (i) On each Distribution Date, the portion of the Available Distribution Amount for such date distributed in respect of any Class of Certificates (other than the Class IO Certificates) on each Distribution Date pursuant to Sections 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its corresponding REMIC II Regular Interest as set forth in the Preliminary Statement hereto; all interest distributions made in respect of each Component of the Class IO Certificates on each Distribution Date pursuant to Sections 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest corresponding to the Class of Sequential Pay Certificates having the same alphabetical and numerical (if any) designation as such Component to the extent of one month's interest accrued at a rate equal to the Pass-Through Rate for such Component on the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date. On each such Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced to equal the Class Principal Balance of the corresponding Class of Sequential Pay Certificates set forth in the Preliminary Statement hereto that will be outstanding following such Distribution Date.

            (j) On each Distribution Date, the portion of the Available Distribution Amount for such date distributed in respect of the Regular Certificates pursuant to Sections 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                  (i) as deemed distributions of interest in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                  (ii) as deemed distributions of principal in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

                  (iii) as deemed distributions in respect of the REMIC I
            Regular Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses (with compounded interest), allocated to each such REMIC I Regular Interest.

            (k) Any Prepayment Premium distributed to any Class of Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium was received.

            SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic
                          Update Report.

            (a) On or prior to each Distribution Date, the Trustee shall prepare a statement substantially in the form of Exhibit J hereto (a "Distribution Date Statement") based solely on information provided to it by the Master Servicer or the Special Servicer (with respect to which the Trustee has no obligation to verify) , as to the distributions made on such Distribution Date, setting forth:

                  (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

                  (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

                  (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                  (v) the Available Distribution Amount for such Distribution
            Date;

                  (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a) (with a detail of the amount by which such P&I Advances were reduced as a result of any Appraisal Reduction Amount), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date and (B) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date;

                  (vii) the aggregate unpaid principal balance of the Mortgage
            Pool outstanding as of the close of business on the related Determination Date;

                  (viii) the aggregate Stated Principal Balance of the Mortgage
            Pool outstanding immediately before and immediately after such Distribution Date;

                  (ix) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

                  (x) the number, aggregate Stated Principal Balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, (E) as to which bankruptcy proceedings have been commenced, to the extent included by the Master Servicer or the Special Servicer in its reports, and (F) Specially Serviced Mortgage Loans (including a description, to the extent included by the Master Servicer or the Special Servicer in its reports, of the related Servicing Transfer Event);

                  (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof and (B) the Stated Principal Balance thereof immediately following such Distribution Date;

                  (xii) with respect to any Mortgage Loan as to which a
            Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and
            (C) the amount of any Realized Loss in connection with such Liquidation Event;

                  (xiii) with respect to each REO Property included in the Trust
            Fund as of the close of business on the related Determination Date,
            (A) the loan number of the related Mortgage Loan, (B) the date of acquisition of such REO Property by the Trust Fund, (C) the book value (within the meaning of 12 C.F.R. Section 571.13) of such REO Property, (D) the aggregate of all REO Revenues and other amounts received with respect to such REO Property during the related Collection Period, (E) the portion of the amount in clause (D) allocable to distributions on the Certificates, and (F) the Stated Principal Balance of the related REO Loan immediately following such Distribution Date;

                  (xiv) with respect to any REO Property included in the Trust
            Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination, (D) the portion of the amount in clause (C) allocable to distributions on the Certificates), and (E) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

                  (xv) the Accrued Certificate Interest and Distributable
            Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

                  (xvi) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (xvii) the Pass-Through Rate for each Class of Regular
            Certificates for such Distribution Date;

                  (xviii) the Principal Distribution Amount for such
            Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xix) the aggregate and cumulative amount of all Realized
            Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

                  (xx) the aggregate of all Additional Trust Fund Expenses that were allocated on such Distribution Date;

                  (xxi) the Class Principal Balance of each Class of Regular
            Certificates (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date and any increase therein on such Distribution Date due to the allocation of Certificate Deferred Interest;

                  (xxii) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                  (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

                  (xxiv) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

                  (xxv) the aggregate amount of Master Servicing Fees, Special
            Servicing Fees and Retained Fees paid to the Master Servicer, the Special Servicer and ORIX during the related Collection Period;

                  (xxvi) a brief description, to the extent included by the
            Master Servicer or the Special Servicer in its reports, of any waiver, modification or amendment of the terms of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to Section 3.20 during the related Collection Period; and

                  (xxviii) the amounts, if any, actually distributed with
            respect to the Class R-III Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiv), (xxiv) and
(xxvi) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee in accordance herewith, the Trustee shall make available to any interested party via its internet website initially located at "www.ctslink.com/cmbs", (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, Loan Setup File, Bond Level File, and Collateral Summary File, (iii) the Unrestricted Servicer Reports, and (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement. The Trustee shall also make its Distribution Date Statement available to any interested party via its fax-on-demand service which can be accessed by calling (301) 815-6610.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee in accordance herewith, the Trustee shall make available via its internet website with the use of a password, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File. The password shall be given out by the Trustee, upon request, to each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, any person identified to the Trustee as a beneficial owner or prospective purchaser of a Certificate upon receipt from such person of an investor certification, the form of which is attached hereto as Exhibit V, and any other person upon the direction of the Depositor.

            The Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report and the REO Status Report are referred to herein as the "Unrestricted Servicer Reports" and the Watch List, the NOI Adjustment Worksheet, the Comparative Financial Status Report, and the Operating Statement Analysis Report are referred to herein as the "Restricted Servicer Reports".

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require online registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance herewith.

            Within a reasonable period of time after the end of each calendar year, the Trustee, upon request, shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(i), (ii), (iii) and (iv) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            On each Distribution Date, the Trustee shall provide or make available to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports made available to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I Certificates on such Distribution Date.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall make such statements, reports and/or other written information available to such Certificate Owner upon the request of such Certificate Owner and at its expense made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest).

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) Not later than 2:00 P.M. New York City time on the second Business Day following each Determination Date the Master Servicer shall furnish to the Trustee, the Depositor, the Underwriters and the Rating Agencies, by electronic transmission (or in such other form to which the Trustee, the Underwriters or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow to the Underwriter and the Depositor not later than the third Business Day following such Determination Date and upon request, to the Trustee and the Rating Agencies, an accurate and complete CMSA Loan Periodic Update Report providing the required information for the Mortgage Loans as of such Determination Date.

            To the extent the Depositor or the Controlling Class Representative requires additional information not required pursuant to the terms of this Agreement, the Depositor or the Controlling Class Representative may request (which request may only be made one time per month unless an Event of Default has occurred and is continuing) of the Master Servicer or Special Servicer, as applicable, that such information be delivered to the Depositor or the Controlling Class Representative on the Distribution Date following the Depositor's or the Controlling Class Representative's reasonable request therefor (or if such request is made after the fourth Business Day preceding such Distribution Date, the next succeeding Distribution Date), to the extent such information is readily available to the Master Servicer or Special Servicer without additional cost or expense for which the Master Servicer or Special Servicer will not be reimbursed, the Master Servicer or the Special Servicer, as applicable, shall provide such information to any requesting party.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            SECTION 4.03. P&I Advances.

            (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts held in the Certificate Account received after the Determination Date with respect to the related Collection Period or for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances, or (ii) if such amounts are insufficient to discharge such obligation, subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and
(ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding

Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy number (214) 237-2040 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone number (214) 237-2010 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and
7.02 shall apply.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Scheduled Payments (in each case, net of the Master Servicing Fee and, if ORIX is the Master Servicer, the Retained Fee) other than Balloon Payments, that were due during the related Collection Period and not received as of the close of business on the Business Day preceding the related P&I Advance Date and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Collection Period and was delinquent as of the end of the related Collection Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer and the Trustee to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee, the Controlling Class Representative and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination, related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the

Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), if default interest and late charges on the related Mortgage Loan shall be insufficient therefor, the Master Servicer shall be entitled to pay itself and the Trustee out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time compounded monthly, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest shall accrue (a) with respect to the Mortgage Loans designated ORIX-3433, ORIX-3436, ORIX-3430, ORIX-3435, ORIX-3431 and ORIX-3429, from the date the Master Servicer or the Trustee makes a P&I Advance through the 15th of the month during which such P&I Advance is made and (b) with respect to the Mortgage Loan designated ORIX-3432, from the date the Master Servicer or the Trustee makes a P&I Advance through the 20th of the month during which such P&I Advance is made. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer as of the related P&I Advance Date.

            (e) Notwithstanding the foregoing, none of the Master Servicer and the Trustee shall be required to make an Advance for (i) Additional Interest, Penalty Charges, Prepayment Premiums, or the portion of any Prepayment Interest Shortfalls not offset by the portion of the Master Servicing Fee and the Retained Fee that represents compensation to the Master Servicer, (ii) with respect to any Distribution Date and any Mortgage Loan subject to an Appraisal Reduction Event, the Appraisal Reduction Amount and (iii) any Advance that, upon making of such Advance, would become a Nonrecoverable Advance.

            SECTION 4.04. Allocation of Realized Losses, Additional Trust Fund
                          Expenses and Appraisal Reductions.

            (a) On each Distribution Date, prior to the distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Regular Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-Off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Regular Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01 and all allocations of Certificate Deferred Interest pursuant to Section 4.07), exceeds (ii) the aggregate

Stated Principal Balance of the Mortgage Pool to be outstanding immediately following such Distribution Date: first, to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the respective remaining Class Principal Balance of each such Class has been reduced to zero and second, to the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the outstanding Class Principal Balances of such Classes of Certificates, until the remaining Class Principal Balance of each such Class has been reduced to zero. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            (b) Each Realized Loss and Additional Trust Fund Expense, if any, allocated to any Class of Sequential Pay Certificates on any Distribution Date shall be deemed to have first been allocated to the corresponding class of REMIC II Regular Interest as set forth in the Preliminary Statement hereto with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

            SECTION 4.05. Calculations.

            The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Use of Agents.

            The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility). The Master Servicer or the Trustee shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article VI or Article VIII hereof, as applicable, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Master Servicer under Section 6.03 or to the Trustee under Sections 8.01, 8.02 and 8.05, as applicable.

            SECTION 4.07. Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest, to the extent not advanced by the Master Servicer or the Trustee, for all Mortgage Loans for the Due Dates occurring in the related Collection Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class K Certificates, second to the Class J Certificates, third to the Class H Certificates, fourth to the Class G Certificate, fifth to the Class F Certificates, sixth to the Class E Certificates, seventh to the Class D Certificates, eighth to the Class C Certificates, ninth to the Class B Certificates, and tenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.07(a) above. The aggregate increase in the Class Principal Balances of such Classes of Sequential Pay Certificates on any Distribution Date pursuant to this Section shall not exceed the aggregate Mortgage Deferred Interest added to the outstanding principal balance of the Mortgage Loans with respect to such Distribution Date.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.07(a) to a Class of Sequential Pay Certificates shall be allocated in reduction of the amount of Uncertificated Distributable Interest with respect to the corresponding Class of REMIC II Regular Interests as set forth in the Preliminary Statement hereto. On each Distribution Date, Certificate Deferred Interest that is added to the Class Principal Balance of a Class of Sequential Pay Certificates pursuant to Section 4.07(b) shall be added to the Uncertificated Principal Balance of the corresponding Class of REMIC II Regular Interests as set forth in the Preliminary Statement hereto.

            (d) With respect to any Distribution Date, the amount of Mortgage Deferred Interest, to the extent not advanced by the Master Servicer or the Trustee, attributable to any

Mortgage Loan shall be allocated in reduction of the amount of Uncertificated Distributable Interest with respect to the REMIC I Regular Interest that relates to such Mortgage Loan.

            (e) With respect to any Distribution Date, the amount of Mortgage Deferred Interest, to the extent not advanced by the Master Servicer or the Trustee, attributable to any Mortgage Loan shall be added to the Uncertificated Principal Balance of the REMIC I Regular Interest that relates to such Mortgage Loan.

                                    ARTICLE V
                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-15; provided, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Registered Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amount, as the case may be, as of the Closing Date of not less than $1,000 in the case of the Registered Certificates, and not less than $250,000 in the case of the Class G, Class H, Class J and Class K, and in each such case in integral multiples of $1 in excess thereof. The Residual Certificates will not have a Certificate Principal Balance or Certificate Notional Amount.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 Attn: Corporate Trust Services (CMBS) - MLMI 1999-C1) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee (if the Trustee is not the Certificate Registrar), the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit F-2 hereto or, with respect to any such Certificate which is not a Residual Certificate, either Exhibit F-2 or Exhibit F-3 hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the prohibited transactions restrictions of Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided, that (i) such a transfer may be made to an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that the proposed transferee certifies that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may be made with respect to a Class G, Class H, Class J or Class K Certificate if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall require the prospective transferee of such Certificate to execute a certification affidavit in the form attached as Exhibit G hereto.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of a
                  Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
            Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
            Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of
            a Residual Certificate in violation of the restrictions in this
            Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, but not the obligation, without notice to the Holder or any prior Holder of such Residual

            Certificate, to sell such Residual Certificate to a qualified purchaser selected by the REMIC Administrator on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause
            (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iii) The Certificate Registrar shall make available to the
            Internal Revenue Service and to those Persons specified by the REMIC Provisions any information in its possession which is necessary to compute any tax imposed (A) as a result of the Transfer of a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                        (A) written confirmation from each Rating Agency to the
                  effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade or withdraw its then-current rating of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide each such Person with an updated copy of the Certificate Register.

            SECTION 5.03. Book-Entry Certificates.

            (a) Each Class of Certificates, other than the Residual Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate

Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01. Liability of Depositor, Master Servicer and Special
                          Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                          Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in downgrading or withdrawal or, in the case of Standard & Poor's, qualification, of the ratings then assigned by the Rating Agencies to any Class of Certificates; and (ii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000.

            SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                          and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) incurred in connection with any breach by such party of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall constitute a Servicing Advance, and the

Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of Section 8.05.

            SECTION 6.04. Resignation of Master Servicer and the Special
                          Servicer; Assignment of Rights and Obligations.

            The Master Servicer and, subject to Section 6.09, the Special Servicer shall resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. Each of the Master Servicer and the Special Servicer shall have the right to resign at any other time and to assign its rights and obligations pursuant to this Agreement to a third party; provided, that, with respect to the successor to either the Master Servicer or the Special Servicer, (i) each of the Rating Agencies confirms in writing that the successor's appointment or the assignment by the Master Servicer or Special Servicer, as the case may be, will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning or assigning party pays all costs and expenses in connection with such transfer, (iii) the successor accepts appointment prior to the effectiveness of such resignation; and (iv) in the event of assignment by the Master Servicer to a third party, such third party satisfies all of the requirements for a successor Master Servicer set forth in Section 7.02(a).

            Consistent with the foregoing and except as provided in the preceding paragraph, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder unless the requirements for resignation set forth in the immediately preceding paragraph are met. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall, except as otherwise provided herein, be payable to such successor.

            SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                          Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, each of the Master Servicer and, to the extent relevant to the performance of the Special Servicer's duties hereunder, the Special Servicer shall furnish the Depositor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                          Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                          with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                          with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09. Designation of Special Servicer by the Controlling
                          Class.

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section
6.02 to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation, provided, that the Controlling Class shall not re-appoint, or allow the continuing performance by, a Special Servicer who has resigned or otherwise ceased to serve as Special Servicer or as to which an Event of Default has occurred and the parties hereto have exercised their rights under section 7.02 hereof. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. Any costs or expenses incurred in connection with the termination and replacement by such Holder or Holders of any Special Servicer, for which the circumstances of such replacement or termination are other than those resulting from the resignation or termination of the Special Servicer pursuant to Sections 6.04 and 7.01, respectively, shall be borne by the Controlling Class. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity the Trustee shall utilize its best efforts to designate a successor Special Servicer meeting the requirements set forth in Sections 6.02 and 7.02. The designated Person shall become the Special Servicer on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person and (ii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms (subject to customary bankruptcy and insolvency qualifications). Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning or terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, including, without limitation, any Workout Fee or proportionate share thereof, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO
Account or
delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                          Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with the same rights it would have (except as otherwise set forth in the definition of "Certificateholder") if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice within ten Business Days, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within fifteen (15) days after the expiration of such notice period, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11. The Controlling Class Representative.

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances as described herein. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special

Servicer, and the Special Servicer will not be permitted to take any of the following actions unless the Controlling Class Representative has approved such action in writing within ten Business Days after receipt of such notice (provided that if such written notice has not been received by the Special Servicer within ten Business Days, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

            (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

            (v) any acceptance of substitute or additional collateral or release of collateral for a Mortgage Loan, except as otherwise required under the Mortgage Loan documents;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan; and

            (viii) any acceptance of a discounted pay-off.

            In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that no such direction or approval rights provided in this Section 6.11 may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder. Any out-of-pocket expenses incurred by the Special Servicer in connection with its obtaining the approval of the Controlling Class Representative shall be borne by the Special Servicer from its own funds and shall not be expenses of the Trust Fund.

            In the event the Special Servicer determines that any direction or objection of the Controlling Class Representative would cause the Special Servicer to violate this Agreement, expose the Master Servicer, the Special Servicer, the Trust Fund or Trustee to liability or materially expand the scope of the Special Servicer's responsibilities, the Special Servicer shall notify the Controlling Class Representative, the Rating Agencies and the Trustee. The sole remedy of the Controlling Class Representative shall be to seek removal of the Special Servicer and the Special Servicer shall have no other liability with respect to such action. Any such removal shall be deemed a removal of the Special Servicer without cause.

            The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the exercise of its rights or by reason of reckless disregard in the exercise of its rights. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Class Representative, agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative will have no liability whatsoever for having so acted.

                                   ARTICLE VII
                                     DEFAULT

            SECTION 7.01. Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the
            Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into the Additional Interest Distribution Account or the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or distributed by it under this Agreement; or

                  (ii) any failure by the Special Servicer to deposit into the
            REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement; provided; however, that if such failure to deposit or remit occurs only once in any consecutive twelve-month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

                  (iii) any failure on the part of the Master Servicer or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, with respect to any failure which is not reasonably curable within such 30-day period, the Master Servicer and the Special Servicer, as applicable, shall have an additional 30-day period to effect a cure, so long as it has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued and is continuing to diligently pursue a cure; or

                  (iv) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (viii) if the Master Servicer or the Special Servicer, as
            applicable, is not considered an "approved servicer" by Standard & Poor's, or the Trustee shall have received a written notice from DCR or from Moody's (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer as the case may be) to the effect that if the Master Servicer or Special Servicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn (or, in the case of Moody's, qualified) and the Trustee shall not have received a subsequent notice from Moody's (within 90 days of receipt of the first notice) indicating anything to the contrary (and upon the 91st day the provisions of Section 7.01(b) shall apply); or

                  (ix) the Master Servicer shall fail to remit to the Paying
            Agent for deposit into the Distribution Account by 4:00 p.m. on any P&I Advance Date, the full amount of P&I Advances required to be made on such date; provided, however, that if such failure to remit by 4:00 p.m. on any P&I Advance Date occurs only once in any consecutive twelve month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

                  (x) the Master Servicer or the Special Servicer shall breach the representation set forth in Section 3.23(a)(ix) or 3.24(a)(ix), respectively.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) through (x) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided that, if ORIX Real Estate Capital Markets, LLC is terminated as initial Master Servicer hereunder, such termination shall not preclude ORIX Real Estate Capital Markets, LLC from servicing, subject to Section 3.22, as a Sub-Servicer in respect of the Mortgage Loans. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            (c) The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) in the case of the Master Servicer, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, the Additional Interest Distribution Account or a Servicing Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Master Servicer with respect to any Mortgage Loan or (ii) in the case of the Special Servicer, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account or a Servicing Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (d) Any cost or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer or the Trustee pursuant to Section 7.01(c) shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section
7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(x) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by a Responsible Officer of the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be
the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(x), the unmade P&I Advances that gave rise to such Event of Default; provided, that any failure to perform such duties or responsibilities, other than making P&I Advances when required, caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (except for the Retained Fee). Notwithstanding the above, the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the downgrading or withdrawal or, in the case of Standard & Poor's, qualification of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is prohibited by law or regulation from making P&I Advances, appoint, no later than the Distribution Date following the resignation or termination of the Master Servicer, any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the downgrading or withdrawal or, in the case of Standard & Poor's, qualification of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption by a successor Master Servicer described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree, provided that the Trustee shall use its best efforts to ensure that such compensation is not in excess of that permitted the resigning or terminated Master Servicer hereunder (exclusive of any Retained Fees paid to such resigning or terminated Master Servicer). If the Trustee, using its best efforts, is unable to appoint a successor Master Servicer as required by this Section, then the Trustee is authorized to make such arrangements for the compensation of the successor as it deems appropriate and shall notify the Ratings Agencies in writing. Any additional compensation paid to the successor Master Servicer shall an Additional Trust Fund Expense. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has written notice of the occurrence of such an event, the Trustee shall deliver notice to the Depositor and all Certificateholders and the Rating Agencies of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Except as expressly provided in Article VIII, under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

            SECTION 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II) to the extent specifically set forth herein, shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02. Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

            (viii) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                          Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04. Trustee May Own Certificates.

            The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                          Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself unreimbursed Additional Trust Fund Expenses to the extent advanced by the Trustee and all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee, affiliate, agent or Control Person of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            SECTION 8.06. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a credit rating of at least "AA" by each Rating Agency and "Aa3" by Moody's or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an Affiliate of the Master Servicer or the Special Servicer.

            SECTION 8.07. Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special

Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail, if the Trustee is the Paying Agent (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(b) or 4.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09. Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12. Appointment of Authenticating Agents.

            (a) The Trustee may appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The initial Authenticating Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such

Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13. Appointment of Paying Agent.

            The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee, the Trustee shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" (or its equivalent) by each of Standard & Poor's and DCR, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The Trustee may enter into agreements to appoint a Paying Agent which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Paying Agent, any provision or requirement herein requiring notice or any information to be provided to the Paying Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            SECTION 8.14. Appointment of REMIC Administrators.

            (a) The Trustee may appoint one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17 and 10.01 herein. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15. Access to Certain Information.

            The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            In connection with providing access to or copies of the documentation described in the preceding paragraph, the Trustee shall require:
(a) in the case of Certificate Owners, a confirmation executed by the requesting Person (in the form of Exhibit V) generally to the effect that such Person is a beneficial holder of Book Entry Certificates and will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person (in the form of Exhibit V) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            SECTION 8.16. Representations, Warranties and Covenants of Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (b) The Trustee represents that any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will be capable of identifying correctly or performing calculations or other processing accurately with respect to dates after December 31, 1999.

            SECTION 8.17. Reports to the Securities and Exchange Commission;
                          Available Information.

            Within 15 days after each Distribution Date, the Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2000, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2000, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Depositor shall promptly file, in a manner that is reasonably acceptable to the Trustee, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. The Depositor shall promptly forward to the Trustee a copy of such no-action letter once received from the Commission.

            The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

                                   ARTICLE IX
                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                          Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Majority Subordinate Certificateholder, or if not purchased by such Person, the Depositor, the Master Servicer or the Special Servicer of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer or the Special Servicer, as the case may be, together with any interest accrued and payable to the Master Servicer or the Special Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees and, if ORIX is the Master Servicer, unpaid Retained Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, or (ii) the Rated Final Distribution Date specified in Section 10.01(e).

            The Majority Subordinate Certificateholder, or if not purchased by such Person, the Depositor, the Master Servicer or the Special Servicer may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Majority Subordinate Certificateholder's, the Master Servicer's, the Special Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon written confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Majority Subordinate Certificateholder, the Master Servicer (or its designee), the Special Servicer or the Depositor (or its designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis. The out-of-pocket expenses incurred by the Master Servicer in connection with a termination pursuant to this Section shall constitute a Servicing Advance; provided, that if the Master Servicer elects to purchase the Mortgage Loans and REO Properties, such out-of-pocket expenses shall be borne by the Master Servicer.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Majority Subordinate Certificateholder's, the Master Servicer's, the Special Servicer's or Depositor's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month to the extent a Responsible Officer of the Trustee has knowledge of such termination, but in any event not less than five days prior to such final Distribution Date, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, shall be allocated in the same order of priority set forth in Section 4.01(a), in each case to the extent of remaining available funds.

            Any Prepayment Premiums on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Regular Certificates, and any Additional Interest on deposit in the Additional Interest Distribution Account as of the final Distribution Date shall be distributed to the Holders of the Class R-III Certificates, in accordance with Sections 4.01(b) and 4.01(c), respectively. Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If, within one year after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Holders of the Class R-III Certificates shall be entitled to all unclaimed funds and other assets which remain subject thereto (to the extent it is not required to dispose of such unclaimed funds and assets otherwise in accordance with applicable state escheatment law.)

            All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(i).

            SECTION 9.02. Additional Termination Requirements.

            (a) If the Majority Subordinate Certificateholder the Depositor, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Special Servicer or the Depositor, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator and, in the case of Majority Subordinate Certificateholder or the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee, the REMIC Administrator and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the REMIC Administrator shall specify the first day in the
            90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained by the purchasing party at the expense of such purchasing party;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Majority Subordinate Certificateholder, the Master Servicer or the Depositor, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the
            Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X
                           ADDITIONAL REMIC PROVISIONS

            SECTION 10.01. REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Certificates (or in the case of the Class IO Certificates, each of its Components) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) Each Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided, that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

            (e) Solely for purposes of Treasury Regulations Sections 1.860G-1(a)(4)(iii), November 15, 2029, has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Certificates (or in the case of the Class IO Certificates, each of its Components).

            (f) Any and all ordinary tax-related expenses of any of REMIC I, REMIC II or REMIC III shall be paid by the REMIC Administrator and shall not be an expense of the Trust Fund. Any fees of the REMIC Administrator shall be paid by the Trustee and shall not be an expense of the Trust Fund. Any taxes, penalties, interest or extraordinary expenses including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any of REMIC I, REMIC II or REMIC III that involve the Internal Revenue Service or state or local taxing authorities will (to the extent not payable by a specified Person pursuant to Section 10.01(j)) be expenses of the Trust Fund.

            (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The ordinary expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

            (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, for a reasonable fee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code) (any such endangerment or imposition, except as provided in Section 3.17(a)(iii), an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing any of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instruments of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on any of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses
(ii) - (vi) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a

"qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account, the Additional Interest Distribution Account, the Interest Reserve Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to
Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except in connection with Section 3.17(a)(iii), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor, to the extent it is within its control, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            SECTION 11.01. Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided, that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee adversely affect in any material respect the interests of any Certificateholder with respect to the Trust Fund; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written assurance that such amendment will not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (provided that no such Opinion of Counsel shall be required if the Trustee receives the assurance of the Rating Agencies described above), adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) change the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall make a copy thereof available to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

            SECTION 11.02. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, and without receiving notice to the contrary from Holders of Certificates entitled to at least 25% of the Voting Rights, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04. Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of law principles.

            SECTION 11.05. Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: the Secretary, with a copy to the treasurer, facsimile number: 212-449-0735; (ii) in the case of the Master Servicer, ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith, II, telecopy number: (214) 237-2041, with a copy to Paul Smyth; (iii) in the case of the Special Servicer, ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith, II, telecopy number: (214) 237-2041, with a copy to Paul Smyth, (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - MLMI Series 1999-C1, telecopy number: (410) 884-2360, and (v) in the case of the Rating Agencies, (A) Standard & Poor's, 55 Water Street, New York, New York 10041-0003, Attention:
Real Estate Ratings Group, Surveillance Manager, telecopy number: (212) 438-2662, and (B) Duff & Phelps Credit Rating Co., CMBS Monitoring Group, 55 E. Monroe St., Chicago, Illinois 60603, Attention: CMBS Surveillance Croup, telecopy number: (312) 263-2852 or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07. Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

            SECTION 11.08. Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other Person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.09. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.10. Notices to and From Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Master Servicer or the Special Servicer;

                  (iv) the repurchase or substitution of Mortgage Loans by the
            Mortgage Loan Sellers pursuant to the Mortgage Loan Purchase Agreements;

                  (v) any change in the location of the Distribution Account or the Additional Interest Distribution Account; and

                  (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee;

                  (ii) any change in the location of the Certificate Account;
            and

                  (iii) any Officer's Certificate delivered by it to the
            Trustee.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege attached to such information. The Special Servicer may attach any reasonable disclaimer it deems appropriate to such information.

            (d) To the extent applicable and not previously delivered, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14;

                  (iii) any Officers' Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08; and

                  (iv) each of its inspection reports described in Section
            3.12(a) and the statements and reports described in Section 3.12(b), 3.12(c) and 3.12(d).

            (e) The Trustee shall (i) make available electronically to each Rating Agency the items described in Section 3.15 and Section 4.02(a) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

            (f) The Master Servicer, the Special Servicer and the Trustee shall furnish each Rating Agency, at no charge, such other documents relating to the Trust Fund as the Rating Agency shall reasonably request and which the Master Servicer, the Special Servicer or the Trustee, as applicable, has in its possession and can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege attached to such information. The Master Servicer, the Special Servicer and the Trustee, as applicable, may attach any reasonable disclaimer it deems appropriate to such information.

            (g) Pursuant to Section 6.11, in the event the Special Servicer determines that any direction or objection of the Controlling Class Representative would cause the Special Servicer to violate this Agreement, expose the Master Servicer, the Special Servicer, the Trust

Fund or Trustee to liability or materially expand the scope of the Special Servicer's responsibilities, the Special Servicer shall notify the Controlling Class Representative, the Rating Agencies and the Trustee.

            SECTION 11.11. Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                            Depositor

                                        By: /s/ Michael M. McGovern
                                            ------------------------------------
                                            Name: Michael M. McGovern
                                            Title: Authorized Signatory


                                        ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                            Master Servicer

                                        By: /s/ Edgar L. Smith II
                                            ------------------------------------
                                            Name: Edgar L. Smith II
                                            Title: Chief Operating Officer


                                        ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                            Special Servicer

                                        By: /s/ Edgar L. Smith II
                                            ------------------------------------
                                            Name: Edgar L. Smith II
                                            Title: Chief Operating Officer

                                        NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION
                                            Trustee

                                        By: /s/ Jack A. Aini
                                            ------------------------------------
                                            Name: Jack A. Aini
                                            Title: Vice President

                                 EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

                CLASS A-1 MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate: 7.37% per annum                       A-1 Certificates as of the Closing
                                            Date: $97,600,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class A-1
                                            Certificate as of the Closing Date:
                                            $97,600,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1                           CUSIP No. 589929 UC 0

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES and THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.

Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

                       This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

                CLASS A-2 MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate:  7.56% per annum                      A-2 Certificates as of the Closing
                                            Date: $337,847,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement: November 1, 1999                 Balance of this Class A-2
                                            Certificate as of the Closing Date:
                                            $200,000,000

Closing Date:  November __, 1999            Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1                           CUSIP No. 589929 UD 8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE "CODE").

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________
________________________________________________________________________________
for the account of______________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS IO CERTIFICATE

                CLASS IO MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through
Rate: Variable

Date of Pooling and Servicing               Aggregate Certificate Notional
Agreement:  November 1, 1999                Amount of the Class IO Certificates
                                            as of the Closing Date:
                                            $592,445,159

Closing Date:  November 4, 1999             Certificate Notional Amount of this
                                            Class IO Certificate as of the
                                            Closing Date:
                                            $200,000,000

First Distribution Date:                    Aggregate Stated Principal Balance
December 15, 1999                           of the Mortgage loans as of the
                                            Cut-Off Date $592,445,159

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1                           CUSIP No. 589929 UK 2

THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE NOTIONAL AMOUNT,
   BUT IS ENTITLED TO RECEIVE INTEREST ON ITS COMPONENTS AS SET FORTH IN THE
                        POOLING AND SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES A BENEFICIAL OWNERSHIP INTEREST IN 11 "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IO Certificate in that certain beneficial ownership interest evidenced by all the Class IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO Certificates will be made by Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class IO Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class IO Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate

Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November __, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

___________________________________________________________
___________________________________________________________
___________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to __________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-4

                           FORM OF CLASS B CERTIFICATE

                 CLASS B MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.71% per annum and     B Certificates as of the Closing
the Weighted Average Net Morgage Rate       Date: $32,584,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class B Certificate
                                            as of the Closing Date: $32,584,000

Closing Date: November 4, 1999              Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1                           CUSIP No. 589929 UE 6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS IO CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS B CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFEREED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date) commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class B Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class B Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class B Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit G to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor or the Master Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________
________________________________________________________________________________
__________________________________________ for the account of___________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

            This information is provided by ____________________, the Assignee named above, or _____________________, as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS C CERTIFICATE

                 CLASS C MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.85% per annum and     C Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $26,660,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class C Certificate
                                            as of the Closing Date: $26,660,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1                           CUSIP No. 589929 UF 3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS C CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date) commencing on the first

Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class C Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class C Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class C Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit G to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer and the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer and the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
__________________________________________ for the account of __________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

            This information is provided by ____________________, the Assignee named above, or _____________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS D CERTIFICATE

                 CLASS D MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.85% per annum and     D Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $8,887,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class D
                                            Certificate as of the Closing Date:
                                            $8,887,000

Closing Date: November 4, 1999              Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1                           CUSIP No. 589929 UG 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS D CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CLASS A-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special

Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class D Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class D Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class D Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by _________________________, the Assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS E CERTIFICATE

                 CLASS E MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.85% per annum and     E Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $20,735,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class E
                                            Certificate as of the Closing
                                            Date: $20,735,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159

First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. 589929 UH 9
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS E CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT

CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association

(hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class E Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class E Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class E Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class E Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

___________________________________________________
___________________________________________________
___________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS F CERTIFICATE

                 CLASS F MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.85% per annum and     F Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $7,406,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class F
                                            Certificate as of the Closing
                                            Date: $7,406,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. 589929 UJ 5
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS F CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT

CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association

(hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class F Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of a Class F Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class F Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

            No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

___________________________________________________________
___________________________________________________________
___________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS G CERTIFICATE

                 CLASS G MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 6.71% per annum and     G Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $23,698,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class G
                                            Certificate as of the Closing
                                            Date: $23,698,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. 589929 UL 0
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO

SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS G CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class G Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________
____________________________________________________________
____________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to _____________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS H CERTIFICATE

                 CLASS H MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 6.71% per annum and     H Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $20,735,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class H
                                            Certificate as of the Closing
                                            Date: $20,735,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159

First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. 589929 UM 8
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO

SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS H CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class H Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS J CERTIFICATE

                 CLASS J MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.21% per annum and     J Certificates as of the Closing
the Weighted Average Net Morgage Rate       Date: $2,963,000

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class J
                                            Certificate as of the Closing
                                            Date: $2,963,000

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159

First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. 589929 UN 6
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF

SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS J CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class J Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________
____________________________________________________________
____________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
________________________________________________________________________________

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-12

                           FORM OF CLASS K CERTIFICATE

                 CLASS K MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                        Class Principal Balance of the Class
Rate: the lesser of 7.21% per annum and     K Certificates as of the Closing
the Weighted Average Net Mortgage Rate      Date: $13,330,159

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  November 1, 1999                Balance of this Class K
                                            Certificate as of the Closing
                                            Date: $13,330,159

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $592,445,159

First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. 589929 UP 1
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF

SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS K CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 4, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED OCTOBER 15, 1999 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 1999 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class K Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this

Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to ________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-13

                          FORM OF CLASS R-I CERTIFICATE

                CLASS R-I MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  November 1, 1999                this Class R-I Certificate:  100%

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date: $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO ALL OF THE REMIC I REGULAR INTERESTS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-I CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX-RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-I Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates as authorized in the Agreement evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

            No Transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any Class R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit F-2 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the

Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

            No Transfer of a Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-1 Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-1 Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted

Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause any portion of the Trust Fund which is designated as a REMIC in the Agreement to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

            No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be made by check payable to ____________________
________________________________________________________________________________
and mailed to _________________________________________________________________.

            Applicable statements and notices should be mailed to ______________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-14

                         FORM OF CLASS R-II CERTIFICATE

               CLASS R-II MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  November 1, 1999                this Class R-II Certificate:  100%

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date: $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO ALL OF THE REMIC I REGULAR INTERESTS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-II CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX-RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (obtained by dividing the principal amount of this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date")(provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-II Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-II Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates as authorized in the Agreement, evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

            No Transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any Class R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit F-2 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

            No Transfer of a Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation; any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause any portion of the Trust Fund which is designated as a REMIC in the Agreement to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any
international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

            No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be by check made payable to ____________________
________________________________________________________________________________
and mailed to _________________________________________________________________.

            Applicable statements and notices should be mailed to
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-15

                         FORM OF CLASS R-III CERTIFICATE

               CLASS R-III MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                 SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  November 1, 1999                this Class R-III Certificate:  100%

Closing Date:  November 4, 1999             Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date: $592,445,159
First Distribution Date:
December 15, 1999

Master Servicer:                            Trustee:
ORIX Real Estate Capital Markets, LLC       Norwest Bank Minnesota, National
                                            Association
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO ANY OF THE STATEMENTS CONTAINED HEREIN OR THE VALIDITY OR SUFFICIENCY OF THE CERTIFICATES OR THE MORTGAGE LOANS AND HAS EXECUTED THIS CERTIFICATE IN ITS LIMITED CAPACITY UNDER THE AGREEMENT.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-III CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN,

INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (obtained by dividing the principal amount of this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC (hereinafter called the "Special Servicer", which term includes any successor entities under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date")(provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-III Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certifiate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage

Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-III Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates as authorized in the Agreement evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

            No Transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any Class R-III Certificate is to be without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit F-2 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

            No Transfer of a Class R-III Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation; any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-III Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause any portion of the Trust Fund which is designated as a REMIC in the Agreement to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

            No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, to elect to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to elect to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of election being less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, the Holder of this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  November 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Certificate Registrar


                                        By:_____________________________________
                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Authenticating Agent


                                        By:_____________________________________
                                           Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be by check made payable to ____________________
________________________________________________________________________________
and mailed to _________________________________________________________________.

            Applicable statements and notices should be mailed to
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

Mortgage Loan Schedule  MLMI 1999-C1

Control No.                    Property Name                  Property Type                   Address
-----------------------------------------------------------------------------------------------------------------------
ML-100      954-960 Chapel Street                            Mixed              954-960 Chapel Street
ML-101      1100 W. Ewing Street                             Industrial         1100 - 1120 W. Ewing St.
ML-103      Creekside Apartments                             Multifamily        7501 Chesterfield
ML-104      Equivest Industrial Center                       Industrial         500 Washington Street
ML-106      Palm Terrace Estates                             Mobile Home Park   2711 Mar Vista Drive
ML-107      Potomac Heights Apts                             Multifamily        1001 Palmer Road
ML-108      585-591-597 Prospect Place Apts.                 Multifamily        585-591-597 Prospect Place
ML-109      RCA - Waterford Apartments                       Multifamily        900 East Randol Mill Road
ML-110      Moulton Plaza                                    Retail             28083 Moulton Parkway
ML-111      Fairways Apartments                              Multifamily        1450 N Highway 360
ML-112      Hempstead Village Commons                        Retail             300 Peninsula Boulevard
ML-114      247 and 251-253 West 34th St.                    Retail             247 and 251-253 West 34th St.
ML-115      9033 Wilshire Medical Bldg                       Mixed              9033 Wilshire Blvd
ML-116      Canyon Crest Village Apts                        Multifamily        5200 Chicago Avenue
ML-117      Pond View Corporate Center                       Office             74 & 76 Batterson Park Rd
ML-124      Saw Mill                                         Multifamily        6900 Saw Mill Village Drive
ML-125      Spring Valley                                    Multifamily        37850 Spring Lane
ML-126      Hampton Point                                    Multifamily        3340 Hampton Point Drive
ML-128      Hampton Inn O'Hare                               Hospitality        3939 N. Mannheim Road
ML-129      Tanglewood Apartments                            Multifamily        2217 Tanglewood Drive
ML-131      Milford Chase/Milford Hunt                       Multifamily        See Below
ML-131a     Milford Chase                                    Multifamily        68 W. Main St.
ML-131b     Milford Hunt                                     Multifamily        260 W. River Road
ML-132      Granada Self Storage                             Self Storage       201 W. Stassney Lane West
ML-134      2551 Tellabs Dr. Building                        Industrial         2551 Tellabs Dr.
ML-135      Avis Rent-A-Car                                  Other              68-70 East 11th Street
ML-136      Breckenridge Farms                               Retail             Blue Lake Blvd. & Pole Line Road
ML-137      Ocean Mist Resort                                Hospitality        97 South Shore Drive
ML-138      Sea Crest Oceanfront Resort & Conference Center  Hospitality        350 Quaker Road
ML-139      Dobson Guadalupe Plaza                           Retail             2039 West Guadalupe Road
ML-140      Eldorado Village Phase I                         Retail             5100 Eldorado Villiage Pkwy
ML-143      Lambda Building                                  Industrial         515 Broad Hollow Road
ML-144      MicroSemi Corp. Building                         Industrial         3101 W. Segerstrom Avenue
ML-145      Office Depot - Newport News                      Retail             11971 Jefferson Avenue
ML-147      Quail Park IV                                    Office             2810 & 2820 W. Charleston Blvd.
ML-148      Torrey Hills Corporate Centre                    Office             11250 El Camino Real
ML-151      57-13 49th Street (Maspeth)                      Industrial         57-13 49th Street
ML-152      Augusta Office Building                          Office             1502 Augusta
ML-154      Woodgate Apartments                              Multifamily        1468 Enfield St.
ML-156      College Square                                   Retail             SWC Alondra Blvd. & Studebaker Road
ORIX-1825   The Bayview Office Building                      Office             1040 Bayview Drive
ORIX-2104   Kingsgate Shopping Center                        Retail             8422 Fondren Road
ORIX-2187   Arsenal Street Shopping Center                   Retail             160 Coleman Avenue
ORIX-2507   Garden Villa                                     Nursing Home       106 Del Norte Drive
ORIX-2508   Kingsland Hills Care Center                      Nursing Home       1229 Highway 1431 West
ORIX-2509   New Covenant Care Center of Dinuba               Nursing Home       1730 South College Road
ORIX-2596   Seguin Nursing & Rehab Center                    Nursing Home       1637 N. King St.
ORIX-2607   Loveland Tech Center                             Industrial         4007 & 4015 South Lincoln Ave.
ORIX-2939   Beverly Hills Medical Tower                      Office             1125 South Beverly Drive
ORIX-2965   Frazier-King Building                            Office             100 East Royal Lane
ORIX-3100   HKS Building                                     Office             1919 McKinney Avenue
ORIX-3108   Centre East Shopping Center                      Retail             10600 East Washington Street
ORIX-3115   The Financial Center                             Office             24022 Calle de la Plata
ORIX-3151   Spring Cypress Village Shopping Center           Retail             22432-22560 State Highway 249
ORIX-3161   Woodland Park Plaza                              Retail             1063-1131 Highway 24
ORIX-3208   Putnam Plaza                                     Retail             1245 Dixwell Avenue
ORIX-3238   Southeast Crossing                               Retail             3320 Hwy 110
ORIX-3256   Kingstown Plaza Shopping Center                  Retail             6615-6669 Post Road
ORIX-3257   Spectrum Club - Thousand Oaks                    Health Club        2400 Willow Lane
ORIX-3266   Northpark Plaza                                  Retail             10343-10355 Federal Boulevard
ORIX-3290   250 Beacham Street                               Industrial         250 Beacham Street (Units 5-15)
ORIX-3325   Lakeside Plaza Office Center                     Office             5205, 5215, 5225 Wiley Post Way
ORIX-3356   Hardaway Office Building                         Office             615 Main Street
ORIX-3429   Gateway 2000 - Baton Rouge                       Retail             9603 Cortana Place
ORIX-3430   Gateway 2000 - Brentwood                         Retail             1601 Westgate Circle
ORIX-3431   Gateway 2000 - El Paso                           Retail             820 Sunland Park Drive
ORIX-3432   Gateway 2000 - Jackson                           Retail             5722 East I-55 Frontage Road
ORIX-3433   Gateway 2000 - Little Rock                       Retail             12018 Chenal Parkway
ORIX-3434   Gateway 2000 - Newport News                      Retail             12249 Jefferson Avenue
ORIX-3435   Gateway 2000 - Oklahoma City                     Retail             4001 Northwest Expressway
ORIX-3436   Gateway 2000 - Plano                             Retail             1300 North Central Expressway
ORIX-3438   Raymour & Flanigan - Southampton                 Retail             427 Street Road
PW-6045     Redbud Plaza                                     Retail             210-282 Norman Center Court
PW-6132     Arlington Apartments                             Multifamily        2700 Whitney Avenue
PW-6376     Shadowbrook Apartments                           Multifamily        2200 Westbend Parkway
PW-6437     175-181 Broadway                                 Multifamily        175-181 Broadway
PW-6482     Fayetteville/Jacksonville Office Portfolio       Office             Various
PW-6482A    Ramsey Street Office Building                    Office             6200 Ramsey Street
PW-6482B    Yadkin Road Building                             Office             6448 Yadkin Road
PW-6482C    Cliffdale Road Office Building                   Office             6920 Cliffdale Road
PW-6482D    Henderson Drive Office Building                  Office             3466 Henderson Drive
PW-7043     The Woods at Frenchman's Creek                   Multifamily        3001 58th Avenue South
PW-7064     Oklahoma City Industrial                         Industrial         2500-2692 West Interstate 40
PW-7119     Washingtonville Manor MHP                        Mobile Home Park   East Avenue & Hallock Drive
PW-7127     1485-1495 Davis Road                             Industrial         1485-1495 Davis Road
PW-7130     Ben White Business Park                          Industrial         209 East Ben White Boulevard
PW-7141     Summercreek Apartments                           Multifamily        11851 Belair Drive
PW-7146     Westbrook Towers                                 Multifamily        317 West Spring Street
PW-7166     Cobblestone Apartments                           Multifamily        2430-2444 Whitfield Road
PW-7170     O'Connor Place Apartments                        Multifamily        316 West 5th Street
PW-7312     Plaza Park MHPs                                  Mobile Home Park   Various
PW-7312A    Plaza MHP                                        Mobile Home Park   2145 N. Dixie Highway
PW-7312B    Spring Valley MHP                                Mobile Home Park   769 State Route 42
PW-7312C    Blair MHP                                        Mobile Home Park   16 Pam Lane
PW-7395     Red Lion Apartments                              Multifamily        4726 Narrow Lane Road
PW-7424     St. Pete Beach Apartments                        Multifamily        9050-9060 Blind Pass Road
PW-7562     401 N. Broad Street                              Office             401 N. Broad Street
PW-7710     Peachtree Village Mobile Home Park               Mobile Home Park   1475 Peachtree Industrial Blvd.
PW-7781     Sherwood Lane Apartments                         Multifamily        4506 Sherwood Lane
PW-7789     Lexus Training Center                            Industrial         205 Jefferson Road
PW-7905     Blue Cross Blue Shield Building                  Office             Carotech Boulevard
PW-7958     1399 Madison Building                            Office             1399 Madison Ave.
PW-8028     Tops Appliance Building                          Retail             1525-1535 Hart Place
PW-8064     Office Max                                       Retail             721 East Colorado Boulevard
PW-8202     First American Building                          Office             8435 Stemmons Freeway
PW-8313     Crossings Apartments                             Multifamily        3555 Highway 544 Overpass
PW-8352     Helix Building                                   Industrial         3078 East Sunset Road, Bldg. B
PW-8703     Virginia Apartment Portfolio                     Multifamily        Various
PW-8703A    Norport Apartments                               Multifamily        9 Seminole Drive
PW-8703B    Colonial Court                                   Multifamily        58 Colonial Court
PW-8703C    Lee Hall                                         Multifamily        523 Summit Street
PW-8703D    River Drive Apartments                           Multifamily        209A 73rd Street
PW-7942     Bend River Mall                                  Retail             3188 N. Highway 97
PW-6410     Gateway Plaza                                    Retail             544-750 N. Third Street
PW-8085     Pepperwood Apartments                            Multifamily        13725 Christine Court
PW-8763     Sunset Hills Apartments                          Multifamily        2825 Bluegrass Lane
PW-7790     Smithtown Bypass                                 Office             732 & 738 Smithtown Bypass
PW-8694     Eckerd's Building                                Industrial         301 South Trade Center Parkway
PW-6232     310 Merrick Road                                 Retail             310 Merrick Road

                                                                                                                      Cut-Off Date
Control No.                    Property Name                           City                 State     Zip Code          Balance
----------------------------------------------------------------------------------------------------------------------------------
ML-100      954-960 Chapel Street                            New Haven                        CT       06510          1,096,788.55
ML-101      1100 W. Ewing Street                             Seattle                          WA       98119          8,269,850.45
ML-103      Creekside Apartments                             Dallas                           TX       75237          8,503,715.46
ML-104      Equivest Industrial Center                       Norristown                       PA       19401          1,270,192.26
ML-106      Palm Terrace Estates                             Aptos                            CA       95003            797,997.58
ML-107      Potomac Heights Apts                             Fort Washington                  MD       20744         26,086,863.88
ML-108      585-591-597 Prospect Place Apts.                 Brooklyn                         NY       11238          1,317,108.64
ML-109      RCA - Waterford Apartments                       Arlington                        TX       76011          7,488,419.99
ML-110      Moulton Plaza                                    Laguna Niguel                    CA       92677          2,538,293.34
ML-111      Fairways Apartments                              Grand Prairie                    TX       75050          9,507,209.95
ML-112      Hempstead Village Commons                        Hempstead                        NY       11550          8,907,379.25
ML-114      247 and 251-253 West 34th St.                    New York                         NY       10001          6,982,314.24
ML-115      9033 Wilshire Medical Bldg                       Beverly Hills                    CA       90211          6,879,599.58
ML-116      Canyon Crest Village Apts                        Riverside                        CA       92507          8,123,381.94
ML-117      Pond View Corporate Center                       Farmington                       CT       06032         20,930,804.16
ML-124      Saw Mill                                         Columbus                         OH       43235         12,460,914.75
ML-125      Spring Valley                                    Farmington Hills                 MI       48331         11,962,178.22
ML-126      Hampton Point                                    Silver Spring                    MD       20904         18,442,153.82
ML-128      Hampton Inn O'Hare                               Schiller Park                    IL       60176          4,986,533.36
ML-129      Tanglewood Apartments                            Hammond                          IN       46323         15,969,297.09
ML-131      Milford Chase/Milford Hunt                       Milford                          CT       06460          2,922,490.48
ML-131a     Milford Chase                                    Milford                          CT       06460
ML-131b     Milford Hunt                                     Milford                          CT       06460
ML-132      Granada Self Storage                             Austin                           TX       78745          1,844,916.12
ML-134      2551 Tellabs Dr. Building                        Round Rock                       TX       78664          6,252,260.03
ML-135      Avis Rent-A-Car                                  New York                         NY       10003          2,393,500.56
ML-136      Breckenridge Farms                               Twin Falls                       ID       83301          4,643,850.89
ML-137      Ocean Mist Resort                                South Yarmouth                   MA       02664          2,495,292.30
ML-138      Sea Crest Oceanfront Resort & Conference Center  North Falmouth                   MA       02556         11,777,779.63
ML-139      Dobson Guadalupe Plaza                           Mesa                             AZ       85202          3,216,174.26
ML-140      Eldorado Village Phase I                         McKinney                         TX       75070          2,096,486.48
ML-143      Lambda Building                                  Melville                         NY       11747          9,338,998.65
ML-144      MicroSemi Corp. Building                         Santa Ana                        CA       92704          2,022,041.41
ML-145      Office Depot - Newport News                      Newport News                     VA       23606          2,056,000.00
ML-147      Quail Park IV                                    Las Vegas                        NV       89107         11,004,848.03
ML-148      Torrey Hills Corporate Centre                    San Diego                        CA       92130          3,520,816.39
ML-151      57-13 49th Street (Maspeth)                      Maspeth                          NY       11378          2,394,997.00
ML-152      Augusta Office Building                          Houston                          TX       77057          4,165,045.53
ML-154      Woodgate Apartments                              Enfield                          CT       06082          6,491,404.44
ML-156      College Square                                   Cerritos                         CA       90703         18,825,623.16
ORIX-1825   The Bayview Office Building                      Ft. Lauderdale                   FL       33304          4,843,129.08
ORIX-2104   Kingsgate Shopping Center                        Houston                          TX       77074          1,683,872.79
ORIX-2187   Arsenal Street Shopping Center                   Watertown                        NY       13601          2,809,852.74
ORIX-2507   Garden Villa                                     El Campo                         TX       77437          2,402,837.46
ORIX-2508   Kingsland Hills Care Center                      Kingsland                        TX       78639          2,055,346.45
ORIX-2509   New Covenant Care Center of Dinuba               Dinuba                           CA       93618          1,982,529.32
ORIX-2596   Seguin Nursing & Rehab Center                    Seguin                           TX       78155          1,563,741.79
ORIX-2607   Loveland Tech Center                             Loveland                         CO       80537          2,385,020.82
ORIX-2939   Beverly Hills Medical Tower                      Los Angeles                      CA       90035          5,654,145.91
ORIX-2965   Frazier-King Building                            Irving                           TX       75039         16,439,315.22
ORIX-3100   HKS Building                                     Dallas                           TX       75201          7,983,038.32
ORIX-3108   Centre East Shopping Center                      Indianapolis                     IN       46229          8,966,895.33
ORIX-3115   The Financial Center                             Laguna Hills                     CA       92653          6,196,394.03
ORIX-3151   Spring Cypress Village Shopping Center           Houston                          TX       77070          4,976,440.47
ORIX-3161   Woodland Park Plaza                              Woodland Park                    CO       80866          2,893,490.73
ORIX-3208   Putnam Plaza                                     Hamden                           CT       06514          9,540,720.99
ORIX-3238   Southeast Crossing                               Tyler                            TX       75704          2,076,285.41
ORIX-3256   Kingstown Plaza Shopping Center                  North Kingstown                  RI       02852          4,208,441.44
ORIX-3257   Spectrum Club - Thousand Oaks                    Thousand Oaks                    CA       91361          8,394,533.22
ORIX-3266   Northpark Plaza                                  Westminster                      CO       80221          6,243,841.84
ORIX-3290   250 Beacham Street                               Everett                          MA       02149          1,943,861.56
ORIX-3325   Lakeside Plaza Office Center                     Salt Lake City                   UT       84116         18,170,832.51
ORIX-3356   Hardaway Office Building                         Nashville                        TN       37206          2,994,997.40
ORIX-3429   Gateway 2000 - Baton Rouge                       Baton Rouge                      LA       70815          1,136,856.23
ORIX-3430   Gateway 2000 - Brentwood                         Brentwood                        TN       37027          1,637,352.68
ORIX-3431   Gateway 2000 - El Paso                           El Paso                          TX       79912          1,357,105.46
ORIX-3432   Gateway 2000 - Jackson                           Jackson                          MS       39211          1,736,253.17
ORIX-3433   Gateway 2000 - Little Rock                       Little Rock                      AR       72211          1,709,613.37
ORIX-3434   Gateway 2000 - Newport News                      Newport News                     VA       23602          1,855,133.56
ORIX-3435   Gateway 2000 - Oklahoma City                     Oklahoma City                    OK       73116          1,549,337.13
ORIX-3436   Gateway 2000 - Plano                             Plano                            TX       75074          1,641,208.88
ORIX-3438   Raymour & Flanigan - Southampton                 Southampton                      PA       18966          3,282,897.24
PW-6045     Redbud Plaza                                     Norman                           OK       73072          1,893,937.21
PW-6132     Arlington Apartments                             Harvey                           LA       70058          6,390,041.56
PW-6376     Shadowbrook Apartments                           New Orleans                      LA       70114          6,388,722.18
PW-6437     175-181 Broadway                                 Passaic                          NJ       07055            935,927.32
PW-6482     Fayetteville/Jacksonville Office Portfolio       Fayetteville & Jacksonville      NC      Various         3,255,995.77
PW-6482A    Ramsey Street Office Building                    Fayetteville                     NC       28311
PW-6482B    Yadkin Road Building                             Fayetteville                     NC       28303
PW-6482C    Cliffdale Road Office Building                   Fayetteville                     NC       28304
PW-6482D    Henderson Drive Office Building                  Jacksonville                     NC       28546
PW-7043     The Woods at Frenchman's Creek                   St. Petersburg                   FL       33712          5,878,000.82
PW-7064     Oklahoma City Industrial                         Oklahoma City                    OK       73108          2,496,097.90
PW-7119     Washingtonville Manor MHP                        Washingtonville                  NY       10922          1,498,747.13
PW-7127     1485-1495 Davis Road                             Elgin                            IL       60123          1,023,566.60
PW-7130     Ben White Business Park                          Austin                           TX       77040          1,690,332.98
PW-7141     Summercreek Apartments                           San Antonio                      TX       78213          4,317,857.36
PW-7146     Westbrook Towers                                 West Haven                       CT       06516          2,084,258.71
PW-7166     Cobblestone Apartments                           Clarksville                      TN       37040          1,544,810.71
PW-7170     O'Connor Place Apartments                        Irving                           TX       75060            797,212.52
PW-7312     Plaza Park MHPs                                  Lima, London & Chillicothe       OH      Various         2,045,560.57
PW-7312A    Plaza MHP                                        Lima                             OH       45802
PW-7312B    Spring Valley MHP                                London                           OH       43140
PW-7312C    Blair MHP                                        Chillicothe                      OH       43140
PW-7395     Red Lion Apartments                              Montgomery                       AL       36116          2,247,635.94
PW-7424     St. Pete Beach Apartments                        St. Pete Beach                   FL       33706            948,325.95
PW-7562     401 N. Broad Street                              Philadelphia                     PA       19108          6,690,462.65
PW-7710     Peachtree Village Mobile Home Park               Buford                           GA       30518          1,920,704.91
PW-7781     Sherwood Lane Apartments                         Houston                          TX       77092            721,000.99
PW-7789     Lexus Training Center                            Parsippany                       NJ       07054          3,048,754.08
PW-7905     Blue Cross Blue Shield Building                  Columbia                         SC       29203         25,288,017.24
PW-7958     1399 Madison Building                            Memphis                          TN       38103          2,099,239.59
PW-8028     Tops Appliance Building                          Brooklyn                         NY       11224          6,789,386.28
PW-8064     Office Max                                       Pasadena                         CA       91101          4,792,696.69
PW-8202     First American Building                          Dallas                           TX       75247         18,568,200.18
PW-8313     Crossings Apartments                             Conway                           SC       29526          3,645,729.56
PW-8352     Helix Building                                   Las Vegas                        NV       89120          2,195,846.37
PW-8703     Virginia Apartment Portfolio                     Various                          VA      Various        17,374,118.66
PW-8703A    Norport Apartments                               Portsmouth                       VA       23702
PW-8703B    Colonial Court                                   Colonial Heights                 VA       23834
PW-8703C    Lee Hall                                         Petersburgh                      VA       23803
PW-8703D    River Drive Apartments                           Newport News                     VA       23607
PW-7942     Bend River Mall                                  Bend                             OR       97741          8,490,237.26
PW-6410     Gateway Plaza                                    Laramie                          WY       82070          6,094,764.50
PW-8085     Pepperwood Apartments                            Tampa                            FL       33613            999,392.88
PW-8763     Sunset Hills Apartments                          Henderson                        NV       89104          6,343,510.01
PW-7790     Smithtown Bypass                                 Smithtown                        NY       11787          3,898,646.39
PW-8694     Eckerd's Building                                Woodlands                        TX       77385          3,698,575.34
PW-6232     310 Merrick Road                                 Rockville Center                 NY       11570          2,050,000.00

                                                              P&I Payment                Remaining    Remaining     Maturity Date
Control No.                    Property Name                   (monthly)    Gross Rate   Term (mos)   Amort (mos)     ARD Date
---------------------------------------------------------------------------------------------------------------------------------
ML-100      954-960 Chapel Street                               9,719.51      9.500%         116         296           7/1/09
ML-101      1100 W. Ewing Street                               66,834.16      8.375%         116         296           7/1/09
ML-103      Creekside Apartments                               60,267.84      7.350%         98          338           1/1/08
ML-104      Equivest Industrial Center                         10,180.78      8.520%         115         319           6/1/09
ML-106      Palm Terrace Estates                                5,812.13      7.780%         116         356           7/1/09
ML-107      Potomac Heights Apts                              175,444.66      6.977%         103         343           6/1/08
ML-108      585-591-597 Prospect Place Apts.                   10,367.66      8.040%         114         294           5/1/09
ML-109      RCA - Waterford Apartments                         53,345.09      7.430%         65          341           4/1/05
ML-110      Moulton Plaza                                      19,296.04      8.230%         116         356           7/1/09
ML-111      Fairways Apartments                                65,580.06      7.080%         63          339           2/1/05
ML-112      Hempstead Village Commons                          64,563.37      7.730%         116         356           7/1/09
ML-114      247 and 251-253 West 34th St.                      58,772.17      8.875%         117         297           8/1/09
ML-115      9033 Wilshire Medical Bldg                         51,469.16      8.068%         117         357           8/1/09
ML-116      Canyon Crest Village Apts                          59,492.91      7.830%         139         355           6/1/11
ML-117      Pond View Corporate Center                        152,701.88      7.790%         115         355           6/1/09
ML-124      Saw Mill                                           87,401.81      7.500%         115         355           6/1/09
ML-125      Spring Valley                                      83,659.37      7.470%         91          355           6/1/07
ML-126      Hampton Point                                     129,354.68      7.500%         115         355           6/1/09
ML-128      Hampton Inn O'Hare                                 36,404.75      7.500%         117         321           8/1/09
ML-129      Tanglewood Apartments                             116,341.44      7.790%         117         357           8/1/09
ML-131      Milford Chase/Milford Hunt                         21,466.23      7.875%         117         357           8/1/09
ML-131a     Milford Chase
ML-131b     Milford Hunt
ML-132      Granada Self Storage                               14,951.82      8.420%         117         297           8/1/09
ML-134      2551 Tellabs Dr. Building                          47,290.46      8.190%         118         358           9/1/09
ML-135      Avis Rent-A-Car                                    19,528.63      8.500%         117         297           8/1/09
ML-136      Breckenridge Farms                                 34,086.67      7.875%         118         358           9/1/09
ML-137      Ocean Mist Resort                                  20,305.33      8.480%         118         298           9/1/09
ML-138      Sea Crest Oceanfront Resort & Conference Center    95,841.16      8.480%         118         298           9/1/09
ML-139      Dobson Guadalupe Plaza                             24,752.12      8.375%         118         358           9/1/09
ML-140      Eldorado Village Phase I                           16,144.79      8.375%         117         357           8/1/09
ML-143      Lambda Building                                    72,176.12      8.420%         118         358           9/1/09
ML-144      MicroSemi Corp. Building                           15,574.20      8.390%         119         359          10/1/09
ML-145      Office Depot - Newport News                        15,989.14      8.500%         120         360          11/1/09
ML-147      Quail Park IV                                      81,805.04      8.000%         117         357           8/1/09
ML-148      Torrey Hills Corporate Centre                      27,109.33      8.380%         118         358           9/1/09
ML-151      57-13 49th Street (Maspeth)                        19,521.99      8.500%         118         298           9/1/09
ML-152      Augusta Office Building                            32,054.77      8.375%         118         358           9/1/09
ML-154      Woodgate Apartments                                47,648.04      7.875%         118         358           9/1/09
ML-156      College Square                                    139,581.24      7.980%         118         358           9/1/09
ORIX-1825   The Bayview Office Building                        33,161.17      7.170%         104         344           7/1/08
ORIX-2104   Kingsgate Shopping Center                          13,403.65      8.250%         110         290           1/1/09
ORIX-2187   Arsenal Street Shopping Center                     20,452.29      7.850%         110         350           1/1/09
ORIX-2507   Garden Villa                                       18,636.29      7.950%         111         291           2/1/09
ORIX-2508   Kingsland Hills Care Center                        15,673.07      7.750%         111         291           2/1/09
ORIX-2509   New Covenant Care Center of Dinuba                 15,702.24      8.200%         111         291           2/1/09
ORIX-2596   Seguin Nursing & Rehab Center                      12,386.53      8.220%         112         292           3/1/09
ORIX-2607   Loveland Tech Center                               17,360.04      7.850%         110         350           1/1/09
ORIX-2939   Beverly Hills Medical Tower                        44,319.21      7.830%         113         274           4/1/09
ORIX-2965   Frazier-King Building                             115,370.39      7.500%         114         354           5/1/09
ORIX-3100   HKS Building                                       57,977.79      7.870%         116         356           7/1/09
ORIX-3108   Centre East Shopping Center                        63,601.53      7.610%         114         354           5/1/09
ORIX-3115   The Financial Center                               45,409.44      7.940%         112         352           3/1/09
ORIX-3151   Spring Cypress Village Shopping Center             36,871.52      7.750%         114         318           5/1/09
ORIX-3161   Woodland Park Plaza                                21,718.11      8.220%         116         356           7/1/09
ORIX-3208   Putnam Plaza                                       73,634.38      8.530%         118         358           9/1/09
ORIX-3238   Southeast Crossing                                 15,860.92      8.410%         116         356           7/1/09
ORIX-3256   Kingstown Plaza Shopping Center                    31,075.22      8.050%         117         357           8/1/09
ORIX-3257   Spectrum Club - Thousand Oaks                      70,205.11      8.950%         119         299          10/1/09
ORIX-3266   Northpark Plaza                                    46,560.16      8.150%         116         356           7/1/09
ORIX-3290   250 Beacham Street                                 14,950.48      8.290%         115         331           6/1/09
ORIX-3325   Lakeside Plaza Office Center                      132,911.32      7.950%         117         357           8/1/09
ORIX-3356   Hardaway Office Building                           24,399.89      8.620%         118         298           9/1/09
ORIX-3429   Gateway 2000 - Baton Rouge                          8,677.75      8.410%         118         358           9/5/09
ORIX-3430   Gateway 2000 - Brentwood                           12,498.10      8.410%         118         358           9/5/09
ORIX-3431   Gateway 2000 - El Paso                             10,362.98      8.410%         117         357           8/5/09
ORIX-3432   Gateway 2000 - Jackson                             13,253.02      8.410%         118         358           9/5/09
ORIX-3433   Gateway 2000 - Little Rock                         13,054.76      8.410%         117         357           8/5/09
ORIX-3434   Gateway 2000 - Newport News                        14,160.45      8.410%         118         358           9/5/09
ORIX-3435   Gateway 2000 - Oklahoma City                       11,830.87      8.410%         117         357           8/5/09
ORIX-3436   Gateway 2000 - Plano                               12,532.41      8.410%         117         357           8/5/09
ORIX-3438   Raymour & Flanigan - Southampton                   25,569.86      8.630%         118         358           9/1/09
PW-6045     Redbud Plaza                                       13,941.53      8.000%         114         354           5/1/09
PW-6132     Arlington Apartments                               47,184.20      8.050%         117         357           8/1/09
PW-6376     Shadowbrook Apartments                             48,983.86      8.450%         116         356           7/1/09
PW-6437     175-181 Broadway                                    7,474.35      8.350%         115         295           6/1/09
PW-6482     Fayetteville/Jacksonville Office Portfolio         26,282.61      8.500%         117         297           8/1/09
PW-6482A    Ramsey Street Office Building
PW-6482B    Yadkin Road Building
PW-6482C    Cliffdale Road Office Building
PW-6482D    Henderson Drive Office Building
PW-7043     The Woods at Frenchman's Creek                     43,218.73      8.000%         116         356           7/1/09
PW-7064     Oklahoma City Industrial                           19,756.85      8.800%         116         356           7/1/09
PW-7119     Washingtonville Manor MHP                          11,547.45      7.970%         119         299          10/1/09
PW-7127     1485-1495 Davis Road                                7,808.84      8.400%         117         357           8/1/09
PW-7130     Ben White Business Park                            12,952.40      7.850%         114         294           5/1/09
PW-7141     Summercreek Apartments                             31,470.67      7.900%         115         355           6/1/09
PW-7146     Westbrook Towers                                   15,907.17      8.400%         116         356           7/1/09
PW-7166     Cobblestone Apartments                             12,272.81      8.300%         116         296           7/1/09
PW-7170     O'Connor Place Apartments                           6,906.34      9.350%         115         295           6/1/09
PW-7312     Plaza Park MHPs                                    14,757.35      7.800%         116         356           7/1/09
PW-7312A    Plaza MHP
PW-7312B    Spring Valley MHP
PW-7312C    Blair MHP
PW-7395     Red Lion Apartments                                16,903.50      8.250%         118         358           9/1/09
PW-7424     St. Pete Beach Apartments                           7,271.04      8.450%         116         356           7/1/09
PW-7562     401 N. Broad Street                                54,150.93      9.050%         116         356           7/1/09
PW-7710     Peachtree Village Mobile Home Park                 13,724.48      7.700%         116         356           7/1/09
PW-7781     Sherwood Lane Apartments                            6,129.40      9.125%         116         296           7/1/09
PW-7789     Lexus Training Center                              22,913.63      8.250%         119         359          10/1/09

PW-7905     Blue Cross Blue Shield Building                   183,003.73      7.850%         119         359          10/1/09
PW-7958     1399 Madison Building                              16,221.66      8.550%         119         359          10/1/09
PW-8028     Tops Appliance Building                            53,738.64      8.800%         116         356           7/1/09
PW-8064     Office Max                                         35,639.86      8.125%         117         357           8/1/09
PW-8202     First American Building                           138,992.60      8.200%         118         358           9/1/09
PW-8313     Crossings Apartments                               26,401.72      7.850%         118         358           9/1/09
PW-8352     Helix Building                                     16,979.96      8.000%         118         298           9/1/09
PW-8703     Virginia Apartment Portfolio                       130,109.28     8.200%         117         357           8/1/09
PW-8703A    Norport Apartments
PW-8703B    Colonial Court
PW-8703C    Lee Hall
PW-8703D    River Drive Apartments
PW-7942     Bend River Mall                                    61,896.60      7.920%         118         358           9/1/09
PW-6410     Gateway Plaza                                      46,264.39      8.350%         118         358           9/1/09
PW-8085     Pepperwood Apartments                               8,529.34      9.200%         119         299          10/1/09
PW-8763     Sunset Hills Apartments                            48,152.57      8.350%         118         358           9/1/09
PW-7790     Smithtown Bypass                                   30,403.20      8.650%         119         359          10/1/09
PW-8694     Eckerd's Building                                  28,187.99      8.400%         119         359          10/1/09
PW-6232     310 Merrick Road                                   15,908.24      8.600%         120         360          11/1/09

                                                                Ground   Balloon/Hyperam/         Sub               Master
Control No.                    Property Name                    Lease      Fully Amort      Servicing fees      Servicing fees
------------------------------------------------------------------------------------------------------------------------------
ML-100      954-960 Chapel Street                                 No         Balloon        incl. In Master         0.070
ML-101      1100 W. Ewing Street                                  No         Balloon        incl. In Master         0.070
ML-103      Creekside Apartments                                  No         Balloon        incl. In Master         0.070
ML-104      Equivest Industrial Center                            No         Balloon        incl. In Master         0.070
ML-106      Palm Terrace Estates                                  No         Balloon        incl. In Master         0.070
ML-107      Potomac Heights Apts                                  No         Hyperam        incl. In Master         0.070
ML-108      585-591-597 Prospect Place Apts.                      No         Balloon        incl. In Master         0.070
ML-109      RCA - Waterford Apartments                            No         Balloon        incl. In Master         0.070
ML-110      Moulton Plaza                                         No         Balloon        incl. In Master         0.070
ML-111      Fairways Apartments                                   No         Balloon        incl. In Master         0.070
ML-112      Hempstead Village Commons                             No         Balloon        incl. In Master         0.070
ML-114      247 and 251-253 West 34th St.                         No         Balloon        incl. In Master         0.070
ML-115      9033 Wilshire Medical Bldg                            No         Balloon        incl. In Master         0.070
ML-116      Canyon Crest Village Apts                             No         Balloon        incl. In Master         0.070
ML-117      Pond View Corporate Center                            No         Balloon        incl. In Master         0.070
ML-124      Saw Mill                                              No         Balloon             0.03               0.000
ML-125      Spring Valley                                         No         Balloon             0.03               0.000
ML-126      Hampton Point                                         No         Balloon             0.03               0.000
ML-128      Hampton Inn O'Hare                                    No         Balloon        incl. In Master         0.070
ML-129      Tanglewood Apartments                                 No         Balloon        incl. In Master         0.070
ML-131      Milford Chase/Milford Hunt                        See below      Balloon        incl. In Master         0.070
ML-131a     Milford Chase
ML-131b     Milford Hunt
ML-132      Granada Self Storage                                  No         Balloon        incl. In Master         0.070
ML-134      2551 Tellabs Dr. Building                             No         Balloon        incl. In Master         0.070
ML-135      Avis Rent-A-Car                                       No         Balloon        incl. In Master         0.070
ML-136      Breckenridge Farms                                    No         Balloon        incl. In Master         0.070
ML-137      Ocean Mist Resort                                     No         Balloon        incl. In Master         0.070
ML-138      Sea Crest Oceanfront Resort & Conference Center       No         Balloon        incl. In Master         0.070
ML-139      Dobson Guadalupe Plaza                                No         Balloon        incl. In Master         0.070
ML-140      Eldorado Village Phase I                              No         Balloon        incl. In Master         0.070
ML-143      Lambda Building                                       No         Balloon        incl. In Master         0.070
ML-144      MicroSemi Corp. Building                              No         Balloon        incl. In Master         0.070
ML-145      Office Depot - Newport News                           No         Balloon        incl. In Master         0.070
ML-147      Quail Park IV                                         No         Balloon        incl. In Master         0.070
ML-148      Torrey Hills Corporate Centre                         No         Balloon        incl. In Master         0.070
ML-151      57-13 49th Street (Maspeth)                           No         Balloon        incl. In Master         0.070
ML-152      Augusta Office Building                               No         Balloon        incl. In Master         0.070
ML-154      Woodgate Apartments                                   No         Balloon        incl. In Master         0.070
ML-156      College Square                                        No         Balloon        incl. In Master         0.070
ORIX-1825   The Bayview Office Building                           No         Balloon        incl. In Master         0.050
ORIX-2104   Kingsgate Shopping Center                             No         Balloon        incl. In Master         0.125
ORIX-2187   Arsenal Street Shopping Center                        No         Balloon        incl. In Master         0.100
ORIX-2507   Garden Villa                                          No         Balloon        incl. In Master         0.100
ORIX-2508   Kingsland Hills Care Center                           No         Balloon        incl. In Master         0.100
ORIX-2509   New Covenant Care Center of Dinuba                    No         Balloon        incl. In Master         0.100
ORIX-2596   Seguin Nursing & Rehab Center                         No         Balloon        incl. In Master         0.125
ORIX-2607   Loveland Tech Center                                  No         Balloon        incl. In Master         0.100
ORIX-2939   Beverly Hills Medical Tower                          Yes         Balloon        incl. In Master         0.033
ORIX-2965   Frazier-King Building                                 No         Balloon        incl. In Master         0.020
ORIX-3100   HKS Building                                          No         Balloon        incl. In Master         0.020
ORIX-3108   Centre East Shopping Center                           No         Balloon        incl. In Master         0.020
ORIX-3115   The Financial Center                                  No         Balloon        incl. In Master         0.033
ORIX-3151   Spring Cypress Village Shopping Center                No         Balloon        incl. In Master         0.033
ORIX-3161   Woodland Park Plaza                                   No         Balloon        incl. In Master         0.100
ORIX-3208   Putnam Plaza                                          No         Balloon        incl. In Master         0.020
ORIX-3238   Southeast Crossing                                    No         Balloon        incl. In Master         0.100
ORIX-3256   Kingstown Plaza Shopping Center                       No         Balloon        incl. In Master         0.045
ORIX-3257   Spectrum Club - Thousand Oaks                         No         Balloon        incl. In Master         0.020
ORIX-3266   Northpark Plaza                                       No         Balloon        incl. In Master         0.033
ORIX-3290   250 Beacham Street                                    No         Balloon        incl. In Master         0.125
ORIX-3325   Lakeside Plaza Office Center                          No         Balloon        incl. In Master         0.020
ORIX-3356   Hardaway Office Building                              No         Balloon        incl. In Master         0.075
ORIX-3429   Gateway 2000 - Baton Rouge                            No         Balloon        incl. In Master         0.125
ORIX-3430   Gateway 2000 - Brentwood                              No         Balloon        incl. In Master         0.125
ORIX-3431   Gateway 2000 - El Paso                                No         Balloon        incl. In Master         0.125
ORIX-3432   Gateway 2000 - Jackson                                No         Balloon        incl. In Master         0.125
ORIX-3433   Gateway 2000 - Little Rock                            No         Balloon        incl. In Master         0.125
ORIX-3434   Gateway 2000 - Newport News                           No         Balloon        incl. In Master         0.125
ORIX-3435   Gateway 2000 - Oklahoma City                          No         Balloon        incl. In Master         0.125
ORIX-3436   Gateway 2000 - Plano                                  No         Balloon        incl. In Master         0.125
ORIX-3438   Raymour & Flanigan - Southampton                      No         Balloon        incl. In Master         0.075
PW-6045     Redbud Plaza                                          No         Balloon        incl. In Master         0.070
PW-6132     Arlington Apartments                                  No         Balloon        incl. In Master         0.070
PW-6376     Shadowbrook Apartments                                No         Balloon        incl. In Master         0.070
PW-6437     175-181 Broadway                                      No         Balloon        incl. In Master         0.070
PW-6482     Fayetteville/Jacksonville Office Portfolio        See below      Balloon        incl. In Master         0.070
PW-6482A    Ramsey Street Office Building                                                   incl. In Master         0.070
PW-6482B    Yadkin Road Building                                                            incl. In Master         0.070
PW-6482C    Cliffdale Road Office Building                                                  incl. In Master         0.070
PW-6482D    Henderson Drive Office Building                                                 incl. In Master         0.070
PW-7043     The Woods at Frenchman's Creek                        No         Balloon
PW-7064     Oklahoma City Industrial                              No         Balloon        incl. In Master         0.070
PW-7119     Washingtonville Manor MHP                             No         Balloon        incl. In Master         0.070
PW-7127     1485-1495 Davis Road                                  No         Balloon        incl. In Master         0.070
PW-7130     Ben White Business Park                               No         Balloon        incl. In Master         0.070
PW-7141     Summercreek Apartments                                No         Balloon
PW-7146     Westbrook Towers                                      No         Balloon
PW-7166     Cobblestone Apartments                                No         Balloon
PW-7170     O'Connor Place Apartments                             No         Balloon        incl. In Master         0.070
PW-7312     Plaza Park MHPs                                   See below      Balloon        incl. In Master         0.070
PW-7312A    Plaza MHP                                             No                        incl. In Master         0.070
PW-7312B    Spring Valley MHP                                     No                        incl. In Master         0.070
PW-7312C    Blair MHP                                             No                        incl. In Master         0.070
PW-7395     Red Lion Apartments                                   No         Balloon        incl. In Master         0.070
PW-7424     St. Pete Beach Apartments                             No         Balloon        incl. In Master         0.070
PW-7562     401 N. Broad Street                                   No         Balloon        incl. In Master         0.070
PW-7710     Peachtree Village Mobile Home Park                    No         Balloon        incl. In Master         0.070
PW-7781     Sherwood Lane Apartments                              No         Balloon
PW-7789     Lexus Training Center                                 No         Hyperam
PW-7905     Blue Cross Blue Shield Building                       No         Hyperam
PW-7958     1399 Madison Building                                 No         Hyperam        incl. In Master         0.070
PW-8028     Tops Appliance Building                               No         Hyperam        incl. In Master         0.070
PW-8064     Office Max                                            No         Hyperam        incl. In Master         0.070
PW-8202     First American Building                               No         Hyperam        incl. In Master         0.070
PW-8313     Crossings Apartments                                  No         Balloon        incl. In Master         0.070
PW-8352     Helix Building                                        No         Balloon        incl. In Master         0.070
PW-8703     Virginia Apartment Portfolio                      See below      Balloon        incl. In Master         0.070
PW-8703A    Norport Apartments                                    No
PW-8703B    Colonial Court                                        No
PW-8703C    Lee Hall                                              No
PW-8703D    River Drive Apartments                                No
PW-7942     Bend River Mall                                       No         Balloon        incl. In Master         0.070
PW-6410     Gateway Plaza                                         No         Balloon        incl. In Master         0.070
PW-8085     Pepperwood Apartments                                 No         Balloon        incl. In Master         0.070
PW-8763     Sunset Hills Apartments                               No         Balloon        incl. In Master         0.070
PW-7790     Smithtown Bypass                                      No         Hyperam        incl. In Master         0.070
PW-8694     Eckerd's Building                                     No         Balloon        incl. In Master         0.070
PW-6232     310 Merrick Road                                      No         Hyperam        incl. In Master         0.070

                                                                 Mortgage                                    Interest      Cross
Control No.                    Property Name                   Loan Seller     Subservicer     Defeasance    Accrual     defaulted
----------------------------------------------------------------------------------------------------------------------------------
ML-100      954-960 Chapel Street                                 MLMC             ORIX           Yes       Actual/360      no
ML-101      1100 W. Ewing Street                                  MLMC             ORIX           Yes       Actual/360      no
ML-103      Creekside Apartments                                  MLMC             ORIX                     Actual/360      no
ML-104      Equivest Industrial Center                            MLMC             ORIX           Yes       Actual/360      no
ML-106      Palm Terrace Estates                                  MLMC             ORIX           Yes       Actual/360      no
ML-107      Potomac Heights Apts                                  MLMC             ORIX           Yes       Actual/360      no
ML-108      585-591-597 Prospect Place Apts.                      MLMC             ORIX           Yes       Actual/360      no
ML-109      RCA - Waterford Apartments                            MLMC             ORIX                     Actual/360      no
ML-110      Moulton Plaza                                         MLMC             ORIX           Yes       Actual/360      no
ML-111      Fairways Apartments                                   MLMC             ORIX                     Actual/360      no
ML-112      Hempstead Village Commons                             MLMC             ORIX           Yes       Actual/360      no
ML-114      247 and 251-253 West 34th St.                         MLMC             ORIX           Yes       Actual/360      no
ML-115      9033 Wilshire Medical Bldg                            MLMC             ORIX           Yes       Actual/360      no
ML-116      Canyon Crest Village Apts                             MLMC             ORIX           Yes       Actual/360      no
ML-117      Pond View Corporate Center                            MLMC             ORIX                     Actual/360      no
ML-124      Saw Mill                                              MLMC             Chase          Yes       Actual/360      no
ML-125      Spring Valley                                         MLMC             Chase          Yes       Actual/360      no
ML-126      Hampton Point                                         MLMC             Chase          Yes       Actual/360      no
ML-128      Hampton Inn O'Hare                                    MLMC             ORIX           Yes       Actual/360      no
ML-129      Tanglewood Apartments                                 MLMC             ORIX           Yes       Actual/360      no
ML-131      Milford Chase/Milford Hunt                            MLMC             ORIX                     Actual/360      no
ML-131a     Milford Chase
ML-131b     Milford Hunt
ML-132      Granada Self Storage                                  MLMC             ORIX           Yes       Actual/360      no
ML-134      2551 Tellabs Dr. Building                             MLMC             ORIX                     Actual/360      no
ML-135      Avis Rent-A-Car                                       MLMC             ORIX           Yes       Actual/360      no
ML-136      Breckenridge Farms                                    MLMC             ORIX           Yes       Actual/360      no
ML-137      Ocean Mist Resort                                     MLMC             ORIX           Yes       Actual/360      no
ML-138      Sea Crest Oceanfront Resort & Conference Center       MLMC             ORIX           Yes       Actual/360      no
ML-139      Dobson Guadalupe Plaza                                MLMC             ORIX           Yes       Actual/360      no
ML-140      Eldorado Village Phase I                              MLMC             ORIX           Yes       Actual/360      no
ML-143      Lambda Building                                       MLMC             ORIX           Yes       Actual/360      no
ML-144      MicroSemi Corp. Building                              MLMC             ORIX           Yes       Actual/360      no
ML-145      Office Depot - Newport News                           MLMC             ORIX           Yes       Actual/360      no
ML-147      Quail Park IV                                         MLMC             ORIX           Yes       Actual/360      no
ML-148      Torrey Hills Corporate Centre                         MLMC             ORIX           Yes       Actual/360      no
ML-151      57-13 49th Street (Maspeth)                           MLMC             ORIX           Yes       Actual/360      no
ML-152      Augusta Office Building                               MLMC             ORIX                     Actual/360      no
ML-154      Woodgate Apartments                                   MLMC             ORIX           Yes       Actual/360      no
ML-156      College Square                                        MLMC             ORIX           Yes       Actual/360      no
ORIX-1825   The Bayview Office Building                           ORIX             ORIX           Yes       Actual/360      No
ORIX-2104   Kingsgate Shopping Center                             ORIX             ORIX           Yes       Actual/360      No
ORIX-2187   Arsenal Street Shopping Center                        ORIX             ORIX           Yes       Actual/360      No
ORIX-2507   Garden Villa                                          ORIX             ORIX           Yes       Actual/360      No
ORIX-2508   Kingsland Hills Care Center                           ORIX             ORIX           Yes       Actual/360      No
ORIX-2509   New Covenant Care Center of Dinuba                    ORIX             ORIX           Yes       Actual/360      No
ORIX-2596   Seguin Nursing & Rehab Center                         ORIX             ORIX           Yes       Actual/360      No
ORIX-2607   Loveland Tech Center                                  ORIX             ORIX           Yes       Actual/360      No
ORIX-2939   Beverly Hills Medical Tower                           ORIX             ORIX           Yes       Actual/360      No
ORIX-2965   Frazier-King Building                                 ORIX             ORIX           Yes       Actual/360      No
ORIX-3100   HKS Building                                          ORIX             ORIX           Yes       Actual/360      No
ORIX-3108   Centre East Shopping Center                           ORIX             ORIX           Yes       Actual/360      No
ORIX-3115   The Financial Center                                  ORIX             ORIX           Yes       Actual/360      No
ORIX-3151   Spring Cypress Village Shopping Center                ORIX             ORIX           Yes       Actual/360      No
ORIX-3161   Woodland Park Plaza                                   ORIX             ORIX           Yes       Actual/360      No
ORIX-3208   Putnam Plaza                                          ORIX             ORIX           Yes       Actual/360      No
ORIX-3238   Southeast Crossing                                    ORIX             ORIX           Yes       Actual/360      No
ORIX-3256   Kingstown Plaza Shopping Center                       ORIX             ORIX           Yes       Actual/360      No
ORIX-3257   Spectrum Club - Thousand Oaks                         ORIX             ORIX           Yes       Actual/360      No
ORIX-3266   Northpark Plaza                                       ORIX             ORIX           Yes       Actual/360      No
ORIX-3290   250 Beacham Street                                    ORIX             ORIX           Yes       Actual/360      No
ORIX-3325   Lakeside Plaza Office Center                          ORIX             ORIX           Yes       Actual/360      No
ORIX-3356   Hardaway Office Building                              ORIX             ORIX           Yes       Actual/360      No
ORIX-3429   Gateway 2000 - Baton Rouge                            ORIX             ORIX           Yes       Actual/360      No
ORIX-3430   Gateway 2000 - Brentwood                              ORIX             ORIX           Yes       Actual/360      No
ORIX-3431   Gateway 2000 - El Paso                                ORIX             ORIX           Yes       Actual/360      No
ORIX-3432   Gateway 2000 - Jackson                                ORIX             ORIX           Yes       Actual/360      No
ORIX-3433   Gateway 2000 - Little Rock                            ORIX             ORIX           Yes       Actual/360      No
ORIX-3434   Gateway 2000 - Newport News                           ORIX             ORIX           Yes       Actual/360      No
ORIX-3435   Gateway 2000 - Oklahoma City                          ORIX             ORIX           Yes       Actual/360      No
ORIX-3436   Gateway 2000 - Plano                                  ORIX             ORIX           Yes       Actual/360      No
ORIX-3438   Raymour & Flanigan - Southampton                      ORIX             ORIX           Yes       Actual/360      No
PW-6045     Redbud Plaza                                          PWRES            ORIX           Yes       Actual/360      No
PW-6132     Arlington Apartments                                  PWRES            ORIX           Yes       Actual/360      No
PW-6376     Shadowbrook Apartments                                PWRES            ORIX           Yes       Actual/360      No
PW-6437     175-181 Broadway                                      PWRES            ORIX           Yes       Actual/360      No
PW-6482     Fayetteville/Jacksonville Office Portfolio            PWRES            ORIX           Yes       Actual/360      No
PW-6482A    Ramsey Street Office Building                         PWRES            ORIX           Yes       Actual/360      No
PW-6482B    Yadkin Road Building                                  PWRES            ORIX           Yes       Actual/360      No
PW-6482C    Cliffdale Road Office Building                        PWRES            ORIX           Yes       Actual/360      No
PW-6482D    Henderson Drive Office Building                       PWRES            ORIX           Yes       Actual/360      No
PW-7043     The Woods at Frenchman's Creek
PW-7064     Oklahoma City Industrial                              PWRES            ORIX           Yes       Actual/360      No
PW-7119     Washingtonville Manor MHP                             PWRES            ORIX           Yes       Actual/360      No
PW-7127     1485-1495 Davis Road                                  PWRES            ORIX           Yes       Actual/360      No
PW-7130     Ben White Business Park                               PWRES            ORIX           Yes       Actual/360      No
PW-7141     Summercreek Apartments
PW-7146     Westbrook Towers
PW-7166     Cobblestone Apartments
PW-7170     O'Connor Place Apartments                             PWRES            ORIX           Yes       Actual/360      No
PW-7312     Plaza Park MHPs                                       PWRES            ORIX           Yes       Actual/360      No
PW-7312A    Plaza MHP                                             PWRES            ORIX           Yes       Actual/360      No
PW-7312B    Spring Valley MHP                                     PWRES            ORIX           Yes       Actual/360      No
PW-7312C    Blair MHP                                             PWRES            ORIX           Yes       Actual/360      No
PW-7395     Red Lion Apartments                                   PWRES            ORIX           Yes       Actual/360      No
PW-7424     St. Pete Beach Apartments                             PWRES            ORIX           Yes       Actual/360      No
PW-7562     401 N. Broad Street                                   PWRES            ORIX           Yes       Actual/360      No
PW-7710     Peachtree Village Mobile Home Park                    PWRES            ORIX           Yes       Actual/360      No
PW-7781     Sherwood Lane Apartments
PW-7789     Lexus Training Center
PW-7905     Blue Cross Blue Shield Building
PW-7958     1399 Madison Building                                 PWRES            ORIX           Yes       Actual/360      No
PW-8028     Tops Appliance Building                               PWRES            ORIX           Yes       Actual/360      No
PW-8064     Office Max                                            PWRES            ORIX           Yes       Actual/360      No
PW-8202     First American Building                               PWRES            ORIX           Yes       Actual/360      No
PW-8313     Crossings Apartments                                  PWRES            ORIX           Yes       Actual/360      No
PW-8352     Helix Building                                        PWRES            ORIX           Yes       Actual/360      No
PW-8703     Virginia Apartment Portfolio                          PWRES            ORIX           Yes       Actual/360      No
PW-8703A    Norport Apartments
PW-8703B    Colonial Court
PW-8703C    Lee Hall
PW-8703D    River Drive Apartments
PW-7942     Bend River Mall                                       PWRES            ORIX           Yes       Actual/360      No
PW-6410     Gateway Plaza                                         PWRES            ORIX           Yes       Actual/360      No
PW-8085     Pepperwood Apartments                                 PWRES            ORIX           Yes       Actual/360      No
PW-8763     Sunset Hills Apartments                               PWRES            ORIX           Yes       Actual/360      No
PW-7790     Smithtown Bypass                                      PWRES            ORIX           Yes       Actual/360      No
PW-8694     Eckerd's Building                                     PWRES            ORIX           Yes       Actual/360      No
PW-6232     310 Merrick Road                                      PWRES            ORIX           Yes       Actual/360      No

                                    EXHIBIT C

            FORM OF SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                 Merrill Lynch Mortgage Investors, Inc. 1999-C1


      Control       Borrower      Document     Document      Exception
        No.           Name           ID         Status      Description
    -----------   -----------   -----------   -----------   -----------

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                          ________________, 199_

Norwest Bank Minnesota, National Association
1015 Tenth Avenue, S.E.
Minneapolis, Minnesota 55414
Attention: Customer Service - (CMBS)

Re: Merrill Lynch Mortgage Investors, Inc. Series 1999-C1

Ladies and Gentlemen:

      In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.


Mortgagor's Name:


Address:


Loan No.:


If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):


                                     D-1-1

___________ 1.    Mortgage Loan paid in full.

                        The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

___________ 2.    Other. (Describe)

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be (i) returned to you or your designee within ten (10) days after resolution of the matter specified in Item 2 or if the Mortgage Loan has been paid in full, the Mortgage File (or such portion thereof) will be retained by us for at least [5] years.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                      ORIX Real Estate Capital Markets, LLC
                                      as Master Servicer


                                      By:_____________________________________
                                         Name:
                                         Title


                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                          ________________, 199_


Norwest Bank Minnesota, National Association
1015 Tenth Avenue, S.E.
Minneapolis, Minnesota 55414
Attention: Customer Service - (CMBS)

Re: Merrill Lynch Mortgage Investors, Inc. Series 1999-C1

Ladies and Gentlemen:

      In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc. as depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer, and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.


Mortgagor's Name:


Address:


Loan No.:


If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):


                                     D-2-1

___________ 1.    The Mortgage Loan is being foreclosed.


___________ 2.    Other. (Describe)


      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be (i) returned to you or your designee within ten (10) days of resolution of the matter specified in Item 2 or (ii) if the Mortgage Loan is being foreclosed, the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    ORIX Real Estate Capital Markets, LLC
                                    as Special Servicer


                                    By: _______________________________
                                        Name:
                                        Title:


                                     D-2-2

                                  EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

      In general, NOI is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, payroll, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), stabilized tenant improvement costs and leasing commissions and replacement reserves. NOI does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

      In determining the "revenue" component of NOI for each Rental Property, the applicable Seller or originator generally relied on the most recent certified rent roll supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Seller's underwriting standards. In determining the rental revenue for each of the Rental Properties, the applicable Seller or originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on certified rent rolls or operating statements with respect to the prior one- to 12-month periods. Generally, in the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. Occupancy rates and average daily room rates were within the then current market ranges. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

      In determining the "expense" component of NOI for each Rental Property, the Seller or originator generally relied on full-year or year-to-date financial statements and/or rolling 12-month operating statements or financial statements supplied by the related borrower, except that (a) if real estate tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to stabilized reserves for leasing commissions and tenant improvement expenses and (d) expenses were assumed to include annual replacement reserves. See Annex A to the


                                     E-1-1

Prospectus Supplement. In addition, in some instances, the applicable Seller or originator recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing NOI) where such Seller or originator determined appropriate.

      The borrower's financial information used to determine NOI was in most cases unaudited, and neither the Sellers nor the Depositor verified their accuracy.

      (i) References to "Cut-Off Date LTV" are references to the ratio, expressed as a percentage of the Cut-Off Date Balance of a Mortgage Loan to the appraised value, or with respect to one Mortgage Loan, or 9.2%, the market value, of the related Mortgage Property as shown in the most recent third-party appraisal or market value study thereof available to the related Seller prior to the Cut-Off Date.

      (ii) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date or an ARD Loan on its Anticipated Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal), to the appraised value, or with respect to one Mortgage Loan, or 9.2%, the market value, of the related Mortgaged Property as shown on the most recent third-party appraisal or market value study thereof available to the related Seller prior to the Cut-Off Date.

      (iii) References to "Loan per Sq. ft., Unit, Pad, Room or Bed" are, for each Mortgage Loan secured by a lien on (1) a retail, industrial, medical office or office property, (2) a multifamily or self-storage property, (3) a manufactured housing community, (4) a hospitality property or (5) a healthcare facility, respectively, references to the Cut-Off Date balance of such Mortgage Loan divided by the number of square feet, dwelling or storage units, pads, guest suites or rooms, or health care facility beds, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial, medical office or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square footage of the related Mortgaged Property.

      (iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

      (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans or in the event of substantial renovation or rehabilitation of a Mortgaged Property, the year in which such renovation or rehabilitation was completed.


                                     E-1-2

      (vi) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.

      (vii) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections or engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimus and a part of ongoing maintenance, a reserve was not established.

      (viii) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Seller in determining NOI.

      (ix) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee Rate and the Trustee Fee Rate.

      (x) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units or pads rented, (b) in the case of medical office, office, industrial and retail properties, the percentage of the net rentable square footage rented, (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting) and (d) in the case of congregate care facilities, the percentage of beds rented.

      (xi) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan) as the Cut-Off Date.

The sum of any column of any of the following tables may not equal the indicated total due to rounding.

The DSCR, Cut-Off Date LTV and the Repayment LTV calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Credit Lease Tenants or Guarantors.


                                     E-1-3

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                          ________________, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

            Re:   Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through
                  Certificates, Series 1999-C1, Class [           ] (the
                  "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of November 4, 1999 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1999, among Merrill Lynch Mortgage Investors, Inc., as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof)


                                     F-1-1
      would constitute a distribution of any Certificate under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          ______________________________
                                          (Transferor)

                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                     F-1-2

                                   EXHIBIT F-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                    _____________, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

            Re:   Merrill Lynch Mortgage Investors, Inc.,
                  Mortgage Pass-Through Certificates, Series 1999-C1,
                  Class [                  ] (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of November 4, 1999 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1999, among Merrill Lynch Mortgage Investors, Inc., as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

           1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                     F-2-1

           2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) any credit enhancement mechanism associated with the Certificates, and (f) all related matters, that it has requested.

                                          Very truly yours,

                                          ______________________________
                                          (Transferee)

                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                     F-2-2

                             ANNEX 1 TO EXHIBIT F-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

      o Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      o Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.


                                     F-2-3

      o Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      o     Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

      o Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      o State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      o ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      o Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      o Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)_____________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the


                                     F-2-4

Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Will the  Transferee  be purchasing
the  Transferred  Certificate  only       ___                ___
for the Transferee's own account?         Yes                No

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such


                                     F-2-5
purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                          Print Name of Transferee

                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                     F-2-6

                             ANNEX 2 TO EXHIBIT F-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      o The Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      o The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     F-2-7

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

Will the  Transferee be purchasing
the Transferred  Certificate  only       ___                 ___
for the Transferee's own account?        Yes                 No

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]


                                     F-2-8

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    _______________________________________
                                    Print Name of Transferee or Adviser

                                    _______________________________________

                                    By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________

                                    IF AN ADVISER:

                                    _______________________________________
                                    Print Name of Transferee

                                    Date:__________________________________


                                     F-2-9

                                   EXHIBIT F-3

                         FORM OF TRANSFEREE CERTIFICATE
                                  FOR NON-QIBs

                                                          ___________ ____, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

            Re:   Merrill Lynch Mortgage Investors, Inc.,
                  Mortgage Pass-Through Certificates, Series 1999-C1, Class [_________________] (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ by (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of November 4, 1999 (the "Closing Date") of $_____________] [evidencing a ___% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1999, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or


                                     F-3-1

(ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

            THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

- AND -

            NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities


                                     F-3-2

Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                          Very truly yours,

                                          ______________________________
                                          (Transferee)

                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                     F-3-3

                                    EXHIBIT G

                  FORM OF TRANSFEREE LETTER (RELATING TO ERISA)

                                                        ___________ ______, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

            Re:   Merrill Lynch Mortgage Investors, Inc.,
                  Mortgage Pass-Through Certificates, Series
                  1999-C1, Class [             ] (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") (having principal balances as of November 4, 1999 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

            Either: (1) the Transferee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (also, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using assets in its general or separate account that may constitute assets of a Plan); or (2) the Transferee's purchase of the Transferred Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code or subject the Master Servicer, the Special Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.


                                     G-1-1

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                          ______________________________
                                          [Name of Transferee]

                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________



                                     G-1-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                REGARDING CLASS R-I, R-II AND R-III CERTIFICATES

STATE OF NEW YORK   )
                        : ss.:
COUNTY OF NEW YORK  )

            [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

            1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1, Class [R-I, R-II, R-III] evidencing a ___% Percentage Interest (the "Class [R-I, R-II, R-III] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of November 1, 1999, among Merrill Lynch Mortgage Investors, Inc., as Depositor, ORIX Real Estate Capital Markets, LLC, as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

            2. That the Owner (i) is and will be a "Permitted Transferee" as of _____ _, 199_ and (ii) is acquiring the Class [R-I, R-II, R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on


                                     H-1-1
      unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

            3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II, R-III] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I, R-II, R-III] Certificates; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II, R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-I(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II, R-III] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record


                                     H-1-2
      holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

            5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II, R-III] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II, R-III] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

            7. That the Owner's taxpayer identification number is _____________.

            8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II, R-III] Certificates and the provisions of
      Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II, R-III] Certificates in order to impede the assessment or collection of any tax.

            10. That the Owner anticipates that it will, so long as it holds any of the Class [R-I, R-II, R-III] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates.

            11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II, R-III] Certificates.

            12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States


                                     H-1-3
      taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II, R-III] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II, R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II, R-III] Certificates.

            13. That the Owner is not acquiring the Class [R-I, R-II, R-III] Certificates with the intent to transfer any of the Class [R-I, R-II, R-III] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding.

            14. That Owner will, in connection with any transfer that it makes of the Class [R-I, R-II, R-III] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

            15. That Owner will, in connection with any transfer that it makes of any Class [R-I, R-II, R-III] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II, R-III] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II, R-III] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".


                                     H-1-4

      IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its [Assistant] Secretary, this ____ day of _____, 199_.


                                 [NAME OF OWNER]


                                 By:________________________________
                                    [Name of Officer]
                                    [Title of Officer]


____________________________
[Assistant] Secretary


      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

      Subscribed and sworn before me this ____ day of ________ 199_.


                              _____________________________
                              NOTARY PUBLIC


                              COUNTY OF ___________________

                              STATE OF ____________________

                              My Commission expires the

                              ____ day of __________, 19__.


                                     H-1-5

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE

                REGARDING CLASS R-I, R-II AND R-III CERTIFICATES

                                                       ______________ ____, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

      Re:   Merrill Lynch Mortgage Investors, Inc.,
            Mortgage Pass-Through Certificates, Series 1999-C1, Class [R-I, R-II, R-III], evidencing a ____% percentage interest in the Class to which they belong

Dear Sirs:

      This letter is delivered to you in connection with the transfer by ____________________________________ (the "Transferor") to
______________________________________________ (the "Transferees") of the
captioned Class [R-I, R-II, R-III] Certificates (the "Class [R-I, R-II, R-III] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1999, among Merrill Lynch Mortgage Investors, Inc., as depositor, ORIX Real Estate Capital Markets, LLC, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II, R-III] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.


                                     H-2-1

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Class [R-I, R-II, R-III] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,


                                          ______________________________
                                          (Transferor)

                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                     H-2-2

                                   Exhibit I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                         ____________ ____, 199_

Duff & Phelps Credit Rating Co.
17 State Street, 12th Fl.
New York, New York 10004

Standard & Poor's Ratings Agency
55 Water Street
New York, New York  10041

Ladies and Gentlemen:

      This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 1, 1999 relating to Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

      Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

      The designation of ____________________ as Special Servicer will become final if certain conditions are met and if neither of you deliver to Norwest Bank Minnesota, National Association, the trustee under the Agreement (the "Trustee"), within 45 days after the date of the delivery of this notice to you, a written notice stating that if the person designated to become the Special Servicer were to serve as the Special Servicer, then the rating or ratings of one or more Classes of the Certificates would be qualified, downgraded or withdrawn.


                                     I-1-1

      Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee.

                                Very truly yours,

                                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


                                By: ______________________________

                                Title: ___________________________


                                     I-1-2

Receipt acknowledged:


      Standard & Poor's Ratings Agency      Duff & Phelps Credit Rating Co.


      By:_________________                  By:_________________


      Title:______________                  Title:______________


      Date:_______________                  Date:_______________


                                     I-1-3

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                           __________ ____, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Ladies & Gentlemen:

      Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of November 1, 1999 relating to Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1999-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 as if it were the Special Servicer thereunder.

                                          ______________________________


                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________


                                     I-2-1

                                    EXHIBIT J

                     Form of Distribution Date Statement

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                        CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                   (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date: 11/30/1999

--------------------------------------------------------------------------------

                        DISTRIBUTION DATE STATEMENT

                             Table of Contents

================================================================================

STATEMENT SECTIONS                                                    PAGE(s)
------------------                                                    -------

Certificate Distribution Detail                                          2
Certificate Factor Detail                                                3
Reconciliation Detail                                                    4
Other Required Information                                               5
Ratings Detail                                                           6
Current Mortgage Loan and Property Stratification Tables               7 - 9
Mortgage Loan Detail                                                    10
Principal Prepayment Detail                                             11
Historical Detail                                                       12
Delinquency Loan Detail                                                 13
Specially Serviced Loan Detail                                        14 - 15
Modified Loan Detail                                                    16
Liquidated Loan Detail                                                  17

================================================================================

         Underwriter                          Underwriter                  Servicer                       Special Servicer
===================================   =========================== ============================ =====================================
Merrill Lynch, Pierce,                PaineWebber Incorporated    ORIX Real Estate Capital     ORIX Real Estate Capital Markets, LLC
Fenner & Smith Incorporated           1285 Avenue of the Americas   Market, LLC                1717 Main Street, 12th Floor
World Financial Center, North Tower   New York, NY 10019          1717 Main Street, 12th Floor Dallas, TX 75201
25 Vesey Street                                                   Dallas, TX 75201
New York, NY 10281                                                Contact:      Paul G. Smyth  Contact:      Paul G. Smyth
                                                                  Phone Number: (214) 237-2010 Phone Number: (214) 237-2010
===================================   =========================== ============================ =====================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                      Certificate Distribution Detail

==================================================================================================================================
                                                                                       Realized
                                                                                       Loss/
                                                                                       Additional
                                                                                       Trust       Total             Current
               Pass-Through Original  Beginning  Principal     Interest     Prepayment Fund        Distri-  Ending   Subordination
Class   CUSIP       Rate     Balance   Balance  Distribution  Distribution  Penalties  Expenses    bution   Balance  Level(1)
==================================================================================================================================
 A-1              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-2              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  B               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  C               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  D               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  E               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  F               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  G               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  H               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  J               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  K               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  R               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 LR               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
==================================================================================================================================
Totals                          0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00
==================================================================================================================================


=====================================================================================================
                                Original  Beginning                                           Ending
                 Pass-Through   Notional  Notional    Interest     Prepayment     Total      Notional
  Class   CUSIP       Rate      Amount    Amount    Distribution   Penalties   Distribution   Amount
=====================================================================================================
   IO               0.000000%        0.00       0.00         0.00         0.00          0.00       0.00
=====================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by
(A).


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 2 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                         Certificate Factor Detail

===============================================================================================================
                                                                                 Realized Loss/
                     Beginning      Principal       Interest      Prepayment    Additional Trust     Ending
  Class    CUSIP     Balance      Distribution    Distribution    Penalties      Fund Expenses       Balance
===============================================================================================================
 A-1                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
 A-2                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   B                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   C                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   D                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   E                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   F                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   G                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   H                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   J                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   K                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   R                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
  LR                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
===============================================================================================================

================================================================================
                        Beginning                                    Ending
                        Notional       Interest       Prepayment     Notional
  Class       CUSIP     Amount       Distribution     Penalties      Amount
================================================================================
   IO                   0.00000000     0.00000000     0.00000000     0.00000000
================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                           Reconciliation Detail


       Advance Summary                                           Master Servicing Fee Summary
P & I Advances Outstanding                       0.00     Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                   0.00     Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on P&I                0.00     Plus Master Servicing Fees for Delinquent Payments Received        0.00
Advance paid from general collections                     Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Servicing Fees Collected                                     0.00
Reimbursements for Interest on Servicing         0.00
Advances paid from general collections


Certificate Interest Reconciliation

==============================================================================================================
                       Net
                       Aggregate                   Distributable                              Remaining Unpaid
          Accrued      Prepayment   Distributable  Certificate    Additional                  Distributable
          Certificate  Interest     Certificate    Interest       Trust Fund   Interest       Certificate
 Class    Interest     Shortfall    Interest       Adjustment     Expenses     Distribution   Interest
==============================================================================================================
 A-1        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-2        0.00         0.00         0.00            0.00          0.00          0.00           0.00
  IO        0.00         0.00         0.00            0.00          0.00          0.00           0.00
  B         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  C         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  D         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  E         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  F         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  G         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  H         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  J         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  K         0.00         0.00         0.00            0.00          0.00          0.00           0.00
==============================================================================================================
Total       0.00         0.00         0.00            0.00          0.00          0.00           0.00
==============================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount                                         0.00


Aggregate Number of Outstanding Loans                                    0

Aggregate Unpaid Principal Balance of Loans                           0.00

Aggregate Stated Principal Balance of Loans                           0.00


Aggregate Amount of Servicing Fee                                     0.00

Aggregate Amount of Special Servicing Fee                             0.00

Aggregate Amount of Trustee Fee                                       0.00

Aggregate Stand-by Fee                                                0.00

Aggregate Trust Fund Expenses                                         0.00


Specially Serviced Loans not Delinquent

  Number of Outstanding Loans                                            0

  Aggregate Unpaid Principal Balance                                  0.00
--------------------------------------------------------------------------------

Appraisal Reduction Amount
================================================================================
                      Appraisal        Date Appraisal
         Loan         Reduction          Reduction
        Number        Effected           Effected
================================================================================

                      None







================================================================================
      Total
================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                               Ratings Detail

====================================================================================================
                              Original Ratings                          Current Ratings (1)
                     -----------------------------------         -----------------------------------
  Class    CUSIP     DCR      FITCH     MOODY'S     S&P         DCR      FITCH     MOODY'S     S&P
  -----    -----     ---      -----     -------     ---         ---      -----     --------    ---
====================================================================================================

 A-1
 A-2
  IO
   B
   C
   D
   E
   F
   G
   H
   J
   K
====================================================================================================

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

          Current Mortgage Loan and Property Stratification Tables

                              Scheduled Balance

========================================================================================
   Scheduled           # of       Scheduled        % of                       Weighted
    Balance            Loans       Balance       Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
========================================================================================



========================================================================================
   Totals
========================================================================================

                                                 State (3)

========================================================================================
                       # of       Scheduled         % of                      Weighted
   State               Props.     Balance        Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
========================================================================================



========================================================================================
   Totals
========================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables

                         Debt Service Coverage Ratio

===============================================================================
   Debt Servcice   # of     Scheduled     % of                       Weighted
   Coverage Ratio  Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================





===============================================================================
   Totals
===============================================================================


                            Property Type(3)

===============================================================================
   Property        # of     Scheduled     % of                       Weighted
     Type          Props.   Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================



===============================================================================
   Totals
===============================================================================


                              Note Rate

===============================================================================
   Note            # of     Scheduled     % of                       Weighted
   Rate            Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================




===============================================================================
   Totals
===============================================================================


                              Seasoning

===============================================================================
                   # of     Scheduled     % of                       Weighted
   Seasoning       Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================







===============================================================================
   Totals
===============================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

          Current Mortgage Loan and Property Stratification Tables

              Anticipated Remaining Term (ARD and Balloon Loans)

===============================================================================
 Anticipated       # of     Scheduled     % of                       Weighted
 Remaining Term(2) Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================






===============================================================================
   Totals
===============================================================================


            Remaining Stated Term (Fully Amortizing Loans)

===============================================================================
 Remaining Stated  # of     Scheduled     % of                       Weighted
 Term              Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================







===============================================================================
   Totals
===============================================================================


         Remaining Amortization Term (ARD and Balloon Loans)

===============================================================================
 Remaining         # of     Scheduled     % of                       Weighted
 Amortization Term Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================






===============================================================================
   Totals
===============================================================================


                        Age of Most Recent NOI

===============================================================================
   Age of Most     # of     Scheduled     % of                       Weighted
   Recent NOI      Loans    Balance     Agg. Bal.   WAM(2)   WAC    Avg DSCR(1)
===============================================================================







===============================================================================
  Totals
===============================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                             Mortgage Loan Detail

===================================================================================================================================
                                                                                                 Anticipated                 Neg.
 Loan                 Property                           Interest        Principal      Gross     Repayment     Maturity     Amort
Number     ODCR        Type (1)      City      State      Payment         Payment      Coupon        Date         Date       (Y/N)
===================================================================================================================================




===================================================================================================================================
   Totals
===================================================================================================================================

=====================================================================================================
             Beginning       Ending       Paid        Appraisal       Appraisal        Res.      Mod.
 Loan        Scheduled      Scheduled     Thru        Reduction       Reduction       Strat.     Code
Number        Balance        Balance      Date          Date           Amount          (2)       (3)
=====================================================================================================




=====================================================================================================
   Totals
=====================================================================================================

             (1) Property Type Code                 (2) Resolution Strategy Code                  (3) Modification Code
             ----------------------                  ---------------------------                   --------------------
    MF - Multi-Family         OF - Office           1 - Modification      8 - Resolved             1 - Maturity Date Extension
    RT - Retail               MU - Mixed Use        2 - Foreclosure       9 - Pending Return       2 - Amortization Change
    HC - Health Care          LO - Lodging          3 - Bankruptcy            to Master Servicer   3 - Principal Write-Off
    IN - Industrial           SS - Self Storage     4 - Extension        10 - Deed in Lieu Of      4 - Combination
    WH - Warehouse            OT - Other            5 - Note Sale             Foreclosure
    MH - Mobile Home Park                           6 - DPO              11 - Full Payoff
                                                    7 - REO              12 - Reps and Warranties
                                                                         13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                           Principal Prepayment Detail

=============================================================================================================================
                                             Principal Prepayment Amount                  Prepayment Penalties
                                             ---------------------------                  --------------------
Loan Number    Offering Document
               Cross-Reference          Payoff Amount    Curtailment Amount    Prepayment Premium   Yield Maintenance Premium
=============================================================================================================================











=============================================================================================================================
   Totals
=============================================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                                Historical Detail

====================================================================================================================================
                                  Delinquencies                                           Prepayments         Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments Payoff   Next Weighted Avg. WAM
    Date      # Balance  # Balance  # Balance       # Balance   # Balance # Balance     # Amount     # Amount Coupon      Remit
------------------------------------------------------------------------------------------------------------------------------------






====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                           Delinquency Loan Detail

=================================================================================================================================
                 Offering        # of                   Current    Outstanding   Status of  Resolution
                 Document       Months   Paid Through    P & I        P & I      Mortgage    Strategy    Servicing    Foreclosure
Loan Number   Cross-Reference   Delinq.      Date       Advances    Advances**   Loan (1)    Code (2)  Transfer Date     Date
=================================================================================================================================






=================================================================================================================================
   Totals
=================================================================================================================================

=================================================================
               Current    Outstanding
              Servicing    Servicing                        REO
Loan Number    Advances    Advances     Bankruptcy Date     Date
=================================================================










=================================================================
   Totals
=================================================================

      (1) Status of Mortgage Loan                                           (2) Resolution Strategy Code
      ---------------------------                                           ----------------------------
1 - Modification   6 - DPO                 10 - Deed In Lieu Of       1 - Modification               7 - REO
2 - Foreclosure    7 - REO                      Foreclosure           2 - Foreclosure                8 - Resolved
3 - Bankruptcy     8 - Resolved            11 - Full Payoff           3 - Bankruptcy                 9 - Pending Return
4 - Extension      9 - Pending Return      12 - Reps and Warranties   4 - Extension                      to Master Servicer
5 - Note Sale          to Master Servicer  13 - Other or TBD          5 - Note Sale                 10 - Deed in Lieu Of
                                                                      6 - DPO                            Foreclosure

** Outstanding P & I Advances include the current period advance


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                   Specially Serviced Loan Detail - Part 1

=================================================================================================================================
                                   Offering        Servicing     Resolution
Distribution         Loan          Document         Transfer      Strategy      Scheduled      Property                 Interest
    Date             Number     Cross-Reference      Date         Code (1)        Balance      Type (2)     State         Rate
=================================================================================================================================







=================================================================================================================================

                                  Net                                                            Remaining
Distribution      Actual       Operating        NOI                   Note        Maturity     Amortization
   Date           Balance       Income          Date       DSCR       Date        Date             Term
=================================================================================================================================






=================================================================================================================================

                              (1) Resolution Strategy Code                        (2) Property Type Code
                              ----------------------------                        ----------------------
                      1 - Modification      7 - REO                        MF - Multi-Family      OF - Office
                      2 - Foreclosure       8 - Resolved                   RT - Retail            MU - Mixed Use
                      3 - Bankruptcy        9 - Pending Return             HC - Health Care       LO - Lodging
                      4 - Extension             to Master Servicer         IN - Industrial        SS - Self Storage
                      5 - Note Sale        10 - Deed in Lieu Of            WH - Warehouse         OT - Other
                      6 - DPO                   Foreclosure                MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                            Offering       Resolution    Site
  Distribution   Loan       Document        Strategy   Inspection                 Appraisal   Appraisal    Other REO
     Date       Number   Cross-Reference    Code (1)     Date      Phase 1 Date     Date        Value    Property Revenue   Comment
===================================================================================================================================









===================================================================================================================================

            (1) Resolution Strategy Code
            ----------------------------
1   -   Modification    8   -   Resolved
2   -   Foreclosure     9   -   Pending Return
3   -   Bankruptcy              to Master Servicer
4   -   Extension      10   -   Deed in Lieu Of
5   -   Note Sale               Foreclosure
6   -   DPO            11   -   Full Payoff
7   -   REO            12   -   Reps and Warranties
                       13   -   Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                                  Modified Loan Detail

=====================================================================================================
           Offering
 Loan      Document        Pre-Modification        Modification Date         Modification Description
Number   Cross-Reference       Balance
=====================================================================================================



=====================================================================================================
   Total
=====================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           CTSLink Customer Service
Corporate Trust Services                        Series 1999-C1                                     (301) 816-6600
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 12/16/1999

                                                                                         Record Date:  11/30/1999

--------------------------------------------------------------------------------

                             Liquidated Loan Detail

=======================================================================================================================
              Final Recovery        Offering                                                            Gross Proceeds
 Loan         Determination         Document         Appraisal    Appraisal    Actual       Gross        as a % of
Number            Date           Cross-Reference        Date        Value     Balance      Proceeds     Actual Balance
=======================================================================================================================





=======================================================================================================================
  Current Total
=======================================================================================================================
Cumulative Total
=======================================================================================================================

=========================================================================================
               Aggregate         Net            Net Proceeds                  Repurchased
 Loan         Liquidation     Liquidation        as a % of       Realized      by Seller
Number         Expenses*       Proceeds       Actual Balance       Loss          (Y/N)
=========================================================================================





=========================================================================================
  Current Total
=========================================================================================
Cumulative Total
=========================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                                    EXHIBIT K

                     Form of Schedule of Certificateholders

                       Initial
                     Certificate
   Class          Principal Balance        Name of Holder          Address
   -----          -----------------        --------------          -------

                                    Exhibit L

                        Form of CMSA Property File Report

------------------------------------------------------------------------------------------------------------------------------------
                                                Field
                                                -----
Field Name                                      Number  Type        Format                  Description
----------                                      ------  ----        ------                  -----------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                    1      AN        XXX97001     Unique Issue Identification Mnemonic
------------------------------------------------------------------------------------------------------------------------------------
Loan Id                                           2      AN     00000000012345  Unique Indentification Number Assigned To Each
                                                                                  Collateral Item In A Pool
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan ID                                3      AN           123       Unique Indentification Number Assigned To Each
                                                                                  Collateral Item In The Prospectus
------------------------------------------------------------------------------------------------------------------------------------
Property ID                                       4      AN        1001-001     Should contain Prospectus ID and property
                                                                                  identifier, e.g., 1001-001, 1000-002
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date                                 5      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping                6   Numeric        9(3)       All Loans With The Same Numeric Value Are Crossed
------------------------------------------------------------------------------------------------------------------------------------
Property Name                                     7      AN          Text
------------------------------------------------------------------------------------------------------------------------------------
Property Address                                  8      AN          Text
------------------------------------------------------------------------------------------------------------------------------------
Property City                                     9      AN          Text
------------------------------------------------------------------------------------------------------------------------------------
Property State                                   10      AN          Text
------------------------------------------------------------------------------------------------------------------------------------
Property Zip Code                                11      AN          30303
------------------------------------------------------------------------------------------------------------------------------------
Property County                                  12      AN          Text
------------------------------------------------------------------------------------------------------------------------------------
Property Type Code                               13      AN           MF
------------------------------------------------------------------------------------------------------------------------------------
Year Built                                       14      AN          YYYY
------------------------------------------------------------------------------------------------------------------------------------
Year Last Renovated                              15      AN          YYYY
------------------------------------------------------------------------------------------------------------------------------------
Net Square Feet At Securitization                16   Numeric        25000      RT, IN, WH, OF, MU, OT - SF
------------------------------------------------------------------------------------------------------------------------------------
# Of Units/Beds/Rooms At Securitization          17   Numeric         75        MF, MHP, LO, HC, SS - Units
------------------------------------------------------------------------------------------------------------------------------------
Property Status                                  18      AN            1        1=FCL, 2-REO, 3=Defeased, 4=partial Releases,
                                                                                  5=Released, 6=Same as at Securitization
------------------------------------------------------------------------------------------------------------------------------------
Allocated Percentage of Loan at Securitization   19   Numeric        0.75       Issuer to allocate loan % attributable to property
                                                                                  for multi-property loans
------------------------------------------------------------------------------------------------------------------------------------
Current Allocated Percentage                     20   Numeric        0.75       Maintained by servicer
------------------------------------------------------------------------------------------------------------------------------------
Current Allocated Loan Amount                    21   Numeric       5900900     Calculation based on Current Allocated Loan Amount
                                                                                  and Current SPB for associated loan
------------------------------------------------------------------------------------------------------------------------------------
Ground Lease (Y/N)                               22      AN            N        Either Y=Yes, S=Subordinate, N=No ground lease
------------------------------------------------------------------------------------------------------------------------------------
Other Escrow / Reserve Balances                  23   Numeric        25000
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date                       24      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraised Value                      25   Numeric      10000000
------------------------------------------------------------------------------------------------------------------------------------
Date Asset is Expected to Be Resolved            26      AN        YYYYMMDD     Could be different dates for different properties
                                                                                  if foreclosing
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                                 27      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                         28      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Occupancy %                                      29   Numeric        0.75       Map to Most Recent Fiscal YTD Physical Occupancy in
                                                                                  CSSA, multiply times Current Allocated %
------------------------------------------------------------------------------------------------------------------------------------
Occupancy Date                                   30   Numeric      YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Date Lease Rollover Review                       31      AN        YYYYMMDD     Roll over review to be completed every 12 months
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 1-12 months                  32   Numeric        0.20
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 13-24 months                 33   Numeric        0.20
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 25-36 months                 34   Numeric        0.20
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 37-48 months                 35   Numeric        0.20
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 49-60 months                 36   Numeric        0.20
------------------------------------------------------------------------------------------------------------------------------------
Largest Tenant (Tenant Name)                     37      AN          Text       For Office, WH, Retail, Industrial, *Only if
                                                                                  disclosed in the offering document
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of Largest Tenant                    38   Numeric        15000
------------------------------------------------------------------------------------------------------------------------------------
2nd Largest Tenant (Tenant Name)                 39      AN          Text       For Office, WH, Retail, Industrial, *Only if
                                                                                  disclosed in the offering document
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of 2nd Largest Tenant                40   Numeric      15000.000

------------------------------------------------------------------------------------------------------------------------------------
3rd Largest Tenant (Tenant Name)                 41      AN          Text
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of 3rd Largest Tenant                42   Numeric        15000
------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year End Month                            43   Numeric         12        Needed to indicate month ending for borrower's
                                                                                  Fiscal Year
------------------------------------------------------------------------------------------------------------------------------------
Securitization Financials As Of Date             44      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Revenue At Securitization                        45   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses At Securitization             46   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
NOI At Securitization                            47   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
DSCR At Securitization                           48   Numeric         1.5       Multiply times the Allocated % at Securitization
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Value At Securitization                49   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Date At Securitization                 50      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Physical Occupancy At Securitization             51   Numeric                   Multiply times the Allocated % at Securitization
------------------------------------------------------------------------------------------------------------------------------------
Date of Last Inspection                          52      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Preceding FY Financial As of Date                53      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                    54   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Expenses                   55   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                        56   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Service Amt           57   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR                       58   Numeric         1.3
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy         59   Numeric         0.9
------------------------------------------------------------------------------------------------------------------------------------
Sec Preceding FY Financial As of Date            60      AN        YYYYMMDD
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Revenue                      61   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Expenses                     62   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY NOI                          63   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Debt Service                 64   Numeric     1000000.00
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY DSCR                         65   Numeric         1.3
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Physical Occupancy           66   Numeric        0.90
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                    Exhibit M

                   Form of Comparative Financial Status Report

                                    EXHIBIT
                      Comparative Financial Status Report

                                                                                    ------------------------------------------------
                                                                                    ------------------------------------------------
                                                                                    Original Underwriting Information
                                                                                    -----------------------------------------
                                                                                    -----------------------------------------
                                    Last          Ending
                                  Property       Scheduled     Paid      Annual     Financial
 Prospectus                      Inspection      Principal     Thru       Debt         Info          %      Total       $
   Number     City    State         Date          Balance      Date      Service    as of Date      Occ    Revenue     NOI    DSCR




                                                Grand Total            Grand Total

                     ---------------------------------------------------------------------------------------------------------------
                     ---------------------------------------------------------------------------------------------------------------
                     Prior Full Year Operating Information             ** ANNEX ECurrent Annual Operating Information
                     As of Y-E YYYY                   Normalized       As of Y-E YYYY                     Normalized

                     Financial                                         Financial
 Prospectus         Info as of     %       Total      $               Info as of      %       Total       $
   Number              Date       Occ     Revenue    NOI      DSCR       Date        Occ     Revenue      NOI     DSCR






                     ---------------------------------------------------------------------------------------------------------------
                     ---------------------------------------------------------------------------------------------------------------
                       Normalized YTD Financial Information                       Net Change
                                           Month Reported                         Current & [ ]
                       [FS]       [FS]                                                    %
Prospectus            Start       End       %       Total      $                    %       Total
   Number             Date        Date     Occ     Revenue    NOI       DSCR       Occ       Rev       DSCR



-----------------------------------------
Financial Information:
-----------------------------------------

-----------------------------------------
Current Full Year:
-----------------------------------------
Current Full Yr. received with DSC < 1:
-----------------------------------------
Prior Full Year:
-----------------------------------------
Prior Full Yr. received with DSC < 1:
-----------------------------------------

                Resolved                                       Required
Loans                                    Balance                                         Balance
               %                         $                       %               %       $              %
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------

* 2nd Preceding Annual Operating Information
** Preceding Annual Operating

                                    Exhibit N

                            Form of REO Status Report

                                     EXHIBIT
                                REO STATUS REPORT

-------------------------------------------------------------------------------------------------------------------------
                                                                                                       Other
                                                          Paid   Ending     Total P&I      Total      Advances
Prospectus    Property  Property                Sq Ft or  thru  Scheduled  Advances to  Expenses to   (Taxes &    Total
    ID          Name      Type    City   State    Units   Date   Balance      Date         Date      Insurance)  Exposure
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                                    LTM                    Cap Rate
Prospectus    Current    Maturity   NOI              LTM   Assigned     Valuation/
    ID      Monthly P&I    Date     Date   LTM NOI   DSCR     ***     Appraisal Date
------------------------------------------------------------------------------------


*** How to determine the cap rate is agreed upon by Underwriter and Servicers -
                        to be provided by a third party

                                     EXHIBIT
                                REO STATUS REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                          Value                                                    Total      Special
                                          using       Appraisal/    Loss Using 92%               Appraisal   Servicing      REO
Prospectus    Property  Property          NOI &         BPO or       Appraisal or    Estimated   Reduction    Transfer  Acquisition
    ID          Name      Type    City   Cap Rate   Internal Value        BPO       Recovery %    Realized      Date        Date
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------

                Pending
Prospectus    Resolution
    ID           Date            Comments
--------------------------------------------------------


                                    Exhibit O

                               Form of Watch List

                                    EXHIBIT
                              SERVICER WATCH LIST

------------------------------------------------------------------------------------------------------------------------------------
                                                              Ending
Prospectus     Property    Property                          Scheduled   Paid thru    Maturity               Comment/Reason on Watch
    ID           Name        Type      City      State        Balance      Date         Date      LTM DSCR            List
------------------------------------------------------------------------------------------------------------------------------------


                                    Exhibit P

                      Form of Delinquent Loan Status Report

                                    EXHIBIT
                         Delinquent Loan Status Report

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             Total                Other
                                                                                 Ending       0/S      Total     Advances
Prospectus     Property     Property                   Sq Ft or    Paid to      Scheduled     P&I       O/S      (Taxes &
   ID            Name         Type     City    State    Units       Date        Balance     Advances  Expenses   Insurance)
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                      Current     Current               LTM                   Cap Rate
Prospectus   Total    Monthly    Interest     Mat.      NOI     LTM    LTM    Assigned
   ID       Exposure    P&I        Rate       Date      Date    NOI    DSCR     ***
---------------------------------------------------------------------------------------



90 + Days Delinquent

60 Days Delinquent

30 Days Delinquent

Current & at Special Servicer

Foreclosure


  *** How to determine cap rate is agreed upon by Underwriter and Servicers
                       - to be provided by a third party

                                     EXHIBIT
                          Delinquent Loan Status Report

--------------------------------------------------------------------------------------------------------------------------------
                                                        Value                   Appraisal,    Loss                    Total
                                                      using NOI   Valuation/     BPO, or    Using 92%   Estimated   Appraisal
Prospectus     Property     Property                    & Cap      Appraisal     Internal   Appraisal   Recovery   Reduction
   ID            Name         Type     City    State    Rate         Date         Value      or BPO         %       Realised
--------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Prospectus    Transfer   Resolution  FCL Start   Expected FCL   Workout
   ID           Date        Date        Date      Sale Date    Strategy   Comments
-----------------------------------------------------------------------------------



90 + Days Delinquent

60 Days Delinquent

30 Days Delinquent

Current & at Special Servicer

Foreclosure

                                    Exhibit Q

                   Form of Historical Loan Modification Report

                                    EXHIBIT
                       HISTORICAL LOAN MODIFICATION REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                           Balance                                     # Months
                             Modification  Modification  when sent to    Balance at the                   For
Prospectus                      or Ext      Effective       Special     Effective Date of   Old     New   Rate    Old  New    Old
   ID         City  State        Flag          Date       Servicer       Modification     Rate    Rate   Change   P&I  P&I  Maturity
-----------------------------------------------------------------------------------------------------------------------------------




Total for All Loans:

Total for Loans in Current Month

                  # of Loans   $ Balance

Modifications

Maturity Date Extentions:

Total

                                    EXHIBIT
                      HISTORICAL LOAN MODIFICATION REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Estimated
                              New       Months for Mod     Realized Loss    Interest Loss to
Prospectus ID      City     Maturity        Change            to Trust            Trust                     Comments
------------------------------------------------------------------------------------------------------------------------------------



Total for All Loans:

Total for Loans in Current Month

                   # of Loans  $ Balance

Modifications

Maturity Date Extensions:

Total

                                    Exhibit R

                     Form of Historical Loss Estimate Report

                                    EXHIBIT
                        HISTORICAL LOSS ESTIMATE REPORT

--------------------------------------------------------------------------------------------------------------------------------
                                                                 Latest
                                                              Appraisal or                              Net Amount
Prospectus                 Property               % Rec from     Brokers     Effective                 Received from  Scheduled
    ID      Property Name    Type    City  State      Sale       Opinion    Date of Sale  Sales Price       Sale       Balance
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------

             Total P&I                    Servicing
Prospectus     Advance    Total Expenses     Fees
    ID       Outstanding   (Outstanding)   Expense
---------------------------------------------------



Total all Loans:

Current Month Only:

                                    EXHIBIT
                        HISTORICAL LOSS ESTIMATE REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Date
                                                                       Date Loss               Minor Adj                   Loss % of
Prospectus                Property                       Actual Losses   Passed   Minor Adj to   Passed   Total Loss with  Scheduled
    ID     Property Name    Type    City  Net Proceeds  Passed Through   Through      Trust     Through      Adjustment      Balance
------------------------------------------------------------------------------------------------------------------------------------



Total all Loans:

Current Month Only:

                                    Exhibit S

                        Form of NOI Adjustment Worksheet

AS OF MM/DD/YY                      EXHIBIT
                            NOI ADJUSTMENT WORKSHEET

PROPERTY OVERVIEW:

                                    ------------
  Prospectus Number
                                    ---------------------------
  Sched Balance/Paid to Date
                                    ---------------------------
  Property Name
                                    ------------
  Property Type
                                    ------------
  Property Address
                                    ---------------------------
  City, State
                                    ------------
  Net Rentable Square Feet
                                    ---------------------------
  Year Built/Renovated
                                    -----------------------------------------------             ---------------
  Year of Operations                  Borrower                          Adjustment                 Normalized
                                    ------------                      -------------             ---------------
  Occupancy Rate
                                    ------------                      -------------             ---------------
  Average Rental Rate
                                    ------------                      -------------             ---------------

INCOME:
                                                                                                ---------------
  No. of Months Annualized                                                                        # of month
                                    ------------                      -------------             ---------------
  Period Ended                        Borrower                          Adjustment                 Normalized
  Statement Classification
                                    ------------                      -------------             ---------------
  Rental Income - Category 1
                                    ------------                      -------------             ---------------
  Rental Income - Category 2
                                    ------------                      -------------             ---------------
  Rental Income - Category 3
                                    ------------                      -------------             ---------------
  Pass Through/Escalations
                                    ------------                      -------------             ---------------
  Other Income
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
  Effective Gross Income
                                    ------------                      -------------             ---------------

OPERATING EXPENSES:
                                    ------------                      -------------             ---------------
  Real Estate Taxes
                                    ------------                      -------------             ---------------
  Property insurance
                                    ------------                      -------------             ---------------
  Utilities
                                    ------------                      -------------             ---------------
  General and Administration
                                    ------------                      -------------             ---------------
  Repairs and Maintenance
                                    ------------                      -------------             ---------------
  Management Fees
                                    ------------                      -------------             ---------------
  Payroll and Benefits
                                    ------------                      -------------             ---------------
  Advertising and Marketing
                                    ------------                      -------------             ---------------
  Professional Fees
                                    ------------                      -------------             ---------------
  Other Expenses
                                    ------------                      -------------             ---------------
  Ground Rent
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Total Operating Expenses
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Operating Expense Ratio
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Net Operating Income
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
  Leasing Commissions
                                    ------------                      -------------             ---------------
  Tenant Improvements
                                    ------------                      -------------             ---------------
  Replacement Reserves
                                    ------------                      -------------             ---------------
  Other Capital Expense
                                    ------------                      -------------             ---------------
Total Capital Items
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
NOI after Capital Items
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Debt Service (per servicer)
                                    ------------                      -------------             ---------------
Cash Flow after Debt Service
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
DSCR (NOI/Debt Service)
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
DSCR (after reserves\cap exp)
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Source of Financial Data:
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Income Comments:
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Expense Comments:
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Capital Items Comments:
                                    ------------                      -------------             ---------------

                                    Exhibit T

                      Form of Operating Statement Analysis

AS OF MM/DD/YY                      EXHIBIT
                      OPERATING STATEMENT ANALYSIS REPORT

PROPERTY OVERVIEW:
                                    ------------
  Prospectus Number
                                    ---------------------------
  Sched Balance/Paid to Date
                                    ---------------------------
  Property Name
                                    ------------
  Property Type
                                    ------------
  Property Address
                                    ---------------------------
  City, State
                                    ------------
  Net Rentable Square Feet
                                    ---------------------------
  Year Built/Renovated
                                    -----------------------------------------------------------------------
  Year of Operations                Underwriting        1996           1997           1998       1999 YTD
                                    -----------------------------------------------------------------------
  Occupancy Rate
                                    -----------------------------------------------------------------------
  Average Rental Rate
                                    -----------------------------------------------------------------------

INCOME:
                                                                                                -----------
  No. of Months                                                                                 # of months
                                    ------------------------------------------------------------------------------------------------
  Period Ended                      Underwriting        1996           1997           1998       1999 YTD     1998-Base   1998-1997
  Statement Classification              Basis         Normalized     Normalized     Normalized       AA       Variance    Variance
                                    ------------------------------------------------------------------------------------------------
  Rental Income - Category 1
                                    ------------------------------------------------------------------------------------------------
  Rental Income - Category 2
                                    ------------------------------------------------------------------------------------------------
  Rental Income - Category 3
                                    ------------------------------------------------------------------------------------------------
  Pass Through/Escalations
                                    ------------------------------------------------------------------------------------------------
  Other Income
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
  Effective Gross Income
                                    ------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
                                    ------------------------------------------------------------------------------------------------
  Real Estate Taxes
                                    ------------------------------------------------------------------------------------------------
  Property insurance
                                    ------------------------------------------------------------------------------------------------
  Utilities
                                    ------------------------------------------------------------------------------------------------
  General and Administration
                                    ------------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                    ------------------------------------------------------------------------------------------------
  Management Fees
                                    ------------------------------------------------------------------------------------------------
  Payroll and Benefits
                                    ------------------------------------------------------------------------------------------------
  Advertising and Marketing
                                    ------------------------------------------------------------------------------------------------
  Professional Fees
                                    ------------------------------------------------------------------------------------------------
  Other Expenses
                                    ------------------------------------------------------------------------------------------------
  Ground Rent
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Total Operating Expenses
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Operating Expense Ratio
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Net Operating Income
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
  Leasing Commissions
                                    ------------------------------------------------------------------------------------------------
  Tenant Improvements
                                    ------------------------------------------------------------------------------------------------
  Replacement Reserves
                                    ------------------------------------------------------------------------------------------------
  Other Capital Expense
                                    ------------------------------------------------------------------------------------------------
Total Capital Items
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
NOI after Capital Items
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Debt Service (per servicer)
                                    ------------------------------------------------------------------------------------------------
Cash Flow after Debt Service
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
DSCR (NOI/Debt Service)
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
DSCR (after reserves\cap exp)
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Source of Financial Data:
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Income Comments:
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Expense Comments:
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Capital Items Comments:
                                    ------------------------------------------------------------------------------------------------

                                    Exhibit U

                   Form of CMSA Periodic Update File Report

-------------------------------------------------------------------------------
                                            Field
                                            -----
Field Name                                  Number    Type         Format
----------                                  ------    ----         ------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Transaction Id (pool ID)                      1         AN         XXX97001
-------------------------------------------------------------------------------
Group Id (subgroup within a pool)             2         AN         XXX9701A
-------------------------------------------------------------------------------
Loan Id (loan number)                         3         AN     00000000012345
-------------------------------------------------------------------------------
Prospectus Id                                 4         AN            123
-------------------------------------------------------------------------------
Distribution Date                             5         AN         YYYYMMDD
-------------------------------------------------------------------------------
Current Beginning Scheduled  Balance          6      Numeric       100000.00
-------------------------------------------------------------------------------
Current Ending Scheduled  Balance             7      Numeric       100000.00
-------------------------------------------------------------------------------
Paid To Date                                  8         AN         YYYYMMDD
-------------------------------------------------------------------------------
Current Index Rate                            9      Numeric         0.09
-------------------------------------------------------------------------------
Current Note Rate                             10     Numeric         0.09
-------------------------------------------------------------------------------
Maturity Date                                 11        AN         YYYYMMDD
-------------------------------------------------------------------------------
Servicer and Trustee Fee Rate                 12     Numeric        0.00025
-------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                         13     Numeric        0.00001
-------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                         14     Numeric        0.00001
-------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                         15     Numeric        0.00001
-------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                         16     Numeric        0.00001
-------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                         17     Numeric        0.00001
-------------------------------------------------------------------------------
Net Pass-Through Rate                         18     Numeric          0
-------------------------------------------------------------------------------
Next Index Rate                               19     Numeric         0.09
-------------------------------------------------------------------------------
Next Note Rate                                20     Numeric         0.09
-------------------------------------------------------------------------------
Next Rate Adjustment Date                     21        AN         YYYYMMDD
-------------------------------------------------------------------------------
Next Payment Adjustment Date                  22        AN         YYYYMMDD
-------------------------------------------------------------------------------
Scheduled Interest Amount                     23     Numeric        1000.00
-------------------------------------------------------------------------------
Scheduled Principal Amount                    24     Numeric        1000.00
-------------------------------------------------------------------------------
Total Scheduled P&I Due                       25     Numeric        1000.00
-------------------------------------------------------------------------------
Neg am/Deferred Interest Amount               26     Numeric        1000.00
-------------------------------------------------------------------------------
Unscheduled Principal Collections             27     Numeric        1000.00
-------------------------------------------------------------------------------
Other Principal Adjustments                   28     Numeric        1000.00
-------------------------------------------------------------------------------
Liquidation/Prepayment Date                   29        AN         YYYYMMDD
-------------------------------------------------------------------------------
Prepayment Penalty/Yield Maint Received       30     Numeric        1000.00

-----------------------------------------------------------------------------------------------------------------------------------
                                            Field
                                            -----
Field Name                                  Number      Description
----------                                  ------      -----------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id (pool ID)                      1     Unique Issue Identification Mnemonic
-----------------------------------------------------------------------------------------------------------------------------------
Group Id (subgroup within a pool)             2     Unique Identification Number Assigned To Each Loan Group Within An Issue
-----------------------------------------------------------------------------------------------------------------------------------
Loan Id (loan number)                         3     Unique Identification Number Assigned To Each Collateral Item In A Pool
-----------------------------------------------------------------------------------------------------------------------------------
Prospectus Id                                 4     Unique Identification Number Assigned To Each Collateral Item In The Prospectus
-----------------------------------------------------------------------------------------------------------------------------------
Distribution Date                             5     Date Payments  Made To Certificateholders
-----------------------------------------------------------------------------------------------------------------------------------
Current Beginning Scheduled  Balance          6     Outstanding Scheduled Principal Balance At The Beginning Of The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Current Ending Scheduled  Balance             7     Outstanding Scheduled Principal Balance At The End Of The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Paid To Date                                  8     Due Date Of The Last Interest Payment Received
-----------------------------------------------------------------------------------------------------------------------------------
Current Index Rate                            9     Index Rate Used In The Determination Of The Current Period Gross Interest Rate
-----------------------------------------------------------------------------------------------------------------------------------
Current Note Rate                             10    Annualized Gross Rate Applicable To The Calculation Of The Current Period
                                                      Scheduled Interest
-----------------------------------------------------------------------------------------------------------------------------------
Maturity Date                                 11    Date Collateral Is Scheduled To Make Its Final Payment
-----------------------------------------------------------------------------------------------------------------------------------
Servicer and Trustee Fee Rate                 12    Annualized Fee Paid To The Servicer And Trustee
-----------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                         13    Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                      Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                         14    Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                      Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                         15    Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                      Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                         16    Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                      Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                         17    Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                      Pass-Through Rate
-----------------------------------------------------------------------------------------------------------------------------------
Net Pass-Through Rate                         18    Annualized Interest Rate Applicable To The Calculation Of The Current Period
                                                      Remittance Interest
-----------------------------------------------------------------------------------------------------------------------------------
Next Index Rate                               19    Index Rate Used In The Determination Of The Next Period Gross Interest Rate
-----------------------------------------------------------------------------------------------------------------------------------
Next Note Rate                                20    Annualized Gross Interest Rate Applicable To The Calculation Of The Next Period
                                                      Scheduled Interest
-----------------------------------------------------------------------------------------------------------------------------------
Next Rate Adjustment Date                     21    Date Note Rate Is Next Scheduled To Change
-----------------------------------------------------------------------------------------------------------------------------------
Next Payment Adjustment Date                  22    Date Scheduled P&I Amount Is Next Scheduled To Change
-----------------------------------------------------------------------------------------------------------------------------------
Scheduled Interest Amount                     23    Scheduled Gross Interest Payment Due For The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Amount                    24    Scheduled Principal Payment Due For The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Total Scheduled P&I Due                       25    Scheduled Principal And Interest Payment Due For The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount               26    Negative Amortization/Deferred Interest Amount Due For The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Unscheduled Principal Collections             27    Unscheduled Payments Of Principal Received During The Related Collection Period
-----------------------------------------------------------------------------------------------------------------------------------
Other Principal Adjustments                   28    Unscheduled Principal Adjustments For The Related Collection Period
-----------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Date                   29    Date Unscheduled Payment Of Principal Received
-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty/Yield Maint Received       30    Additional Payment Required From Borrower Due To Prepayment Of Loan Prior To
                                                      Maturity

---------------------------------------------------------------------------------------------
                                            Field
                                            -----
Field Name                                  Number            Workout Strategy Code
----------                                  ------            --------------------
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Transaction Id (pool ID)                      1
---------------------------------------------------------------------------------------------
Group Id (subgroup within a pool)             2
---------------------------------------------------------------------------------------------
Loan Id (loan number)                         3
---------------------------------------------------------------------------------------------
Prospectus Id                                 4
---------------------------------------------------------------------------------------------
Distribution Date                             5       9   Pending Return to Master Servicer
---------------------------------------------------------------------------------------------
Current Beginning Scheduled  Balance          6       3   Bankruptcy
---------------------------------------------------------------------------------------------
Current Ending Scheduled  Balance             7       4   Extension
---------------------------------------------------------------------------------------------
Paid To Date                                  8
---------------------------------------------------------------------------------------------
Current Index Rate                            9       5   Note Sale
---------------------------------------------------------------------------------------------
Current Note Rate                             10      6   DPO
---------------------------------------------------------------------------------------------
Maturity Date                                 11
---------------------------------------------------------------------------------------------
Servicer and Trustee Fee Rate                 12
---------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                         13      10  Deed In Lieu Of Foreclosure
---------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                         14
---------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                         15
---------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                         16
---------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                         17
---------------------------------------------------------------------------------------------
Net Pass-Through Rate                         18
---------------------------------------------------------------------------------------------
Next Index Rate                               19
---------------------------------------------------------------------------------------------
Next Note Rate                                20
---------------------------------------------------------------------------------------------
Next Rate Adjustment Date                     21
---------------------------------------------------------------------------------------------
Next Payment Adjustment Date                  22
---------------------------------------------------------------------------------------------
Scheduled Interest Amount                     23
---------------------------------------------------------------------------------------------
Scheduled Principal Amount                    24
---------------------------------------------------------------------------------------------
Total Scheduled P&I Due                       25
---------------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount               26
---------------------------------------------------------------------------------------------
Unscheduled Principal Collections             27
---------------------------------------------------------------------------------------------
Other Principal Adjustments                   28
---------------------------------------------------------------------------------------------
Liquidation/Prepayment Date                   29
---------------------------------------------------------------------------------------------
Prepayment Penalty/Yield Maint Received       30

-------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)        31     Numeric        1000.00
-------------------------------------------------------------------------------
Liquidation/Prepayment Code                   32     Numeric           1
-------------------------------------------------------------------------------
Most Recent ASER $                            33     Numeric        1000.00
-------------------------------------------------------------------------------
Most Recent ASER Date                         34        AN         YYYYMMDD
-------------------------------------------------------------------------------
Cumulative ASER $                             35     Numeric        1000.00
-------------------------------------------------------------------------------
Actual Balance                                36     Numeric       100000.00
-------------------------------------------------------------------------------
Total P&I Advance Outstanding                 37     Numeric        1000.00
-------------------------------------------------------------------------------
Total T&I Advance Outstanding                 38     Numeric        1000.00
-------------------------------------------------------------------------------
Other Expense Advance Outstanding             39     Numeric        1000.00
-------------------------------------------------------------------------------
Status of Loan                                40        AN             1
-------------------------------------------------------------------------------
In Bankruptcy                                 41        AN             Y
-------------------------------------------------------------------------------
Foreclosure Date                              42        AN         YYYYMMDD
-------------------------------------------------------------------------------
REO Date                                      43        AN         YYYYMMDD
-------------------------------------------------------------------------------
Bankruptcy Date                               44        AN         YYYYMMDD
-------------------------------------------------------------------------------
Net Proceeds Received on Liquidation          45     Numeric       100000.00
-------------------------------------------------------------------------------
Liquidation Expense                           46     Numeric       100000.00
-------------------------------------------------------------------------------
Realized Loss to Trust                        47     Numeric       10000.00
-------------------------------------------------------------------------------
Date of Last Modification                     48        AN         YYYYMMDD
-------------------------------------------------------------------------------
Modification Code                             49     Numeric           1
-------------------------------------------------------------------------------
Modified Note Rate                            50     Numeric         0.09
-------------------------------------------------------------------------------
Modified Payment Rate                         51     Numeric         0.09
-------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                 52     Numeric        1000.00
-------------------------------------------------------------------------------
Preceding Fiscal Year Expenses                53     Numeric        1000.00
-------------------------------------------------------------------------------
Preceding Fiscal Year NOI                     54     Numeric        1000.00
-------------------------------------------------------------------------------
Preceding Fiscal Year Debt Service Amt.       55     Numeric        1000.00
-------------------------------------------------------------------------------
Preceding Fiscal Year DSCR                    56     Numeric         2.55
-------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy      57     Numeric         0.85
-------------------------------------------------------------------------------
Preceding FY Financial As of Date             58        AN         YYYYMMDD
-------------------------------------------------------------------------------
Second Preceding FY Revenue                   59     Numeric        1000.00
-------------------------------------------------------------------------------
Second Preceding FY Expenses                  60     Numeric        1000.00
-------------------------------------------------------------------------------
Second Preceding FY NOI                       61     Numeric        1000.00
-------------------------------------------------------------------------------
Second Preceding FY Debt Service              62     Numeric        1000.00
-------------------------------------------------------------------------------
Second Preceding FY DSCR                      63     Numeric         2.55
-------------------------------------------------------------------------------
Sec Preceding FY Physical Occupancy           64     Numeric         0.85

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)        31   Scheduled Gross Interest Applicable To The Prepayment Amount
-----------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Code                   32   See Liquidation/Prepayment Codes Legend
-----------------------------------------------------------------------------------------------------------------------------------
Most Recent ASER $                            33   Excess Of The Principal Balance Over The Defined Appraisal Percentage
-----------------------------------------------------------------------------------------------------------------------------------
Most Recent ASER Date                         34   Date ASER  Amount Applied To Loan
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative ASER $                             35   Cumulative ASER Amount
-----------------------------------------------------------------------------------------------------------------------------------
Actual Balance                                36   Outstanding Actual Principal Balance At the End of The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Total P&I Advance Outstanding                 37   Outstanding P&I Advances At The End Of The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Total T&I Advance Outstanding                 38   Outstanding Taxes & Insurance Advances At The End Of The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Other Expense Advance Outstanding             39   Other Outstanding Advances At The End Of The Current Period
-----------------------------------------------------------------------------------------------------------------------------------
Status of Loan                                40   See Status Of Loan Legend
-----------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy                                 41   Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
-----------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                              42   Date Of Foreclosure
-----------------------------------------------------------------------------------------------------------------------------------
REO Date                                      43   Date Of REO
-----------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Date                               44   Date of Bankruptcy
-----------------------------------------------------------------------------------------------------------------------------------
Net Proceeds Received on Liquidation          45   Net Proceeds Received On Liquidation To Be Remitted To The Trust Per The Trust
                                                     Documentation
-----------------------------------------------------------------------------------------------------------------------------------
Liquidation Expense                           46   Expenses Associated With The Liquidation To Be Netted From The Trust Per The
                                                     Trust Documentation
-----------------------------------------------------------------------------------------------------------------------------------
Realized Loss to Trust                        47   Liquidation Balance Less Net Liquidation Proceeds Received
-----------------------------------------------------------------------------------------------------------------------------------
Date of Last Modification                     48   Date Loan Was Modified
-----------------------------------------------------------------------------------------------------------------------------------
Modification Code                             49   See Modification Codes Legend
-----------------------------------------------------------------------------------------------------------------------------------
Modified Note Rate                            50   Note Rate Loan Modified To
-----------------------------------------------------------------------------------------------------------------------------------
Modified Payment Rate                         51   Payment Rate Loan Modified To
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                 52   Preceding Fiscal Year Revenue
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Expenses                53   Preceding Fiscal Year Expenses
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                     54   Preceding Fiscal Year Net Operating Income
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Service Amt.       55   Preceding Fiscal Year Debt Service Amount
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR                    56   Preceding Fiscal Year Debt Service Coverage Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy      57   Preceding Fiscal Year Physical Occupancy
-----------------------------------------------------------------------------------------------------------------------------------
Preceding FY Financial As of Date             58   Preceding Fiscal Year Financial As Of Date
-----------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Revenue                   59   Second Preceding Fiscal Year Revenue
-----------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Expenses                  60   Second Preceding Fiscal Year Expenses
-----------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY NOI                       61   Second Preceding Fiscal Year Net Operating Income
-----------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Debt Service              62   Second Preceding Fiscal Year Debt Service
-----------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY DSCR                      63   Second Preceding Fiscal Year Debt Service Coverage Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Sec Preceding FY Physical Occupancy           64   Second Preceding Fiscal Year Physical Occupancy

----------------------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)        31
----------------------------------------------------------------------------------------------
Liquidation/Prepayment Code                   32
----------------------------------------------------------------------------------------------
Most Recent ASER $                            33
----------------------------------------------------------------------------------------------
Most Recent ASER Date                         34
----------------------------------------------------------------------------------------------
Cumulative ASER $                             35       2   Foreclosure
----------------------------------------------------------------------------------------------
Actual Balance                                36
----------------------------------------------------------------------------------------------
Total P&I Advance Outstanding                 37
----------------------------------------------------------------------------------------------
Total T&I Advance Outstanding                 38
----------------------------------------------------------------------------------------------
Other Expense Advance Outstanding             39
----------------------------------------------------------------------------------------------
Status of Loan                                40
----------------------------------------------------------------------------------------------
In Bankruptcy                                 41
----------------------------------------------------------------------------------------------
Foreclosure Date                              42
----------------------------------------------------------------------------------------------
REO Date                                      43
----------------------------------------------------------------------------------------------
Bankruptcy Date                               44
----------------------------------------------------------------------------------------------
Net Proceeds Received on Liquidation          45
----------------------------------------------------------------------------------------------
Liquidation Expense                           46
----------------------------------------------------------------------------------------------
Realized Loss to Trust                        47
----------------------------------------------------------------------------------------------
Date of Last Modification                     48       8   Resolved
----------------------------------------------------------------------------------------------
Modification Code                             49
----------------------------------------------------------------------------------------------
Modified Note Rate                            50
----------------------------------------------------------------------------------------------
Modified Payment Rate                         51
----------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                 52
----------------------------------------------------------------------------------------------
Preceding Fiscal Year Expenses                53
----------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                     54
----------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Service Amt.       55
----------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR                    56
----------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy      57
----------------------------------------------------------------------------------------------
Preceding FY Financial As of Date             58
----------------------------------------------------------------------------------------------
Second Preceding FY Revenue                   59
----------------------------------------------------------------------------------------------
Second Preceding FY Expenses                  60
----------------------------------------------------------------------------------------------
Second Preceding FY NOI                       61
----------------------------------------------------------------------------------------------
Second Preceding FY Debt Service              62
----------------------------------------------------------------------------------------------
Second Preceding FY DSCR                      63
----------------------------------------------------------------------------------------------
Sec Preceding FY Physical Occupancy           64

-------------------------------------------------------------------------------
Sec Preceding FY Financial As of Date         65        AN         YYYYMMDD
-------------------------------------------------------------------------------
Most Recent Fiscal YTD Revenue                66     Numeric        1000.00
-------------------------------------------------------------------------------
Most Recent Fiscal YTD Expenses               67     Numeric        1000.00
-------------------------------------------------------------------------------
Most Recent Fiscal YTD NOI                    68     Numeric        1000.00
-------------------------------------------------------------------------------
Most Recent Fiscal YTD Debt Service           69     Numeric        1000.00
-------------------------------------------------------------------------------
Most Recent Fiscal YTD DSCR                   70     Numeric         2.55
-------------------------------------------------------------------------------
Most Recent Fiscal YTD Phys. Occ.             71     Numeric         0.85
-------------------------------------------------------------------------------
Most Recent Fiscal YTD Start Date             72        AN         YYYYMMDD
-------------------------------------------------------------------------------
Most Recent Fiscal YTD End Date               73        AN         YYYYMMDD
-------------------------------------------------------------------------------
Most Recent Appraisal Date                    74        AN         YYYYMMDD
-------------------------------------------------------------------------------
Most Recent Appraisal Value                   75     Numeric       100000.00
-------------------------------------------------------------------------------
Workout Strategy Code                         76     Numeric           1
-------------------------------------------------------------------------------
Most Recent Spec Service Transfer Date        77        AN         YYYYMMDD
-------------------------------------------------------------------------------
Most Recent Master Service Return Date        78        AN         YYYYMMDD
-------------------------------------------------------------------------------
Date Asset is Expected to Be Resolved         79        AN         YYYYMMDD
-------------------------------------------------------------------------------
Year Last Renovated                           80        AN           1997
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Sec Preceding FY Financial As of Date         65    Second Preceding Fiscal Year Financial As Of Date
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Revenue                66    Most Recent Fiscal Year To Date Revenue
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Expenses               67    Most Recent Fiscal Year To Date Expenses
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD NOI                    68    Most Recent Fiscal Year To Date Net Operating Income
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Debt Service           69    Most Recent Fiscal Year To Date Debt Service
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD DSCR                   70    Most Recent Fiscal Year To Date Debt Service Coverage Ratio
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Phys. Occ.             71    Most Recent Fiscal Year To Date Physical Occupancy
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Start Date             72    Most Recent Fiscal Year To Date Start Date
-------------------------------------------------------------------------------------------------------------------
Most Recent Fiscal YTD End Date               73    Most Recent Fiscal Year To Date End Date
-------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date                    74    The Date Of The Latest  Available Appraisal For The Property
-------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Value                   75    The Latest  Available Appraisal Value For The Property
-------------------------------------------------------------------------------------------------------------------
Workout Strategy Code                         76    See Workout Strategy Codes Legend
-------------------------------------------------------------------------------------------------------------------
Most Recent Spec Service Transfer Date        77    Date Transferred To The Special Servicer
-------------------------------------------------------------------------------------------------------------------
Most Recent Master Service Return Date        78    Date Returned To The Master Servicer
-------------------------------------------------------------------------------------------------------------------
Date Asset is Expected to Be Resolved         79    Date Asset Is Expected To Be Resolved
-------------------------------------------------------------------------------------------------------------------
Year Last Renovated                           80    Year Property Last Renovated
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Sec Preceding FY Financial As of Date         65
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Revenue                66
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Expenses               67
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD NOI                    68
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Debt Service           69
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD DSCR                   70
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Phys. Occ.             71
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD Start Date             72
----------------------------------------------------------------------------------------------
Most Recent Fiscal YTD End Date               73
----------------------------------------------------------------------------------------------
Most Recent Appraisal Date                    74
----------------------------------------------------------------------------------------------
Most Recent Appraisal Value                   75
----------------------------------------------------------------------------------------------
Workout Strategy Code                         76
----------------------------------------------------------------------------------------------
Most Recent Spec Service Transfer Date        77
----------------------------------------------------------------------------------------------
Most Recent Master Service Return Date        78
----------------------------------------------------------------------------------------------
Date Asset is Expected to Be Resolved         79       7   REO
----------------------------------------------------------------------------------------------
Year Last Renovated                           80
----------------------------------------------------------------------------------------------

                                    EXHIBIT V

                        FORM OF CONFIRMATION CERTIFICATE
              REQUEST BY BENEFICIAL HOLDER OR PROSPECTIVE PURCHASER

                                                [Date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Re: Merrill Lynch Mortgage Investors, Inc., Series 1999-C1

            In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), ORIX Real Estate Capital Markets, LLC, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee"), with respect to the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. _____ The undersigned is a beneficial owner of the Class __ Certificates.

                  (a) The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

                  (b) In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in the paragraph 1(a)), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

            2. _____ The undersigned is contemplating an investment in the Class __ Certificates.

                  (a) The undersigned is requesting the following information for use in evaluating such possible investment:

                        ___ (i) the information identified on the schedule
                  attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement; or

                        ___ (ii) the Distribution Date Statements provided
                  pursuant to Section 4.02 of the Pooling and Servicing Agreement (collectively, the "Information").

                  (b) In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            3. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                  Section 5 of the Securities Act.

            4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [BENEFICIAL HOLDER OF A CERTIFICATE]

                                    By:________________________________

                                    Name:______________________________

                                    Title:_____________________________


                                    [PROSPECTIVE PURCHASER]

                                    By:________________________________

                                    Name:______________________________

                                    Title:_____________________________

                                    EXHIBIT W

                    FORM OF LOST NOTE AFFIDAVIT AND INDEMNITY

STATE OF NW YORK    )
                        : SS.:
COUNTY OF NEW YORK  )

            _______________, ______________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of [Insert Name of Seller] ("______");

            2. that ______ is the owner and holder of a mortgage loan in the original principal amount of $________ secured by a mortgage (the "Mortgage") on the premises known as ___________ __________ located in _________;

            3. (a) that ______, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original Note has been lost, misfiled, misplaced or destroyed due to a clerical error:

               a Note in the original sum of $________ made by ________, to [Name of Payee], under date of ________ (the "Note");

            4. that the note is now owned and held by ______,

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except ______;

            7. upon assignment of the Note by ______ to Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and subsequent assignment by Depositor to Norwest Bank Minnesota, National Association, solely in its capacity of trustee for the benefit of the Holders of Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificate, Series 1999-C1 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by ______ to the Trustee) ______ covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and


                                     W-1-1
all costs, expenses and monetary losses arising as a result of ______'s or the Depositor's failure to deliver said original Note to the Trustee.

                                    [INSERT NAME OF SELLER]


                                    By:_______________________
                                       Authorized Signatory

Sworn to before me this
___ day of ___________.


                                     W-1-2